UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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Autobytel Inc.
(Name of Registrant as Specified In Its Charter)

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Autobytel Inc. 18872 MacArthur Blvd., Suite 200 Irvine, CA 92612 Phone: (949) 225-4500 Fax: (949) 225-4557

April 30, 2010

Dear Fellow Stockholders:

As Autobytel celebrated its fifteenth year of helping the automotive industry drive new and used car sales, we renewed our commitment to providing our dealer and OEM customers with industry-leading lead-generation tools and enhancing our suite of automotive websites to better educate and assist consumers during the car-buying process.  We were the first to introduce online automotive buying, and we intend to continue to re-innovate the automotive Internet.

Maintaining Financial Stability and Flexibility to Capture Opportunities
Throughout 2009, we improved our business fundamentals and built a solid foundation for driving future growth.  The year ended with our dealer count beginning to stabilize and gross margin continuing to improve.

With vehicle sales declining during 2009 by more than 21%, Autobytel’s revenue not surprisingly also declined from the prior year. Our dealer network was impacted by the poor state of the automotive industry for most of the year.

We also faced challenges related to the quality of a portion of our purchased leads, which, in turn, impacted dealer and OEM acceptance of our leads.  With the industry beginning to show signs of recovery, along with initiatives well under way at Autobytel aimed at further improving both our internal and overall lead generation capabilities, we are committed to growing our dealer base, which is a strong determinant of the company’s ability to generate additional lead revenue.

In an important directional shift, we increased the number of leads generated directly from Autobytel’s websites in 2009 by more than nine-fold when comparing the first quarter of 2009 to the first quarter of 2010.  As a result, gross margin increased by nearly 600 basis points in the second half of 2009 to approximately 39 percent in the fourth quarter of 2009.  In the first quarter of 2010, we again increased gross margin to 40 percent, primarily through continued improvements in our internally-generated lead generation capabilities.

Although we made necessary investments in our business during the past year, we still were able to eliminate approximately $13.6 million in annualized operating expenses, adding to savings of $27.6 million that were made in 2008.  We will continue to watch costs carefully in 2010, but also recognize the need to make further investments in our business to grow our marketplace position and continue to improve our margins.

Our balance sheet remains debt free. In March 2010, having received the final $2.7 million payment related to a prior patent litigation settlement, we ended the first quarter with more than $26.0 million in cash and equivalents, equal to $0.58 per share.  I believe that Autobytel’s foresight to maintain a strong cash position, invest strategically when warranted, and reduce spending when return on investment hurdles were not being met, has allowed us to maintain financial flexibility during one of the worst periods in the history of the automotive industry.

Enhancing Our Websites to Drive More Leads
We will continue working to re-invigorate our sites during 2010 and, once again, become the “go to” source both for consumers and for helping auto dealers and manufacturers sell more new and used cars.  Much has changed since Autobytel pioneered online automotive leads 15 years ago, and we are now working toward delivering the best possible online car shopping experience.  With Internet usage at historical highs for car buyers, we have been extremely active in working to ensure that our websites provide clear points of differentiation for consumers.  By aiming to become the most consumer-friendly, robust, credible source for today’s evolving auto shopper, and by increasing search engine optimization and other marketing activities to assist consumers in finding our sites, our objective is for Autobytel to be in a premier position to deliver quality leads that ultimately convert to sales for our auto dealer and OEM customers.

We have been making extensive changes to the autobytel.com site by un-cluttering the home page and making it easier for consumers to interact with relevant content.  Building on existing relationships, we have integrated new content into our properties through agreements with leading automotive information providers such as Kelley Blue Book and Edmunds.  At the same time, we have added functionality that allows consumers to quickly and easily build and price their vehicles online with current factory packages and options.  We launched a vehicle comparison tool and upgraded the new and used vehicle research sections of autobytel.com to improve the user experience.  During 2010, we will be making additional enhancements to bring more car shoppers to our sites.  We are conducting market and consumer research through surveys and focus groups and are using this information to guide our future plans.  Additionally, we are in the early stages of re-establishing our own proprietary editorial voice through car reviews, blogs and industry news.

By the end of the year, we expect to have made significant improvements to all of our websites and to have formally re-launched the new autobytel.com site.  By implementing an innovative consumer approach to our Internet properties, our plan is to further increase internally generated leads and optimize advertising performance for our customers.

Introducing Innovative Products to Help our Customers Sell More Cars
Our recent “15 Years of the Automotive Internet Survey” confirmed that the Internet has been auto dealerships’ highest ROI business-generating tool over the last five years.  In fact, 96 percent of dealers surveyed believe the Internet will play a larger role in their marketing efforts over the next five years, and 95 percent plan to either increase their 2010 marketing spend or hold firm on their 2009 spend, with nearly 70 percent saying they plan to increase their Internet spend this year.

To best meet the needs of our customers and in an effort to provide them with new ways to sell more cars as efficiently as possible, we recently introduced the industry’s first program to help our dealer customers determine whether each lead they receive, regardless of source, is unique.  Now, our dealer customers can remove duplicate leads in real-time, eliminating the time and hassle usually associated with this industry-wide challenge and allowing them to focus on those leads that will produce the greatest results.

Additionally, our new iControl by autobytelsm product was developed after many months of gathering input from dealers about what they need most from their lead programs.  The result is an offering that gives dealers the ability to configure their lead mix to reflect actual market conditions and lot inventory.

We are now working toward introducing additional programs during 2010 that we believe will help solidify and grow our customer base.  As we continue to find new ways to make it easier for dealers and OEMs to sell new and used cars, we are committed to growing our dealer network, which serves as the platform for generating additional revenue.

Looking to the Future
By maintaining a strong cash position and healthy balance sheet, I believe that we have the financial flexibility to further strengthen and expand our customer relationships and capture growth in the new and used car and finance lead categories.  We intend to continue to innovate our brand intelligently, deliver a meaningful automotive website experience based on consumer needs and preferences, and provide new and exciting ways to help our dealer and OEM customers sell more cars.

As we proceed through 2010, the auto industry appears to be in the early stages of recovery, with first quarter 2010 U.S. light vehicle sales up 16 percent compared with the first quarter of 2009.  I continue to believe various segments of the industry are ready for consolidation, and we continue to look for strategic opportunities that we believe may provide significant value for our stockholders.

We are committed to our corporate goals and achieving our ultimate, collective objectives of attaining profitability and enhancing stockholder value.
On behalf of our Board of Directors and employees, I extend our thanks to our stockholders, OEM and dealer customers, partners and consumers for their loyal support.  Together, we are looking forward to a bright future.

Sincerely,

Jeffrey H. Coats
President and Chief Executive Officer

This letter contains forward-looking statements. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry, and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s results, levels of activity, performance or achievement to be materially different from any future results, levels of activity, performance or achievements expressed or implied in or contemplated by the forward-looking statements. Words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “should,” “estimate,” “predict,” “guidance,” “potential,” “continue” or the negative of those terms or other similar expressions, identify forward-looking statements. Our actual results and the timing of events may differ significantly from those discussed in the forward-looking statements as a result of various factors, including but not limited to, those discussed in our annual and quarterly reports filed with the Securities and Exchange Commission under the caption “Risk Factors”. Because of these factors, risks and uncertainties, we caution against placing undue reliance on forward-looking statements. Except to the extent as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this letter.

AUTOBYTEL INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 24, 2010

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“Annual Meeting”) of Autobytel Inc., a Delaware corporation (“Autobytel” or “Company”), will be held at the Hilton Irvine/Orange County Airport, 18800 MacArthur Boulevard, Irvine, California 92612, on Thursday, June 24, 2010, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

1. To elect two Class III Directors;

2. To approve the Autobytel Inc. 2010 Equity Incentive Plan;

3. To ratify the appointment by the Company’s Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2010; and

4.    To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

At the Annual Meeting, the Board of Directors intends to present Michael J. Fuchs and Janet M. Thompson as nominees for election to the Board of Directors.

The Board of Directors has fixed the close of business on April 28, 2010 as the record date for the determination of the holders of common stock entitled to notice of and to vote at the Annual Meeting.`

A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the offices of Autobytel, 18872 MacArthur Boulevard, Suite 200, Irvine, California 92612-1400, and will also be available for examination by any stockholder at the Annual Meeting until its adjournment.

The Company is enclosing a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

PLEASE READ CAREFULLY THE ACCOMPANYING PROXY STATEMENT. AUTOBYTEL INVITES ALL STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY CARD.

By Order of the Board of Directors
Jeffrey H. Coats President and Chief Executive Officer

Irvine, California
April 30, 2010

IMPORTANT

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED TO AUTOBYTEL’S TRANSFER AGENT AT ATTENTION: PROXY SERVICES, C/O COMPUTERSHARE INVESTOR SERVICES, P. O. BOX 43102, PROVIDENCE, RI 02940-5068, TO BE RECEIVED NO LATER THAN JUNE 23, 2010. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO AUTOBYTEL OF FURTHER SOLICITATION, THE COMPANY ASKS YOUR COOPERATION IN MAILING IN YOUR PROXY CARD PROMPTLY.

PROXY STATEMENT

Autobytel Inc.
18872 MacArthur Boulevard, Suite 200
Irvine, California 92612-1400

ANNUAL MEETING
To Be Held on June 24, 2010

THE MEETING

THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF AUTOBYTEL INC., A DELAWARE CORPORATION (“AUTOBYTEL” OR “COMPANY”), FOR USE AT AUTOBYTEL’S 2010 ANNUAL MEETING OF STOCKHOLDERS (“ANNUAL MEETING”) TO BE HELD ON THURSDAY, JUNE 24, 2010 AT 10:00 A.M., PACIFIC DAYLIGHT TIME, AT THE HILTON IRVINE/ORANGE COUNTY AIRPORT, 18800 MACARTHUR BLVD., IRVINE, CALIFORNIA 92612-1400, AND AT ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS.

This Proxy Statement of Autobytel is being mailed on or about May 11, 2010 to each stockholder of record as of the close of business on April 28, 2010.

Record Date and Outstanding Shares

Autobytel’s Board of Directors has fixed the close of business on April 28, 2010 as the record date for the Annual Meeting. Only holders of record of Autobytel’s common stock at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the record date there were 45,163,705 shares of common stock outstanding and entitled to vote.

Quorum and Vote Required

Quorum. The holders of record of a majority in voting power of the shares of stock of the Company issued and outstanding and entitled to be voted on any matter, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof.

Vote Required. Holders of Autobytel common stock are entitled to one vote for each share held as of the record date on all matters to be voted on. The Company’s Bylaws provide that except as otherwise provided in the Company’s Certificate of Incorporation, in the Bylaws, the rules or regulations of any stock exchange applicable to the Company or by applicable law or regulation, all matters will be decided by the vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on the matter. In the election of directors, the Bylaws provide that the persons receiving the greatest number of votes, up to the number of directors then to be elected, will be the persons elected.

Abstentions.  Any abstention will be counted for purposes of determining a quorum, but will have the same effect as a vote AGAINST any proposal considered at the Annual Meeting required to be decided by a vote of a majority in voting power of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will not affect the election of a nominee for election to the Board of Directors as long as the nominee receives at least one vote in favor of the nominee’s election.

Broker Discretionary Voting.  If your shares are held by a broker, your broker will ask you how you want your shares to be voted at the Annual Meeting.  If you give your broker instructions, your broker should vote your shares in accordance with your instructions.  If you do not hold your shares of record in your own name and you do not provide the broker or other person holding your shares of record with voting instructions, the broker may vote your shares in its discretion with respect to Proposal No. 3 (ratification of the appointment of the Company's independent registered public accounting firm) and your shares will be counted for purposes of determining the presence or absence of a quorum.  However, your broker will not have discretionary authority to vote your shares with respect to either Proposal No. 1 (election of directors) or Proposal No. 2 (approval of the Autobytel Inc. 2010 Equity Incentive Plan).  Furthermore, your shares will not be counted in determining the number of votes cast for or against these proposals and for purposes of determining the number of shares present and entitled to vote on these proposals.  Thus, if you do not give instructions to your broker, your shares will not have any effect on the voting outcome of these two proposals.

Expenses of Proxy Solicitation
Officers, directors and regular employees of Autobytel may solicit proxies by regular mail, electronic mail, facsimile transmission or personal calls. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses. In addition, Autobytel may retain MacKenzie Partners, Inc. to act as a proxy solicitor in conjunction with the Annual Meeting. Estimated fees and costs for such proxy solicitation services are $6,500 plus reasonable disbursements.

Autobytel will pay all of the expenses of soliciting proxies to be voted at the Annual Meeting. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. They will be reimbursed for their reasonable out-of-pocket expenses incurred in that regard.

Voting of Proxies

The proxy accompanying this Proxy Statement is solicited on behalf of the Autobytel Board of Directors for use at the Annual Meeting.  Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to Autobytel.  All properly signed proxies that Autobytel receives prior to the vote at the Annual Meeting and that are not revoked will be voted at the Annual Meeting according to the instructions indicated on the proxies or, if no direction is indicated, such proxies will be voted FOR the nominees for Class III Director (Proposal 1), FOR approval of the Autobytel Inc. 2010 Equity Incentive Plan (“Plan”) (Proposal 2), and FOR ratification of the appointment by the Company’s Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2010 (Proposal 3).

Autobytel’s Board of Directors does not know of any matter that is not referred to in this Proxy Statement to be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxies will have discretion to vote on those matters in accordance with their best judgment.

Revocability of Proxy

If you are the holder of record for your shares, you may revoke your proxy at any time before it is exercised at the Annual Meeting by taking any of the following actions:

•	delivering to the Company’s Secretary a revocation of the proxy or a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

Recommendation of the Board of Directors

The Board of Directors of Autobytel recommends that Autobytel stockholders vote FOR the election of Mr. Fuchs and Ms. Thompson as Class III Directors.  The Board of Directors of Autobytel also recommends that Autobytel stockholders vote FOR the approval of the Plan and FOR the ratification of the appointment by the Company’s Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2010.

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 24, 2010: Copies of this Proxy Statement, the form of Proxy and the Company’s Annual Report on Form 10-K are available online at http://www.autobytel.com/proxymaterials

PROPOSAL 1
NOMINATION AND ELECTION OF TWO CLASS III DIRECTORS

Nominees for Class III Directors

Mr. Michael J. Fuchs and Ms. Janet M. Thompson are nominated for election as Class III Directors at the Annual Meeting. The nominees for Class III Directors were nominated by the Board of Directors at the recommendation of the Board of Director’s Corporate Governance and Nominations Committee.

Michael J. Fuchs.  Mr. Fuchs was elected as a director of Autobytel in September 1996 and became Chairman in June 1998. Since May 2001, Mr. Fuchs has been engaged in private investing for his own behalf. From November 2000 to May 2001, Mr. Fuchs was Chief Executive Officer of MyTurn.com, Inc. and was Interim Chief Executive Officer from April 2000 to October 2000.  Mr. Fuchs was a consultant from November 1995 to April 2000.  Mr. Fuchs was Chairman and Chief Executive Officer of Home Box Office, a Division of TimeWarner Entertainment Company, L.P., a leading pay-television company, from October 1984 until November 1995, and Chairman and Chief Executive Officer of Warner Music Group, a Division of Time Warner Inc., from May 1995 to November 1995.  Mr. Fuchs holds a B.A. from Union College and a J.D. from the New York University School of Law. Mr. Fuchs was a significant early investor in the Company. Mr. Fuchs’ experience as an executive officer in various entertainment and media companies and his broad investment and management experience led the Board to conclude that Mr. Fuchs should serve as one of our directors.

Janet M. Thompson. Ms. Thompson has been a director of Autobytel since March 2008. Ms. Thompson has been Executive Vice President of the Diversified Agency Services Division of Omnicom Group, an advertising firm, since November 2007.  Prior to that Ms. Thompson was Vice President, Marketing Nissan and Infiniti Divisions of Nissan North America from July 2004 to September 2007.  From July 1999 to July 2004, Ms. Thompson was Chief Executive Officer and President of The Designory, Inc., a marketing firm owned by the Omnicom Group.  Ms. Thompson held sales or marketing positions at Mazda Motor of America, Toyota Motor Sales, U.S.A. and Chrysler Corporation from 1972 to 1994.  Ms. Thompson received a B.A. in business from Western Michigan University and a M.B.A. from University of Detroit.  Ms. Thompson’s experience as an advertising and marketing executive in the automotive industry led the Board to conclude that Ms. Thompson should serve as one of our directors.

Voting for Class III Directors

The persons named in the enclosed proxy card will vote FOR the election of Michael J. Fuchs and Janet M. Thompson as Class III Directors unless instructed otherwise in the proxy.  Because no other nominees have been properly and timely nominated in accordance with the Company’s Bylaws, Mr. Fuchs and Ms. Thompson will be elected as Class III Directors as long as they receive at least one vote each for election. Holders of common stock are not entitled to cumulate their votes in the election of directors. The Class III Directors will hold office until the 2013 Annual Meeting of Stockholders and until his or her successor is duly qualified and elected.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION

OF MR. FUCHS AND MS. THOMPSON.

Although Mr. Fuchs and Ms. Thompson have consented to serve as directors if elected and the Board of Directors has no reason to believe that either of them will be unable to serve as a director, if he or she withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors.

PROPOSAL 2
APPROVAL OF THE AUTOBYTEL INC. 2010 EQUITY INCENTIVE PLAN

The Board of Directors recommends adoption of the Plan because it believes that equity-based compensation:

•	Links the interests of the Company's employees and other plan participants with the long-term interests of the Company’s stockholders,

•	Supports a pay-for-performance culture within the Company,

•	Fosters employee stock ownership,

•	Focuses the management team on increasing value for the stockholders,

•	Encourages employees to remain in the Company’s employ, and

•	Provides a long-term balance to the Company's overall compensation program.

As of the date of this Proxy Statement, the Company had three unexpired stock option plans with a total of 1,628,723 options available for granting under these plans.  However, 1,072,000 of these options available for grant are inducement options and may only be granted in connection with newly hired employees and newly appointed or elected directors.  This leaves only 556,273 options available for grant to existing employees and directors for incentive and retention purposes.  In addition, as of the date of this Proxy Statement, there were 7,116,341 options outstanding under the Company’s various stock option plans, many of which have exercise prices in excess of the $0.99 closing price of the Company’s Common Stock on the NASDAQ Stock Market on April 28, 2010. The following table reflects various ranges of exercise prices for the Company’s outstanding options as of April 28, 2010 and the percentages of total options outstanding represented by the outstanding options within each range:

Exercise Price Range	Options Outstanding	% of Total Options Outstanding
$0.0 to $2.00	4,345,318	61%
$2.01 to $4.00	1,203,649	17%
Over $4.00	1,566,543	22%
Total Options Outstanding	7,115,510	100%

The Board of Directors considered the potential impacts of the limited number of options available for future grant to current employees and directors and the exercise prices of outstanding options on the Company’s ability to incentivize and retain employees and directors of the Company.  After evaluating the need for a new plan and after consultation with the Company’s independent compensation consultant, on March 31, 2010, the Board of Directors adopted the Plan, conditioned upon the approval of the stockholders at this Annual Meeting.  The following summary of the principal features of the Plan is qualified in its entirety by reference to the full text of the Plan which is attached to this Proxy Statement as Appendix A.

Summary of the Plan

Purpose of the Plan.  The purpose of the Plan is to assist Autobytel and its subsidiaries in attracting and retaining individuals who, serving as employees, directors, officers, consultants and/or advisors, are expected to contribute to its success and to achieve long-term objectives that will benefit its stockholders through the additional incentives inherent in the awards under the Plan.

Shares Available.  The maximum total number of shares of Common Stock that may be issued under the Plan (subject to the adjustment provisions described under “Adjustments upon Changes in Capitalization or Changes in Control” below) is 6,700,000 shares, less one (1) share of Common Stock for every one (1) share of Common Stock that was subject to a stock option or stock appreciation right (“SAR”) granted after December 31, 2009 under Autobytel’s 1996 Stock Incentive Plan, 1998 Stock Option Plan, 1999 Stock Option Plan, 2000 Stock Option Plan, Amended and Restated 2001 Restricted Stock and Option Plan and 2004 Restricted Stock and Option Plan (collectively, the “Prior Plans”) and one and four-tenths (1.4) shares of Common Stock for every one (1) share of Common Stock that was subject to an award other than an option or SAR granted after December 31, 2009 under the Prior Plans.  Any shares of Common Stock that are subject to options or SARs granted under the Plan are counted against this limit as one (1) share of Common Stock for every one (1) share of Common Stock granted. Any shares of Common Stock that are subject to awards other than options or SARs granted under the Plan are counted against this limit as one and four-tenths (1.4) shares of Common Stock for every one (1) share of Common Stock granted.  After the date of the approval of the Plan by the Company’s stockholders, no awards may be granted under the Prior Plans.

If any shares of Common Stock subject to an award under the Plan or, after December 31, 2009 any shares of Common Stock subject to an award under the Prior Plans, are forfeited, expire or are settled for cash, the shares subject to the award may be used again for awards under the Plan to the extent of the forfeiture, expiration or cancellation. The shares of Common Stock will be added back as one (1) share for every share of Common Stock if the shares were subject to options or SARs granted under the Plan or under the Prior Plans and (ii) as one and four-tenths (1.4) shares for every share of Common Stock if the shares were subject to awards other than options or SARs granted under the Plan or under the Prior Plans. The following shares of Common Stock will not be added to the shares authorized for grant as described above: (i) shares tendered by the participant or withheld by the Company in payment of the purchase price of an option, (ii) shares tendered by the participant or withheld by us to satisfy tax withholding with respect to an award, (iii) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise, and (iv) shares reacquired by the Company with the proceeds of the exercise of options.  Shares of Common Stock under awards made in substitution or exchange for awards granted by a company acquired by the Company or a subsidiary, or with which the Company or any subsidiary combine(s), do not reduce the maximum number of shares that may be issued under the Plan.  In addition, if a company acquired by the Company or a subsidiary, or with which the Company or any subsidiary combine(s), has shares remaining available under a plan approved by its stockholders, the available shares (adjusted to reflect the exchange or valuation ratio in the acquisition or combination) may be used for awards under the Plan and will not reduce the maximum number of shares of Common Stock that may be issued under the Plan; provided, however that awards using such available shares may not be made after the date awards or grants could have been made under the pre-existing plan, absent the acquisition or combination, and may only be made to individuals who were not employees of Autobytel or its subsidiaries or directors of Autobytel prior to the acquisition or combination.

The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of incentive stock options is 6,700,000 shares, subject to the adjustment provisions described under “Adjustments Upon Changes in Capitalization or Changes in Control” below.

Eligibility.  Options, SARs, restricted stock awards, restricted stock unit awards and performance awards may be granted under the Plan.  Options may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (“Code”), or nonstatutory stock options.  Awards may be granted under the Plan to any employee or officer of Autobytel or its subsidiaries, non-employee member of the Board of Directors and consultant or advisor (subject to meeting conditions specified in the Plan) who is a natural person and provides services to the Company or a subsidiary, except for incentive stock options which may be granted only to the Company’s employees or employees of a subsidiary.

Awards to be Granted to Certain Individuals and Groups.  As of April 28, 2010, approximately 131 employees and non-employee directors were eligible to participate in the Plan.  The Compensation Committee of the Board of Directors (“Compensation Committee”), in its discretion, selects the persons to whom awards may be granted, determines the type of awards, determines the times at which awards will be made, determines the number of shares subject to each award (or the dollar value of certain performance awards), and determines the other terms and conditions relating to the awards.  For this reason, it is not possible to determine the benefits or amounts that will be received by any particular person in the future.

Limits on Awards to Participants.  The Plan provides that no participant may, in any 12-month period (i) be awarded options or SARs to purchase more than 2,000,000 shares of Common Stock or (ii) may be granted restricted stock awards, restricted stock unit awards, performance awards or other share based awards that are intended to be "performance-based compensation" under Section 162(m) of the Code with respect to more than 1,000,000 shares.  Shares subject to a cancelled award continue to count against the applicable limit. The maximum dollar value that may be paid to any participant for each 12-month period in any performance period with respect to performance-based awards that are intended to comply with the qualified “performance-based compensation” exception under Section 162(m) of the Code and are denominated in cash is $2,500,000. The dollar value of a cancelled award will continue to count against the $2,500,000 limit.

Administration.  The Plan will be administered by the Compensation Committee (or a subcommittee) which must consist of at least two members of the Board of Directors, each of whom must qualify as a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934 (“Securities Exchange Act”), an “outside director” under Section 162(m) of the Code and an “independent director” under the rules of the principal securities exchange on which the Common Stock is traded.  The Compensation Committee has the authority to determine the terms and conditions of awards, interpret and administer the Plan.  The Compensation Committee may (i) delegate to a committee of one or more directors the right to make awards, cancel or suspend awards and otherwise take action on its behalf under the Plan, and (ii) to the extent permitted by law, delegate to an executive officer or a committee of executive officers the right to designate officers (other than those officers subject to Section 16 of the Securities Exchange Act) and employees of the Company or any subsidiary to be recipients of stock options and  determine the number of those stock options to be received by those officers and employees; provided that any resolution of the Compensation Committee must specify the total number of stock options such officer(s) may so award and the Compensation Committee may not authorize an officer to designate himself or herself as a recipient of a stock option.

Stock Options.  The Compensation Committee may grant either non-qualified stock options or incentive stock options.  A stock option entitles the recipient to purchase a specified number of shares of common stock at a fixed price subject to terms and conditions set by the Compensation Committee. The purchase price of shares of Common Stock covered by a stock option cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted.  However, the exercise price of an incentive stock option granted to any person, who at the time of grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any parent or subsidiary of the Company (a “10% Stockholder”), must be at least 110% of the fair market value of the Common Stock on the date of grant.  Fair market value of the Common Stock is generally equal to the closing price for the Common Stock on the principal securities exchange on which the Common Stock is traded on the date the option is granted (or if there was no closing price on that date, on the last preceding date on which a closing price was reported).

The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to incentive stock options granted under the Plan that are exercisable for the first time by a participant during any calendar year (under all of the Plans of the Company or parent or subsidiary) may not exceed $100,000.  Any portion of an incentive stock option that exceeds the $100,000 limitation will be treated as a non-qualified stock option.

The Plan permits payment of the purchase price of stock options to be made by cash or cash equivalents, shares of Common Stock previously acquired by the participant, any other form of consideration approved by the Compensation Committee and permitted by applicable law (including withholding of shares of Common Stock that would otherwise be issued on exercise), or any combination thereof.  Options granted under the Plan must expire no later than seven years from the date of grant; however, incentive stock options granted to a 10%  Stockholder must expire no later than five years from the date of grant.

Stock Appreciation Rights.  The Compensation Committee is authorized to grant SARs in conjunction with a stock option or other award granted under the Plan and to grant SARs separately. The grant price of a SAR may not be less than 100% of the fair market value of a share of Common Stock on the date the SAR is granted.  The term of a SAR may be no more than seven years from the date of grant.

Upon exercise of an SAR, the participant will have the right to receive the excess of the fair market value of the shares covered by the SAR on the date of exercise over the grant price. Payment may be made in cash, shares of Common Stock or other property, or any combination thereof, as the Compensation Committee may determine.  Shares issued upon the exercise of SARs are valued at their fair market value as of the date of exercise.

Restricted Stock Awards.  Restricted stock awards may be issued either alone or in addition to other awards granted under the Plan, and are also available as a form of payment of performance awards and other earned cash-based incentive compensation. The Compensation Committee determines the terms and conditions of restricted stock awards, including the number of shares of Common Stock granted, and any conditions for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services, but may include a performance-based component.  Unless otherwise provided in, and subject to the execution of, the award agreement, the holder of a restricted stock award will have the rights of a stockholder from the date of grant of the award, including the right to vote the shares of Common Stock and the right to receive distributions on the shares.  Except as otherwise provided in the award agreement, any shares or other property (other than cash) distributed with respect to the award will be subject to the same restrictions as the award.

Restricted Stock Unit Awards.  Awards of restricted stock units having a value equal to an identical number of shares of Common Stock may be granted either alone or in addition to other awards granted under the Plan, and are also available as a form of payment of performance awards granted under the Plan and other earned cash-based incentive compensation. The Compensation Committee determines the terms and conditions of restricted stock units.  The holder of a restricted stock unit award will not have voting rights with respect to the award.  Except as otherwise provided in the award agreement, any shares or other property (other than cash) distributed with respect to the award will be subject to the same restrictions as the award.

Other Share-Based Awards.  The Plan also provides for the award of shares of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock or other property (“Other Share-Based Awards”).  These awards may be granted above or in addition to other awards under the Plan.  Other Share-Based Awards may be paid in cash, shares of Common Stock or other property, or a combination thereof, as determined by the Compensation Committee.  The Compensation Committee determines the terms and conditions of Other Share-Based Awards.

Performance Awards.  Performance awards provide participants with the opportunity to receive shares of Common Stock, cash or other property based on performance and other vesting conditions.  Performance awards may be granted from time to time and on such terms and conditions as determined at the discretion of the Compensation Committee. Subject to the share limit and maximum dollar value set forth above, the Compensation Committee has the discretion to determine (i) the number of shares of Common Stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals.  The performance period for performance awards may not be longer than five years.

Performance Criteria.  If the Compensation Committee determines that a restricted stock award, restricted stock unit, performance award or Other Share-Based Award is to be subject to the Section 162(m) provisions of the Plan, then the lapsing of restrictions and the distribution of cash, shares or other property must be subject to the attainment of one or more of the following performance goals established by the Compensation Committee:  net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company's products (including with group purchasing organizations, distributors and  other vendors); lead supply or other supply chain achievements); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios (including those measuring liquidity, activity, profitability or leverage); cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company's equity or debt securities); factoring transactions; sales or licenses of the Company's assets (including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel.  These performance goals also may be based solely by reference to the Company's performance or the performance of a subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Compensation Committee may also exclude under the terms of the performance awards the impact of an event or occurrence which the Compensation Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the Company's operations or not within the reasonable control of our management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Adjustments to Awards Subject to Performance Criteria.  The Compensation Committee may make downward, but not upward, adjustments with respect to any amount payable pursuant to any restricted stock award, restricted stock unit award, performance award or other share-based payment award that is subject to performance criteria.  The Compensation Committee may not waive achievement of performance goals, except in the case of death, disability or a change in control of the Company.

Dividends; Dividend Equivalents.  Awards other than options and SARs may, if determined by the Compensation Committee, provide that the participant will be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock, or other property dividends declared with respect to shares of Common Stock covered by an award.  The Compensation Committee may provide that these amounts will be deemed to have been reinvested in additional shares of Common Stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying award.  Any dividends or dividend equivalents provided with respect to performance awards or restricted stock, restricted stock unit or other stock-based awards that are subject to the attainment of specified performance goals will be subject to the same restrictions and risk of forfeiture as the underlying awards.

No Repricing.  The Plan prohibits option and SAR repricings (other than to reflect stock splits, spin-offs or other corporate events described under “Adjustments upon Changes in Capitalization or Changes in Control” below) unless stockholder approval is obtained. For purposes of the Plan, a “repricing” means a reduction in the exercise price of an option or the grant price of a SAR, the cancellation of an option or SAR in exchange for cash or another award (except in connection with a change in control, or for awards granted in assumption of or in substitution for awards previously granted by a company acquired by us or with which we combine) under the Plan if the exercise price or grant price of the option of SAR is greater than the fair market value of the Common Stock, or any other action with respect to an option or SAR that would be treated as a repricing under the rules of the principal U.S. securities exchange on which the Common Stock is traded.

Nontransferability of Awards.  In general, no award and no shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such award may be exercised during the life of the participant only by the participant or the participant's guardian, members of a committee for incompetent former employees, or similar persons duly authorized by law to administer the estate or assets of former employees.  To the extent and under such terms and conditions as determined by the Compensation Committee and except for incentive stock options, options may be exercised and the shares acquired on exercise may be resold by a participant's family member who has acquired the options from the participant through a gift or a domestic relations order (a "Permitted Assignee").  A "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the participant's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests; provided that such Permitted Assignee will be bound by and subject to all of the terms and conditions of the Plan and the award agreement relating to the transferred award and must execute an agreement satisfactory to the Company evidencing those obligations; and provided further that the participant remains bound by the terms and conditions of the Plan.  Options transferred for value may not be exercised.  A transfer for value does not include: (i) a transfer under a domestic relations order in settlement of marital property rights; or (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by the family members (or the Participant) in exchange for an interest in that entity.  An incentive stock option is not transferable (other than by will or by the laws of descent and distribution) by the participant and is exercisable, during the lifetime of the participant, only by the participant.

Adjustments upon Changes in Capitalization or Changes in Control.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting the Company’s Common Stock or the value thereof, appropriate adjustments to the Plan and awards will be made as the Compensation Committee determines to be equitable and appropriate, including adjustments in the number and class of shares of stock subject to the Plan, the number, class and option or exercise price of shares subject to awards outstanding under the Plan, and the limits on the number of awards that any person may receive.

Under the Plan, award agreements may provide that (i) options and SARs outstanding as of the date of the change in control (as defined in the Plan, attached hereto) will be cancelled and terminated without payment therefor if the fair market value (as defined in the Plan) of one share of the Company’s Common Stock as of the date of the change in control is less than the per share option exercise price or SAR grant price, and (ii) all performance awards will be considered to be earned and payable (either in full or pro rata based on the portion of the performance period completed as of the date of the change in control), and any limitations or other restrictions will lapse and performance awards will be immediately settled or distributed.   In addition, unless otherwise provided in an award agreement, in the event of a change in control of the Company in which the successor company assumes or substitutes for an option, SAR, restricted stock award, restricted stock unit award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the award), if a participant's employment with the successor company (or the Company) or a subsidiary thereof terminates within 24 months following such change in control (or such other period set forth in the award agreement, including prior thereto if applicable) and under the circumstances specified in the award agreement:

•
Options and SARs outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the award

•
agreement), but in no event later than the earlier of (i) the latest date on which the option or SAR would have expired by its original terms or (ii) the date that is seven (7) years after the original date of grant of the option or SAR,

•
 the restrictions, limitations and other conditions applicable to restricted stock and restricted stock units outstanding as of the date of such termination of employment will lapse and the restricted stock and restricted stock units will become free of all restrictions, limitations and conditions and become fully vested, and

•
 the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other awards will lapse, and such other share-based awards or such other awards will become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

Unless otherwise provided in an award agreement, in the event of a change in control of the Company to the extent the successor company does not assume or substitute for an option, SAR, restricted stock award, restricted stock unit award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the award), then immediately prior to the change in control:

•	those options and SARs outstanding as of the date of the change in control that are not assumed or substituted for (or continued) will immediately vest and become fully exercisable,

•
 restrictions, limitations and other conditions applicable to restricted stock and restricted stock units that are not assumed or substituted for (or continued) will lapse and the restricted stock and restricted stock units will become free of all restrictions, limitations and conditions and become fully vested, and

•
the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other awards that are not assumed or substituted for (or continued) will lapse, and such other share-based awards or such other awards will become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

The Compensation Committee, in its discretion, may determine that, upon the occurrence of a change in control of the Company, each option and SAR outstanding will terminate within a specified number of days after notice to the participant, and/or that each participant will receive, with respect to each share subject to such option or SAR, an amount equal to the excess of the fair market value of such share immediately prior to the occurrence of such change in control over the exercise price per share of such option and/or SAR; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Compensation Committee, in its discretion, may determine.

Termination of Employment.  The Compensation Committee will determine and set forth in the award agreement whether any awards will continue to be exercisable, and the terms of exercise, on and after the date the participant ceases to be employed by, or to otherwise provide services to, the Company, whether by reason of death, disability, voluntary or involuntary termination of employment or service, or otherwise.

Amendment and Termination.  The Plan may be amended or terminated by the Board of Directors except that stockholder approval is required for any amendment to the Plan which increases the number of shares of Common Stock available for awards under the Plan (except for adjustments described under “Adjustments Upon Changes of Capitalization or Changes in Control” above), expands the types of awards available under the Plan, changes the class of persons eligible to receive incentive stock options, materially expands the class of persons eligible to participate in the Plan, eliminates the requirements of the Plan with respect to minimum exercise price, minimum grant price and stockholder approval, increases the maximum permissible term of any option or SAR specified in the Plan or increases the limitations described under “Limits on Awards to Participants” above.  No amendment or termination of the Plan may materially impair a participant’s rights under an award previously granted under the Plan without the consent of the participant.

The Plan will expire on the 10th anniversary of the date of its approval by stockholders, except with respect to awards then outstanding, and no further awards may be granted thereafter.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax considerations of awards under the Plan.  However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.  Tax consequences may vary depending on particular circumstances, and the federal income tax laws are subject to change, sometimes with retroactive effect. Participants in the Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

Stock Options.  A participant does not realize ordinary income on the grant of a stock option. Upon exercise of a non-qualified stock option, the participant will realize ordinary income equal to the excess of the fair market value of the shares of Common Stock on the exercise date over the option exercise price paid.  The cost basis of the shares acquired for capital gain purposes on the future sale of the shares is their fair market value at the time of exercise and the holding period of the shares for capital gain purposes begins on the date on which the option is exercised and not the date on which the option was granted.  Upon exercise of an incentive stock option, the excess of the fair market value of the shares of Common Stock acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to an alternative minimum tax for the year of exercise.  If no disposition of the shares is made within two years from the date of granting of the incentive stock option or within one year after the transfer of the shares to the participant, the participant does not realize taxable income for regular income tax purposes as a result of exercising the incentive stock option; the tax basis of the shares received for capital gain purposes is the option exercise price paid; any gain or loss realized on the sale of the shares is long-term capital gain or loss. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will realize ordinary income for regular income tax purposes at that time in an amount equal to the excess of the fair market value of the shares at the time of exercise (or the net proceeds of disposition, if less so long as certain conditions are satisfied) over the option exercise price paid.  Any gain in excess of that amount will be treated as capital gain.  A capital gain will be long-term if the participant's holding period for the shares is more than 12 months.  For capital gain purposes on such a disposition, the tax basis of the shares will be equal to the exercise price paid, plus the amount of ordinary income recognized by the participant as a result of such disposition.  Special rules may apply with respect to certain basis adjustments for purposes of computing a participant's alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Stock Appreciation Rights.  No ordinary income will be realized by a participant in connection with the grant of a SAR.  When the SAR is exercised, the participant will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares of Common Stock or other property received upon the exercise.

Restricted Stock, Performance and Restricted Stock Unit Awards.  The participant will not realize ordinary income on the grant of an unvested restricted stock award (or an unvested performance award if the shares of Common Stock are issued on grant), but will realize ordinary income when the shares subject to the award become vested in an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the purchase price, if any, paid for the shares.  The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year unvested shares are granted an amount equal to the excess of (i) the fair market value of unvested shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares.  If the Section 83(b) election is made, the participant will not realize any additional taxable income when the shares become vested.  However, if the participant subsequently fails to vest in such shares, the participant will not be entitled to a tax deduction for the amount of income previously recognized by the participant as a result of filing the 83(b) election.  The 83(b) election must be filed by the participant with the Internal Revenue Service within 30 days after the date on which the unvested shares are issued to the participant.

The participant will not realize ordinary income on the grant of a restricted stock unit award, (or a performance award under which shares of Common Stock are not issued on grant), but will realize ordinary income when the shares subject to the award are issued to the participant after they become vested.  The amount of ordinary income will be equal to the excess of (i) the fair market value of the shares on the date they are issued over (ii) the purchase price, if any, paid for the award.  Under the federal income tax laws, a participant is not entitled to file an 83(b) election upon the grant of a restricted stock unit.

Upon disposition of shares of Common Stock acquired under a restricted stock award, performance award or restricted stock unit award, the participant will realize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the shares plus any amount realized as ordinary income upon vesting of the shares.  The participant's holding period in shares issued pursuant to a restricted stock unit award begins on the date the shares are actually issued to the participant.  The participant’s holding period for capital gain purposes in shares subject to a restricted stock award will generally begin on the vesting date of the shares.  However, if the participant files a Section 83(b) election with respect to unvested shares subject to a restricted stock award, the participant’s holding period will begin on the date the shares are issued.

Tax Withholding. Any ordinary income that is recognized by an employee on the vesting, exercise or issuance of any award under the Plan or as a result of an 83(b) election filed by the employee is subject to withholding of income and employment taxes.

Company Tax Deduction.  The Company generally will be entitled to a tax deduction in connection with an award under the Plan, subject to the provisions of Section 162(m) of the Code, in an amount equal to the ordinary income realized by a participant and at the time the participant realizes such income (for example, on the exercise of a nonqualified stock option or vesting of a restricted stock award).  However, the Company will not be entitled to a deduction for any income recognized by a participant for alternative minimum taxable income purposes on the exercise of an incentive stock option.  Section 162(m) of the Code may limit the deductibility of compensation paid to the Company's Chief Executive Officer and to each of the next three most highly compensated executive officers other than the Chief Financial Officer. Under Section 162(m), the annual compensation paid to any of these executives will be deductible to the extent that it does not exceed $1,000,000 or if the compensation qualifies as “performance-based compensation” under Section 162(m). Compensation attributable to stock options and SARs under the Plan should qualify as performance-based compensation if (i) the Plan contains a per-employee limitation on the number of shares for which options or stock appreciation rights may be granted during a specified period; (ii) the per-employee limitation is approved by our stockholders; (iii) the options or SARs are granted by the Compensation Committee comprised solely of outside directors (as defined in Section 162(m) of the Code); and (iv) the exercise price of the option or right is not less than the fair market value of the stock on the date of grant.  Compensation attributable to restricted stock awards, restricted stock unit awards and performance awards should qualify as performance-based compensation if (i) the compensation is approved by the Compensation Committee, comprised solely of outside directors, (ii) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, (iii) the Plan contains a per-employee limitation on the number of shares that can be granted during a specified period pursuant to restricted stock awards, restricted stock unit awards and performance awards, (iv) the Plan sets forth the maximum amount of cash that may be paid to any employee pursuant to a performance award during a specified period, (v) the material terms of the performance goal under which the compensation is to be paid must be disclosed to and approved by our stockholders before the compensation is paid and (vi) the Compensation Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied.  Approval by the stockholders of Proposal 2 is intended to constitute approval of the material terms of the performance goals described above for purposes of Section 162(m).  The Plan provides for an annual per employee limitation as required under Section 162(m) and the Compensation Committee is comprised solely of outside directors.  Accordingly, options or SARs granted by the Compensation Committee under the Plan should qualify as performance-based compensation, and the other awards subject to performance goals may also qualify.

Section 409A.  If the settlement of, or issuance of shares with respect to, a restricted stock unit, performance award or other award is deferred following the vesting of such restricted stock unit or award, such unit or award may be subject to Code Section 409A.  Section 409A imposes certain restrictions on the timing and form of payment of deferred compensation.

Accounting for Stock-Based Compensation

The Company accounts for its stock-based payments, including stock options and restricted stock, in accordance with the requirements of U.S. GAAP, including Financial Accounting Standard Board’s ASC Topic 718 “Compensation-Stock Compensation” (“FASB ASC Topic 718”).  The Company recognizes share-based compensation based on the fair value of awards, net of estimated forfeitures on a straight line basis over the requisite service periods, which is generally over the award’s’ respective vesting period, or on an accelerated basis over the estimated performance periods for options with performance conditions. Restricted stock fair value is measured on the grant date based on the quoted market price of Company’s common stock, and the stock option fair value is estimated on the grant date using the Black-Scholes option pricing model based on the underlying common stock closing price as of the date of grant, the expected term, stock price volatility, and risk-free interest rates.

Approval

In order to be approved, the 2010 Equity Incentive Plan requires the affirmative vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on the matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AUTOBYTEL INC. 2010 EQUITY INCENTIVE PLAN.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for 2010. The Audit Committee and the Board recommend that you ratify this appointment.  In line with this recommendation, the Board intends to introduce the following resolution at the Annual Meeting:

“RESOLVED, that the appointment of Ernst & Young LLP as the independent registered public accounting firm for this Company for the year 2010 is ratified.”  A member of Ernst & Young LLP will attend the Annual Meeting to make a statement if the member desires and respond to appropriate questions that may be asked by stockholders.

Stockholder ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise.  Nevertheless, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice and will reconsider whether to retain Ernst & Young LLP if the stockholders fail to ratify the Audit Committee’s selection. In addition, even if the stockholders ratify the selection of Ernst & Young LLP, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3.

BOARD OF DIRECTORS

The current directors of Autobytel are as follows:

Name	Age	Position
Michael J. Fuchs	64	Chairman of the Board and Director
Mark R. Ross	64	Vice Chairman and Director
Jeffrey H. Coats	52	President, Chief Executive Officer and Director
Mark N. Kaplan	80	Director
Jeffrey M. Stibel	36	Director
Janet M. Thompson	60	Director

Michael J. Fuchs.  See Mr. Fuchs’ biographical information included under the section of this Proxy Statement entitled “Proposal No. 1 - Nomination and Election of Two Class III Directors-Nominees for Class III Directors.”

         Mark R. Ross.  Mr. Ross has been a director of Autobytel since August 2001 and Vice Chairman since April 2005.  Mr. Ross was a founding investor and director of Autoweb.com, Inc. from 1996 until its merger with Autobytel in August 2001.  Since May 2009, Mr. Ross has been a Managing and Founding Partner of Diamond Capital Partners, an investment banking firm.  Prior to that, from November 2006, Mr. Ross was a Managing Director of Mosaic Capital LLC, an investment banking firm.  From 1999 until March 2004, Mr. Ross was a Managing Director of Chatsworth Securities, L.L.C., an investment firm.  Since May 1996, Mr. Ross has been Managing Director of Cogito Capital Partners, L.L.C., a merchant bank and financial advisory firm focusing on advising, investing in and raising funds for early stage technology companies.  Since May 1984, Mr. Ross has served as President, Chief Executive Officer and a director of On Word Information, Inc.  He received a Bachelor of Science degree in finance from Lehigh University and studied at the graduate level in education at the University of Massachusetts.  Mr. Ross was a substantial investor in Autoweb.com, Inc. prior to its acquisition by the Company. Mr. Ross’ experience in investment banking  and experience in online marketing services in the automotive industry led the Board to conclude that Mr. Ross should serve as one of our directors.

Jeffrey H. Coats.  Mr. Coats was elected as a director of Autobytel in August 1996 and was appointed as the Company’s President and Chief Executive Officer on December 11, 2008.  Mr. Coats has been a partner of Southgate Alternative Investments, Inc. since November 2007. Mr. Coats has been Executive Chairman of Mikronite Technologies Group Inc. (“Mikronite”), an industrial technology company, since March 2007 and a director thereof since February 2002. Since August 2001, Mr. Coats has also been Managing Director of Maverick Associates LLC, a financial consulting and investment company. From July 1999 to July 2001, Mr. Coats was a Founder and Managing Director of TH Lee Global Internet Managers, L.P., a fund focused on making equity investments in e-commerce and Internet-related companies globally. Mr. Coats remains a limited partner of the fund. Mr. Coats served as Managing Director of GE Equity, Inc., a wholly-owned subsidiary of General Electric Capital Corporation, from April 1996 to July 1999. Mr. Coats holds a B.B.A. in Finance from the University of Georgia and an M.B.A. in International Management from the American Graduate School of International Management. Mr. Coats serves on the Board of Directors of Congoleum Corporation (resilient sheet and tile flooring). Mr. Coats’ experience in venture and private equity, banking, executive management, and capital markets led the Board to conclude that Mr. Coats should serve as one of our directors.

Mark N. Kaplan. Mr. Kaplan was elected as a director of Autobytel in June 1998.  Mr. Kaplan was a member of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1979 through 1998 and currently is of counsel to that firm, Chairman of the Board and Chief Operating Officer of Engelhard Minerals & Chemicals Corporation (mining and chemicals) from 1977 to 1979, and President and Chief Executive Officer of Drexel Burnham Lambert (investment banking) from 1970 to 1977. Mr. Kaplan serves on the Board of Directors of the following companies whose shares are publicly traded: American Biltrite Inc. (adhesive-coated, pressure-sensitive papers and films; tile flooring), Congoleum Corporation, Inc. (resilient sheet and tile flooring), and Volt Information Sciences, Inc. (staffing services and telecommunications and information solutions), and is Chairman of the Audit Committee of Volt Information Services, Inc.  He also is a Trustee of Bard College, the New York Academy of Medicine and the New York Hall of Science, a member and former Chairman of the New York City Audit Committee, a Trustee and Chairman of the Audit Committee of WNET.org (provider of public media in New York City metropolitan area), a director of Grishman Management Co. (commodities management), and a director of The Pattison Group (a conglomerate).  Mr. Kaplan was formerly the Chairman of the Audit Advisory Committee of the Board of Education of The City of New York, Vice-Chairman and Governor of the Board of Directors of The American Stock Exchange, Inc., and a director of Security Industry Automation Corporation,.  Mr. Kaplan holds an A.B. from Columbia College and a J.D. from Columbia Law School. Mr. Kaplan’s experience in securities and corporate laws, mergers and acquisitions, investment banking, and business management, as well as his qualification as an audit committee financial expert, led the Board to conclude that Mr. Kaplan should serve as one of our directors.

Jeffrey M. Stibel. Mr. Stibel has been a director of Autobytel since December 2006.  From August 2005 to September 2009, Mr. Stibel was first President and Chief Executive Officer of Web.com, Inc., a leading provider of online marketing services for small businesses, and then President and a member of the Board of Directors of Web.com Group, Inc., a successor company to Web.com, Inc.  From August 2000 to August 2005, Mr. Stibel held executive positions, including General Manager and Senior Vice President at United Online, Inc., a technology company that owns and operates branded Internet service providers and Web services.  Mr. Stibel serves on the Board of Brown University’s Entrepreneurship Program and Tufts University’s Gordon Center for Leadership.  Mr. Stibel received a Bachelors degree from Tufts University, a Masters degree from Brown University and studied business and brain science at Massachusetts Institute of Technology’s Sloan School of Management and at Brown University, where he was a Brain and Behavior Fellow.  Mr. Stibel’s experience as an executive officer of various online marketing and technology companies led the Board to conclude that Mr. Stibel should serve as one of our directors.

Janet M. Thompson.  See Ms. Thompson’s biographical information included under the section of this Proxy Statement entitled “Proposal No.1-Nomination and Election of Two Class III Directors-Nominees for Class III Directors.”

EXECUTIVE OFFICERS

The current executive officers of Autobytel are as follows:

Name	Age	Position
Jeffrey H. Coats	52	President, Chief Executive Officer and Director
Mark A. Garms	45	Executive Vice President and Chief Operating Officer
Glenn E. Fuller	55	Executive Vice President, Chief Legal and Administrative Officer and Secretary
Stephen D. Lind	40	Executive Vice President, Corporate Development
Curtis E. DeWalt	55	Senior Vice President and Chief Financial Officer

Jeffrey H. Coats.  See Mr. Coats’ biographical information included under the section of this Proxy Statement entitled “Board of Directors.”

Mark A. Garms. Mr. Garms joined Autobytel as Director of Consumer Experience in February 2002, and was promoted to Vice President, Dealer Operations and Strategy in June 2004, Senior Vice President, Dealer Operations in September 2004, Senior Vice President, Dealer Operations and Strategy in July 2005, Senior Vice President and Chief Operating Officer in December 2008, and Executive Vice President and Chief Operating Officer as of January 19, 2009. Prior to joining Autobytel, Mr. Garms was Vice President of Client Services for SourceTrack (software), where he was responsible for client implementation and servicing from 2000 to 2001.  Mr. Garms was with T. Rowe Price Services, the Baltimore based mutual fund company, from October 1988 through December 1999, most recently as a Vice President and Department Manager, assisting in the start up of Customer Operations Centers in Tampa and Colorado Springs. Mr. Garms received a B.A. degree from Ambassador College.

Glenn E. Fuller.  Mr. Fuller joined Autobytel as Vice President, Legal Affairs in October 2006 and was promoted to Senior Vice President, Chief Legal Officer and Secretary in April 2008, Senior Vice President, Chief Legal and Administrative Officer and Secretary in December 2008, and Executive Vice President, Chief Legal and Administrative Officer and Secretary as of January 19, 2009. Prior to joining Autobytel, Mr. Fuller was in private legal practice from August 2002 to October 2006, and from June 1996 to July 2002, served as Senior Vice President, Chief Legal Officer and General Counsel of Freedom Communications, Inc. (newspapers, television stations and other media). From April 1994 to June 1996, Mr. Fuller was of counsel to Gibson, Dunn & Crutcher LLP (law firm) and was associated with that firm from September 1980 to May 1987. Mr. Fuller was a partner in the law firm of Pettis, Tester, Kruse & Krinsky from January 1988 to December 1992 and employed as an attorney at that firm from May 1987 to December 1987 and from January 1993 to June 1993. From July 1993 to January 1994, Mr. Fuller was Executive Vice President and General Counsel of Airline Computerized Ticketing (airline ticketing). Mr. Fuller received a B.A. degree from California State University at Long Beach and his J.D. degree from the University of Southern California.

Stephen D. Lind.  Mr. Lind joined Autobytel as Executive Vice President, Corporate Development on February 1, 2010.  Prior to joining Autobytel, Mr. Lind served as President of Stealing Home Media, Inc., a marketing consulting firm Mr. Lind founded.  From May 2006 to July 2008, Mr. Lind was Vice President of Strategic Accounts of LeadPoint, Inc.  Mr. Lind was previously with Autobytel from August 1998 to May 2006, serving in various capacities until becoming Senior Vice President of Strategic Accounts in 2001, and from June 1997 to August 1998, Mr. Lind was an analyst in the Financial Planning and Analysis Division of Nissan North America.  Mr. Lind received a B.S. degree from Miami University and his MBA from University of Notre Dame's Mendoza School of Business.

Curtis E. DeWalt. Mr. DeWalt joined Autobytel as Vice President, Finance in October 2007, was appointed Vice President and Controller in November 2007, Senior Vice President, Finance and Controller in December 2008 and Senior Vice President and Chief Financial Officer in March 2009.  Prior to joining Autobytel, Mr. DeWalt served as Vice President, Finance and Accounting of Roth Staffing Companies, Inc. from August 2006 to October 2007.  From July 2003 to August 2006, he served as Assistant Vice President, Accounting at Remedy Temp, Inc. From 1990 to 2003, Mr. DeWalt was with a business unit of Saint-Gobain Ceramics & Plastics Inc. serving in various positions, including Controller of the Performance Plastics business unit (formerly Furon) and Director, Finance and Information Systems at Industrial Ceramics-Corhart Refractories Inc. Prior to 1990, he held various financial positions with The Pittston Company’s Brink’s Inc. and Burlington Air Express (BAX Global) subsidiaries.  Mr. DeWalt received a MBA, Finance from Sacred Heart University in Connecticut and a B.S. degree in Business Administration from Bryant University in Rhode Island.

All of the executive officers named in the management table above served as executive officers during 2009 other than Mr. Lind, who was hired and became an executive officer as of February 1, 2010.

All executive officers of Autobytel are chosen by the Board of Directors and serve at its discretion, except that Jeffrey H. Coats has an employment agreement expiring on April 2, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the calculation of beneficial ownership of Autobytel’s common stock as of April 28, 2010, by all persons known by Autobytel to be beneficial owners of more than five percent (5%) of the Common Stock of Autobytel, each director and nominee, each of the Named Executive Officers identified in the section of this Proxy Statement entitled “Executive Compensation-Summary Compensation,” and all directors and executive officers (including the Named Executive Officers) as a group. The “Number of Shares Beneficially Owned” is based on 45,163,705 outstanding shares of Common Stock as of April 28, 2010. Shares of Common Stock are deemed to be outstanding and to be beneficially owned by the person listed below for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person, if that person has the right to acquire beneficial ownership of such shares within 60 days of April 28, 2010, through the exercise of any option, warrant or other right or the conversion of any security, or pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account, or similar arrangement. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all the shares of Autobytel common stock beneficially owned by them subject to community property laws, where applicable. The information with respect to each person specified is as supplied or confirmed by that person, based upon statements filed with the SEC, or based upon the actual knowledge of Autobytel.

	Shares Beneficially Owned
Name of Beneficial Owner:	Number	Percentage
Coghill Capital Management, L.L.C. One North Wacker Drive, Suite 4350, Chicago, IL 60606(1)	8,118,410	18.0%
Morgan Stanley 1585 Broadway, New York, NY 10036(2)	3,897,544	8.6%
Dimensional Fund Advisors LP Palisades West Building One, 6300 Bee Cave Road, Austin, TX 78746(3)	2,654,336	5.9%
Raging Capital Management, LLC 254 Witherspoon Street, Princeton, N.J. 08542(4)	6,766,130	15.0%
Jeffrey H. Coats(5)	1,136,850	2.5%
Curtis E. DeWalt(6)	240,420	*
Michael J. Fuchs(7)	375,952	*
Glenn E. Fuller(8)	236,835	*
Mark A. Garms(9)	514,559	1.1%
Monty A. Houdeshell(10)	475,000	1.0%
Mark N. Kaplan(11)	165,031	*
Mark R. Ross(12)	526,790	1.2%
Jeffrey M. Stibel(13)	60,000	*
Janet M. Thompson(14)	35,000	*
All executive officers, including Named Executive Officers, and directors as a group (12 persons )(15)	3,477,376	7.7%

*	Less than 1%.
(1)
Represents 8,118,410 shares held in the account of CCM Master Qualified Fund, Ltd. managed by Coghill Capital Management, L.L.C. Clint D. Coghill may be deemed to be the beneficial owner of such shares by virtue of his role as managing member of Coghill Capital Management, L.L.C. All the information presented in this Item with respect to this beneficial owner was extracted solely from Amendment No. 5 to Schedule 13G filed with the SEC on February 17, 2010.

(2)
Sole voting power and sole dispositive power with respect to all of such 3,897,544 shares. All the information presented in this Item with respect to this beneficial owner was extracted solely from mendment No. 4 to Schedule 13G filed with the SEC on February 12, 2010.

(3)
Represents 2,654,336 shares held by Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.) (“Dimensional”), an investment adviser that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment adviser or manager, Dimensional possesses investment and/or voting power over the shares that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all shares are owned by the Funds. Dimensional disclaims beneficial ownership of those securities. All the information presented in this Item with respect to such beneficial owners was extracted solely from Amendment No. 3 to Schedule 13G filed with the SEC on February 8, 2010.

(4)
Represents 6,766,130 shares beneficially owned by Raging Capital Management, LLC a Delaware limited liability company and by William C. Martin individually. All the information presented in this Item with respect to this beneficial owner was extracted solely from Amendment No. 1 to Schedule 13G filed with the SEC on June 25, 2009.

(5)	Includes 1,126,500 shares issuable upon exercise of options exercisable within 60 days of April 28, 2010.
(6)	Includes 209,480 shares issuable upon exercise of options exercisable within 60 days of April 28, 2010.
(7)	Includes 135,898 shares issuable upon exercise of options exercisable within 60 days of April 28, 2010.
(8)	Includes 211,835 shares issuable upon exercise of options exercisable within 60 days of April 28, 2010.
(9)	Includes 461,516 shares issuable upon exercise of options exercisable within 60 days of April 28, 2010.
(10)
Includes 125,000 shares held by the M/K Houdeshell Community Property Trust (Mr. Houdeshell and his spouse, as trustees, have shared voting authority over such shares), 100,000 shares held by the Monty Houdeshell Trust and 250,000 shares issuable upon exercise of options exercisable within 60 days of April 28, 2010.

(11)	Includes 151,531 shares issuable upon exercise of options exercisable within 60 days of April 28, 2010.
(12)
Includes an aggregate of 400,382 shares held by On Word Information, Inc., of which Mr. Ross is a director, 14,408 shares jointly owned by Mr. Ross and his spouse and 112,000 shares issuable upon exercise of options exercisable within 60 days of April 28, 2010.

(13)	Includes 40,000 shares issuable upon exercise of options exercisable within 60 days of April 28, 2010.
(14)	Represents 35,000 shares issuable upon exercise of options exercisable within 60 days of April 28, 2010.
(15)	Includes 2,483,760 shares issuable upon exercise of options exercisable within 60 days of April 28, 2010.

CORPORATE GOVERNANCE MATTERS

Board Classes

The Board of Directors is divided into three classes, with each class holding office for staggered three-year terms.  The term of Class I Directors, Jeffrey H. Coats, Mark R. Ross and Jeffrey M. Stibel, expires in 2011, the term of the Class II Director, Mark N. Kaplan, expires in 2012 and the terms of Class III Directors, Michael J. Fuchs and Janet M. Thompson, are expiring at the Annual Meeting.

Committees of the Board of Directors

The Board of Directors has constituted an Audit Committee, a Compensation Committee, and Corporate Governance and Nominations Committee.

Audit Committee.  The Audit Committee was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act.  It met on 10 occasions in 2009 and operates under a charter approved by the Board of Directors.  The Audit Committee’s primary responsibilities are to:

•	oversee Autobytel’s accounting and financial reporting policies, processes, practices and internal controls;

•	appoint, approve the compensation of and oversee the Company’s independent registered public accounting firm;

•	review the quality and objectivity of Autobytel’s independent audit and financial statements; and

•	act as liaison between the Board of Directors and the independent registered public accounting firm.

The Audit Committee currently consists of Mark N. Kaplan (Chairman), Janet M. Thompson and Mark R. Ross.  The Board of Directors has determined that Mr. Kaplan is an “independent director” within the meaning of the listing rules of the NASDAQ Stock Market applicable to the Company (Rules 5605(a)(2) and 5605(c)(2)) and an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of Regulation S-K of the Securities and Exchange Commission (“SEC”).  The identification of Mr. Kaplan as an “audit committee financial expert” does not impose on him any duties, obligations or liabilities that are greater than the duties, obligations and liability imposed on him as a member of the Audit Committee in the absence of this identification.  A copy of the Audit Committee charter is posted and available on the Corporate Governance link of the Investor Relations section of the Company’s Web site, www.autobytel.com. Information on the Company’s Web site is not incorporated by reference in this Proxy Statement.

Compensation Committee. The Compensation Committee, which met on 10 occasions in 2009 and operates under a charter approved by the Board of Directors, is responsible for:

•
determining or recommending to the Board of Directors the compensation of the Chief Executive Officer and each other executive officer or any other officer who reports directly to the Chief Executive Officer based on the performance of each officer;

•	making recommendations to the Board of Directors regarding stock option and purchase plans and other equity compensation arrangements;

•	granting equity awards and approving any delegation of such responsibility under certain circumstances; and

•	preparing reports regarding executive compensation for disclosure in Autobytel’s proxy statements or as otherwise required by applicable laws.

The Compensation Committee currently consists of Janet M. Thompson (Chairperson), Michael J. Fuchs, Mark N. Kaplan and Jeffrey M. Stibel. The Compensation Committee does not have authority to delegate its responsibilities to a subcommittee without approval of the Board of Directors.  The Board of Directors has approved the creation of the Non-Executive Stock Option Committee, a committee of the Board that currently consists of one director, Mr. Coats, the Company’s President and Chief Executive Officer.  The Non-Executive Stock Option Committee has the authority to grant stock options to eligible persons who (i) are employed by the Company or its subsidiaries and are not subject to reporting under Section 16(a) of the Securities Exchange Act or (ii) are consultants or service providers to the Company or its subsidiaries.  The Non-Executive Stock Option Committee may not grant more than 150,000 options in the aggregate in any one fiscal year, and individual grants cannot exceed more than 20,000 options.

A copy of the Compensation Committee charter is posted and available on the Corporate Governance link of the Investor Relations section of the Company’s Web site, www.autobytel.com. Information on the Company’s Web site is not incorporated by reference in this Proxy Statement.

Corporate Governance and Nominations Committee.  The Corporate Governance and Nominations Committee, which met on one occasion in 2009 and operates under a charter approved by the Board of Directors, is responsible for:

•	identifying individuals qualified to become directors and selecting director nominees or recommending nominees to the Board of Directors for nomination;

•	recommending nominees for appointment to committees of the Board of Directors;

•	developing and recommending charters of committees of the Board of Directors; and

•	overseeing the corporate governance of Autobytel and, as deemed necessary or desirable from time to time, developing and recommending corporate governance policies to the Board of Directors.

The Corporate Governance and Nominations Committee currently consists of Michael J. Fuchs (Chairman), Mark N. Kaplan and Mark R. Ross.  A copy of the charter of the Corporate Governance and Nominations Committee is posted and available on the Corporate Governance link of the Investor Relations section of the Company’s Web site, www.autobytel.com.  Information on the Company’s Web site is not incorporated by reference in this Proxy Statement.

 Attendance at Board and Committee Meetings

During the fiscal year ended December 31, 2009, the Board of Directors held a total of 11 meetings.  Each member of the Board of Directors attended 75% or more of the meetings of the board and of the committees of which the director was a member. The Board and its committees typically meet in executive session without management present during regularly scheduled meetings of the Board and the committees.

Attendance at Annual Meeting of Stockholders

 All directors attended the 2009 annual meeting of stockholders. Typically, a Board of Directors meeting is scheduled on the date of any annual meeting of stockholders.  Although the Board has not adopted a formal policy, all directors are expected to attend the annual meeting of stockholders.

Independence

All directors, other than existing director Jeffrey H. Coats, and all committee members satisfy the definition of independent director under the listing standards of the NASDAQ Stock Market.  The current members of the Audit Committee are “independent” under the listing standards of the NASDAQ Stock Market and the SEC rules regarding audit committee membership.

Compensation Committee Interlocks and Insider Participation

Ms. Thompson, Mr. Fuchs, Mr. Kaplan and Mr. Stibel served as the members of the Compensation Committee during the last fiscal year.  None of the Company’s executive officers served as a member of the Compensation Committee or Board of Directors of any other entity that has an executive officer serving as a member of the Company’s Board of Directors or Compensation Committee.

Board Leadership Structure

The Board of Directors does not have a policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee.  The Board of Directors believes that the Company and its stockholders benefit when the Board is free to determine the most appropriate leadership structure in light of the experience, skills and availability of directors and the Chief Executive Officer as well as other circumstances.  Currently, Mr. Fuchs serves as the Chairman of the Board, and Mr. Coats serves as a director and Chief Executive Officer.  The Board of Directors believes this is the most appropriate structure for the Company at this time because it makes the best use of the experience, skills and availability of Mr. Fuchs and Mr. Coats.

Board’s Role in Management of Risk

It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to Autobytel.  The Company’s Board of Directors, including through Board committees comprised solely of independent directors, regularly reviews various areas of significant risk to Autobytel, and advises and directs management on the scope and implementation of policies, strategic initiatives and other actions designed to mitigate various types of risks. Specific examples of risks primarily overseen by the full Board of Directors include competition risks, industry risks, economic risks, liquidity risks, business operations risks and risks related to acquisitions and dispositions.  The Company’s Audit Committee regularly reviews with management and the independent auditors significant financial risk exposures and the processes management has implemented to monitor, control and report these exposures. Specific examples of risks primarily overseen by the Audit Committee include risks related to the preparation of the Company’s financial statements, disclosure controls and procedures, internal controls and procedures required by the Sarbanes-Oxley Act, accounting, financial and auditing risks, treasury risks (insurance, credit and debt), matters reported to the Audit Committee through anonymous reporting procedures, risks posed by significant litigation matters, and compliance with applicable laws and regulations.  The Audit Committee also monitors compliance with the Company’s Code of Conduct and Ethics for Employees, Officers and Directors, evaluates proposed transactions with related persons for compliance with Company policies, contracts, and laws and regulations. The Company’s Compensation Committee reviews and evaluates potential risks related to the attraction and retention of talent and risks related to the design of compensation programs established by the Compensation Committee for Autobytel’s executive officers.

Board Nominee Process

The Corporate Governance and Nominations Committee considers candidates for directors suggested by its members and other directors, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board of Directors should notify Autobytel’s Secretary or any member of the Corporate Governance and Nominations Committee in writing with whatever supporting material the stockholder considers appropriate. The Corporate Governance and Nominations Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of Autobytel’s bylaws relating to stockholder nominations as described in “Future Stockholder Nominations and Proposals” below.

Generally, once the Corporate Governance and Nominations Committee identifies a prospective nominee, the Corporate Governance and Nominations Committee will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination will be based on whatever information is provided to the Corporate Governance and Nominations Committee with the recommendation of the prospective candidate, as well as the Corporate Governance and Nominations Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. Generally, the preliminary determination will be based primarily on the need for additional Board of Directors members to fill vacancies or expand the size of the Board of Directors and the likelihood that the prospective nominee can satisfy evaluation factors determined by the Corporate Governance and Nominations Committee to be appropriate from time to time for that evaluation. If the Corporate Governance and Nominations Committee determines, in consultation with the other members of the Board of Directors, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Corporate Governance and Nominations Committee.

The Corporate Governance and Nominations Committee will then evaluate the prospective nominee against factors it considers appropriate from time to time, which currently include:

•	The ability of the prospective nominee to represent the interests of the stockholders of Autobytel;

•	The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	The prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties; and

•	The extent to which the prospective nominee would contribute to the range of talent, skill and expertise appropriate for the Board of Directors.

The Corporate Governance and Nominations Committee generally intends to nominate current members of the Board of Directors in the year in which their respective term expires so long as they continue to exhibit the qualities described above and are otherwise qualified to serve as members of the Board of Directors.

The Corporate Governance and Nominations Committee may also consider such other relevant factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees.  In connection with this evaluation, the Corporate Governance and Nominations Committee will determine whether to interview the prospective nominee, and if warranted, one or more members of the Corporate Governance and Nominations Committee and others, as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Corporate Governance and Nominations Committee will make a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation and report of the Corporate Governance and Nominations Committee.

The Corporate Governance and Nominations Committee and Board of Directors reviews the qualities of the Board members as a group, including the diversity of the Board’s career experiences, viewpoints, company affiliations, expertise with respect to the various facets of our business operations, and business experiences. The Board did not employ any particular benchmarks with respect to these qualities, but was mindful of achieving an appropriate balance of these qualities with respect to the Board of Directors as a whole.  Moreover, the Board of Directors and Corporate Governance and Nominations Committee considered each nominee’s overall service to the Company during the previous term, each nominee’s personal integrity and willingness to apply sound and independent business judgment with respect to the Company’s matters, as well as the individual experience of each director noted within their biographies above.

Stockholder Communication with the Board of Directors

Stockholders and other parties interested in communicating directly with any director or with the non-management directors as a group may do so by writing to Secretary, Autobytel Inc., 18872 MacArthur Boulevard, Suite 200, Irvine, California 92612-1400. The Company established a process of handling letters received by it addressed to non-management members of the Board of Directors. Under that process, the Secretary reviews all such correspondence and regularly forwards to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that the Secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by Autobytel that is addressed to members of the Board of Directors and request copies of any such correspondence.  Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of Autobytel’s Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to those matters.

Code of Conduct and Ethics

The Board of Directors adopted a Code of Conduct and Ethics for Employees, Officers and Directors (“Code of Ethics”). The Code of Ethics is applicable to the Company’s employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics is posted and available on the Corporate Governance link of the Investor Relations section of the Company’s Web site, www.autobytel.com. The Company intends to post amendments to or waivers from the Code of Ethics (to the extent applicable to the Company’s chief executive officer, principal financial officer or principal accounting officer or directors) at this location on the Company’s Web site. Information on the Company’s Web site is not incorporated by reference in this Proxy Statement.

Review, Approval or Ratification of Transactions with Related Persons

The Company’s Code of Ethics provides specific guidelines regarding conflict of interest situations as well as a process for reporting and approving related party transactions. The Company’s Code of Ethics provides that any director, officer or other employee who may be involved in a related party transaction must immediately report that transaction to the Chairman of the Audit Committee or to the general counsel or that individual’s supervisor, who must report such transaction to the Chairman of the Audit Committee upon becoming advised of that transaction. The Company also reviews these transactions for potential conflict of interest situations.

The Company’s written Code of Ethics defines a related party transaction as follows:

•
any transaction (or series of transactions) in excess of $60,000 involving any director, officer or other employee of the Company since the beginning of the Company’s last fiscal year or currently proposed, in which there is a direct or indirect material interest by a director, director nominee, executive officer, stockholder owning more than 5% of the Company’s voting stock, or immediate family member or live-in partner of any of the foregoing persons;

•
any relationship where a director or director nominee is/was since the beginning of the Company’s last fiscal year an executive officer or greater than 10% equity owner of any business or entity (i) that has made to the Company or received from the Company during the Company’s last fiscal year, or proposes to make or receive during the Company’s current fiscal year, payments for property or services in excess of 5% of the Company’s or the other entity’s consolidated gross revenues for its last full fiscal year, or (ii) to which any director, officer or other employee of the Company was indebted at the end of the Company’s last full fiscal year in excess of 5% of the Company’s consolidated assets at the end of such fiscal year;

•
any relationship where a director or director nominee is/was since the beginning of the Company’s last fiscal year (i) a member of, or of counsel to, a law firm retained by the Company during the Company’s last fiscal year or proposed to be retained during the Company’s current fiscal year, or (ii) a partner or executive officer of any investment banking firm that performed services for the Company during the Company’s last fiscal year or proposes to perform services during the Company’s current fiscal year;

•	any other similar relationship; or

•
indebtedness to the Company in excess of $60,000 since the beginning of the Company’s last fiscal year by a corporation or organization of which a director, director nominee or executive officer of the Company is an executive officer, partner or greater than 10% equity owner, or a trust of which a director, director nominee or executive officer of the Company is a substantial beneficiary or a trustee.

Although the Company’s Code of Ethics provides guidelines regarding conflict of interest situations, it cannot and does not set forth every possible conflict of interest scenario.  Therefore, the Code of Ethics indicates that there is no substitute for sound judgment by directors, officers or other employees in each case based upon the particular facts involved.  The Code of Ethics provides that any director, officer or other employee who may be involved in a situation or activity that might be a conflict of interest or give the appearance of a conflict of interest must immediately report such situation or activity to the Chairman of the Audit Committee or to the general counsel or such person’s supervisor, who must report that situation or activity to the Chairman of the Audit Committee upon becoming advised of such situation or activity.  The Code of Ethics further provides that the Chairman of the Audit Committee then confer with the other members of the Audit Committee and, if appropriate under the circumstances, request that the general counsel issue a written advisory to such person as to whether or not the reported situation or activity is in fact a conflict of interest. If the general counsel would not be the appropriate party to issue such written advisory, outside counsel may be retained to issue such written advisory unless the Audit Committee determines that such written advisory can be issued by the Chairman of the Audit Committee without outside counsel input. The Audit Committee, however, is not responsible for monitoring or enforcing the Company’s conflict of interest policy, but rather each director, officer or other employee is responsible for self-compliance with the Company’s conflict of interest policy. The Audit Committee charter provides that it has the authority to approve or ratify, in its discretion, related party transactions.

On April 3, 2009, the Compensation Committee approved the payment of $70,000 to Maverick Associates, LLC, a Delaware limited liability company, for consulting services rendered to the Company by Jeffrey H. Coats during 2008 in connection with the Company’s evaluation of strategic alternatives and development and implementation of cost reduction initiatives by the Company.  Mr. Coats is the sole member of Maverick Associates, LLC. These consulting services were rendered prior to Mr. Coats being appointed as the Company’s President and Chief Executive Officer in December 2008.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AND
AUDIT COMMITTEE REPORT

Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP (“E&Y”) to serve as the Company’s principal independent registered public accounting firm for the fiscal year ending December 31, 2010. Representatives of E&Y are expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

The Audit Committee had also selected E&Y to serve as the Company’s principal independent public accounting firm for the fiscal years ended December 31, 2009 and 2008.  The reports issued by E&Y on the Company’s financial statements for the fiscal years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

On March 24, 2008, the Company notified McGladrey & Pullen, LLP (“M&P”) that it would not be retained as the independent registered public accounting firm for the Company to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2008.  The decision was made by the Audit Committee after discussion with the Board.  Representatives of M&P are not expected to be present at the Annual Meeting. The report issued by M&P on the Company’s financial statements for the fiscal years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. During the Company’s fiscal years ended December 31, 2007 and 2006, and through March 24, 2008, there were no disagreements with M&P on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to M&P’s satisfaction, would have caused M&P to make reference thereto in its report on the Company’s financial statements for those years.

During the fiscal years ended December 31, 2007 and 2006 and for the period January 1, 2008 through March 24, 2008, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) except for the material weakness disclosed below.  As of December 31, 2006, management identified and reported a material weakness in the Company’s internal control over financial reporting. The identified and reported material weakness is described below.

As of December 31, 2006, the Company did not maintain a sufficient complement of personnel with an appropriate level of accounting knowledge, experience, and training in the application of generally accepted accounting principles commensurate with the Company’s corporate accounting function. Specifically, the Company lacked an adequate number of accounting staff possessing appropriate knowledge, experience and training in the application of U.S. generally accepted accounting principles to support its Accounts Payable and General Accounting departments within the corporate accounting function.  This material weakness resulted in the following as of December 31, 2006:

The Company did not maintain effective controls over its accrued liabilities account. Specifically, the Company’s controls were not adequate to ensure completeness of accrued liabilities relating to fixed assets that were received at the end of December 2006, as well as the accuracy of accrued liabilities related to the recording of prepaid expense transactions at the end of December 2006.  This control deficiency resulted in audit adjustments to accrued liabilities, prepaid expenses and the fixed asset accounts within the Company’s 2006 consolidated financial statements.

To address and remediate this material weakness, during 2007 management performed an assessment of the appropriate supervisory and staffing levels, skill sets and experience of the financial staff and then implemented a complete reorganization of the accounting department, including changing personnel where necessary, adding financial analysis disciplines, addressing process improvements and systems. The result has enhanced the design and operating effectiveness of the Company’s internal controls over financial reporting. Management has concluded that the above measures have effectively remediated the material weakness that was identified as of December 31, 2006.

The Company’s Audit Committee discussed the subject matter of this material weakness with M&P and the Company authorized M&P to respond fully to the inquiries of E&Y.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered by E&Y for the years ended December 31, 2009 and December 31, 2008 were as follows:

	2009	2008
Audit fees	$750,000	$1,214,399
Audit related fees	—	27,381
Tax fees	97,794	—
All other fees	—	—
Total	$847,794	$1,241,780

Audit Fees.  Audit fees consist of professional services rendered in connection with the audits of the Company’s annual consolidated financial statements, the reviews of the Company’s internal accounting and reporting controls under Section 404 of the Sarbanes-Oxley Act, and the reviews of interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Audit Related Fees. Audit related fees were related to professional services rendered in association with the Company’s goodwill impairment analysis in 2008.

Tax Fees.  Tax fees consist of fees incurred for tax compliance, tax advice and tax planning.  These services include assistance regarding federal and state tax compliance and assistance with the Code Section 382 ownership change study.

All Other Fees.  There were no other fees incurred by E&Y for other professional services.

The Audit Committee has determined that the services rendered above are compatible with maintaining E&Y’s audit independence.

Pre-Approval Policy For Services

Under its charter, the Audit Committee is required to pre-approve all audit (including the annual audit engagement letter with the independent registered public accounting firm) and permitted non-audit services (including the fees and terms thereof) provided to the Company by the Company’s independent registered public accounting firm, subject to the de minimis exception for non-audit services as described in the Securities Exchange Act.  The Audit Committee consults with management with respect to pre-approval, including whether the provision of permitted non-audit services is compatible with maintaining the registered public accounting firm’s independence, and may not delegate these responsibilities to management.  The Audit Committee may delegate to any member or members of the Audit Committee the power to grant any pre-approval, provided that the pre-approval is reported to the Audit Committee at the next scheduled Audit Committee meeting.

Each member of the Audit Committee has the authority to approve fees for services by E&Y of up to $50,000.  Any approved fees may be exceeded by no more than 20% without seeking further approval even if the total amount of those fees, including the excess, exceeds $50,000.  This authority is delegated first to Mr. Kaplan, then to Mr. Ross and then to Ms. Thompson. Any approval by a member of the Audit Committee is required to be reported to the Audit Committee at the next regularly scheduled meeting of the Audit Committee.  All fees for services by E&Y during 2009 and 2008, respectively, were approved by the Audit Committee.

From time to time, the Audit Committee pre-approves fees and services up to a maximum amount for future services relating to recurring tax matters and securities filings.

Audit Committee Report

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to those rules and regulations, this Audit Committee Report is not to be deemed “soliciting materials,” or “filed” with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act.  This Audit Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Securities Exchange Act except to the extent that Autobytel specifically incorporates this information by reference.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2009 with the management of the Company. The Audit Committee has discussed with E&Y the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from E&Y required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with E&Y the independent accountant’s independence.

Based on the Audit Committee’s discussion with management and E&Y and review of the representation of management and the report of E&Y to the Audit Committee, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not employed by Autobytel for accounting, financial management or internal control purposes. Members of the Audit Committee relied, without independent verification, on the information provided to them and on the representations made by management and the independent auditors.  Accordingly, the Audit Committee’s oversight does not provide any basis, other than the review and discussions with management and the independent auditors referred to above, to determine that management has maintained appropriate accounting and financial reporting principles and policies or internal controls over financial reporting and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Autobytel’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States or that Autobytel’s auditors are in fact “independent.”

The Audit Committee

Mark N. Kaplan Mark R. Ross Janet M. Thompson

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General Compensation Philosophy and Objectives.  The role of the Compensation Committee is to set the salaries and other compensation of the executive officers (including the executive officers named in the 2009 Summary Compensation table included in this Proxy Statement) and any other officer who reports to the Chief Executive Officer, and to make grants under, and to administer, the stock option, restricted stock and other employee purchase and annual incentive compensation plans.

The Company’s compensation philosophy for executive officers is to relate compensation to corporate performance and efforts to increase stockholder value, while providing a total compensation opportunity that is competitive and enables the Company to attract, motivate, reward and retain key executives and employees.  Accordingly, each executive officer’s compensation package is typically comprised of the following three elements:

•
base salary that is designed primarily to reflect individual responsibilities and be competitive with base salary levels at technology companies that are of comparable size to the Company and with which the Company competes for executive personnel;

•	annual variable performance awards, such as bonuses, payable in cash and tied to the achievement of performance goals, financial or otherwise; and

•
long-term stock-based incentive awards, which strengthen the mutuality of interests between the executive officers and the Company’s stockholders and retain them through a continued service requirement.

Additionally, the Company’s executive officers may also be entitled to severance payments in the event of termination of employment and other benefits and perquisites, which are discussed below.

Compensation decisions are designed to promote the Company’s business objectives and strategy and enable the Company to attract, retain and motivate qualified executive officers who are able to contribute to the Company’s long-term success. Among the factors considered by the Company in determining executive officer compensation are the ability to recruit individuals with the necessary talents and the need to retain and motivate the Company’s executive officers. The Company considers the competitive market for executives in setting each element of compensation indicated above. However, the Company does not attempt to set each compensation element for each executive within a particular range related to levels provided by comparable companies. Rather, the Company uses market comparisons as one factor in making compensation decisions. The Company also considers other factors in making individual executive compensation decisions, including individual contribution and performance, management skills, internal pay equity, the undertaking of new roles and responsibilities, importance of the executive’s role and responsibilities to the Company’s future success and the executive’s experience, including prior work experience, length of service to the Company, leadership and growth potential.

Under the Company’s compensation structure, the mix of base annual salary, annual variable performance awards and long-term stock-based incentive awards varies depending upon level of responsibility and experience. In allocating compensation among these elements, the Company believes that the compensation of members of senior management, who have the greatest ability to influence the Company’s performance, should have a greater proportion of their compensation based on company performance than lower levels of management. There is, however, no pre-established policy for the allocation between either cash and non-cash or short-term and long-term compensation. The mix of compensation determined by the Company is between base salary compensation and bonus compensation. Long term equity incentive compensation is determined separately and may not be awarded every year.

For 2009, the Company determined the compensation of the Company’s named executive officers (as identified below under the section of this Proxy Statement entitled “Summary Compensation”) in accordance with the compensation description above. These decisions were made in the context of the strategic initiatives that the Company continued to implement, including a shift from transitioning the Company’s business toward a media centric business model to refocusing on the Company’s core automotive leads business, and the Company’s evaluation of strategic alternatives, including the possible sale of the Company, and cost reduction initiatives. In light of this dynamic business environment, 2009 compensation decisions and design emphasized the need to recruit, retain and motivate senior management. Compensation decisions made in 2010 are also discussed below.

Base Annual Salary.  The objective of base salary is to secure the services of the Company’s executive officers and reflect job responsibilities, individual performance, market competitiveness, the value of such services to the Company’s business and the size of the Company’s business. Salaries for executive officers are generally determined on an individual basis by evaluating each executive’s scope of responsibility, performance, prior experience and salary history, as well as, competitive market information. The Compensation Committee also considers the recommendations of the Chief Executive Officer (except in the case of the Chief Executive Officer’s own compensation). The Chief Executive Officer is not present during any voting or deliberations by the Compensation Committee with respect to the Chief Executive Officer’s compensation.

The base annual salary of the other current executive officers constituting named executive officers for the year ended 2009 was determined by the Compensation Committee, in part, based on the input from the Chief Executive Officer.  The Chief Executive Officer’s recommended base salaries for Mr. Mark Garms, Mr. Glenn Fuller, and Mr. Curtis DeWalt (the Company’s current executive officers constituting named executive officers for the year ended 2009) were determined after reviewing proprietary survey data provided by the Compensation Committee’s independent compensation consultant and subsequently approved by the Compensation Committee.

The 2009 base annual salary for Mr. Coats, the Company’s President and Chief Executive Officer, who was hired in December 2008, was determined by the Compensation Committee based upon the base annual salary paid to the Company’s most recent former President and Chief Executive Officer and after a January 2009 review of Chief Executive Officer compensation in two peer groups.  The first peer group consisted of fourteen U.S. based, publicly traded, consumer-focused technology companies with market capitalization less than $90 million.  The second peer group was of ten publicly traded U.S. companies with market cap below $120 million and one-year shareholder return below minus 25% that had hired a new Chief Executive Officer in the last two years.  This second group was used to determine the range of cash and equity compensation provided to a new-hire Chief Executive Officer in a company going through a business transaction. The fourteen companies in the first peer group were:  Broadvision, Chordiant Software, Easylink Services, I-Many, Imergent, InsWeb Corp., Kana Software, Liveperson, Local.com, Looksmart, Soundbite Communication, Spark Networks, Thestreet.com and Zix. The ten companies in the newly-hired CEO peer group were:  CalAmp, Concurrent, Conexant, iGo, Lantronix, Openwave, Quepasa, Rackable Systems, Sourceforge and Trident Microsystems.

The base annual salary of Monty Houdeshell, the Company’s former Chief Financial Officer, was determined by the Compensation Committee for the year ended 2009 based, in part, on information provided by the Company’s Chief Executive Officer obtained from third party sources. Mr. Houdeshell’s employment with the Company was terminated effective as of February 28, 2009. The base annual salary of Richard Szatkowski, the Company’s former Senior Vice President, Advertising and Business Development, for the year ended 2009 was determined by the Compensation Committee based on the advice of the Chief Executive Officer.  Mr. Szatkowski resigned his employment with the Company effective as of November 13, 2009.

Annual Non-Equity Incentive Compensation, Retention and Discretionary Awards.  The Company’s compensation structure provides for the opportunity for executive officers to be awarded annual cash incentive compensation pursuant to annual incentive compensation plans established each year (“Annual Incentive Compensation Plans”).  Annual Incentive Compensation Plans are generally performance based but are not contractual, and all awards are ultimately made at the sole discretion of the Compensation Committee.  The objective of the annual incentive compensation awards under these plans is to enhance retention and motivate individuals to achieve specific goals established by the Compensation Committee.  These goals may consist of either or both (i) individual goals that are intended to advance the Company’s business and create long-term stockholder value and (ii) Company-wide performance goals.  The Compensation Committee from time to time also considers various other discretionary, retention or incentive compensation alternatives for the Company’s executive officers.

The annual incentive compensation award process for executive officers involves (i) setting Company-wide performance goals for the year, (ii) setting individual performance goals, if the Compensation Committee elects to allocate any percentage of the target annual incentive compensation award opportunity to individual performance goals for the particular year; (iii) setting target annual incentive compensation award opportunities for each individual and the allocation of the target annual incentive compensation award opportunity between Company-wide performance goals and individual performance goals (if any); (iv) measuring actual Company-wide and individual performance against Company-wide and individual goals; and (v) considering unique or unforeseen circumstances or events and other performance considerations affecting Company-wide and individual performance during the year.

Typically, the Compensation Committee, with the participation of the Chief Executive Officer, sets compensation performance goals for the Company for the year.  Generally, 70% or more of the target annual incentive compensation award opportunity for executive officers has been based upon the attainment of Company-wide performance goals, which reflects the Company’s belief that executive officers are accountable for the Company’s overall operating performance.  The Company believes that this is an appropriate and reasonable allocation that aligns the annual incentive compensation for executive officers with Company-wide performance.

If the Compensation Committee elects to allocate any portion of executive officers’ target annual incentive compensation award opportunity to individual performance goals, the Compensation Committee sets the individual performance goals for the Chief Executive Officer, and the Chief Executive Officer, after consultation with the Compensation Committee, sets the individual performance goals for the other executive officers. Generally, 30% or less of the bonus for each executive officer has been based upon individual performance goals to make executive officers accountable for achieving business objectives.  The Company believes this is an appropriate and reasonable allocation that aligns the annual incentive compensation of executive officers with individual performance.  The individual performance goals are based on and reflect each individual’s responsibilities and, to the extent applicable, contribution to revenue, and may at times include such factors as leadership, team work, growth initiatives and other activities that are considered important to contributing to the long-term performance of the Company.

The Compensation Committee establishes a target annual incentive compensation award opportunity for each executive officer based on a percentage of base salary. The target annual incentive compensation award opportunity percentages range between 55% and 70% of base salary for named executive officers, other than the Chief Executive Officer, and 80% of base salary for the Chief Executive Officer. The target award opportunities for the named executive officers were established by the Compensation Committee after reviewing survey data provided by the Company’s independent compensation consultant, and, in the case of named executive officers other than the Chief Executive Officer, input from the Chief Executive Officer. The Company believes this is a meaningful incentive to achieve the bonus plan goals and an appropriate and reasonable allocation to performance-based annual cash incentive compensation to motivate executive officers.

For Company-wide goals, the Compensation Committee may adopt a formula that establishes a payout range based on the level of performance attained.  If adopted by the Compensation Committee for a particular plan year, the formula determines the percentage of the target annual incentive compensation award opportunity allocated to Company-wide performance goals to be paid, based on a percentage of goal achievement, with a minimum below which no payment is made and a maximum beyond which no additional bonus is paid.  In determining the extent to which the Company-wide performance goals are met for a given period, the Compensation Committee exercises its judgment whether to reflect or exclude specific circumstances that the Company experienced during the year as well as the impact of unusual or infrequently occurring events or other particular circumstances affecting the Company’s business, changes in accounting principles, acquisitions, dispositions, impairment of assets, restructuring charges and litigation costs and successes, and may also consider the relative risks in achieving the goals reflected in the Company’s annual operating plan.

Generally, after the end of each fiscal year, the Compensation Committee reviews the Company’s actual performance against the previously established Company-wide performance goals.  The Compensation Committee also evaluates the performance of the Chief Executive Officer against the individual goals set for the Chief Executive Officer, if individual goals were established for the Chief Executive Officer for the year. In addition, based upon the recommendation of the Chief Executive Officer (for executive officers other than himself), the Compensation Committee evaluates performance against the individual goals set for the other executive officers, if individual goals were established for other executive officers for such year.  The Compensation Committee typically uses discretion in awarding annual incentive compensation. If an executive officer performs at a higher level than expected, the executive officer may be rewarded with a higher level of annual incentive compensation than originally targeted.  Similarly, if performance is below expectations, the executive officer’s annual incentive compensation award may be lower than target or there may be no annual incentive compensation awarded.  This process allows decisions regarding annual incentive compensation to take into account each executive officer’s personal performance and contribution during the year.

The target annual incentive compensation award opportunities under the Company’s 2009 Annual Incentive Compensation Plan for the 2009 named executive officers were set by the Compensation Committee as percentages of their respective base annual salaries.  The target annual incentive compensation award opportunities for Messrs. Coats, Garms, Fuller, DeWalt, Houdeshell and Szatkowski were 80%, 70%, 70%, 55%, 60% and 55%, respectively.  These target annual incentive compensation award opportunities were allocated 100% to Company-wide performance goals, and within the Company-wide performance goals, between the following two components, each weighted at fifty percent: (i) Company-wide financial performance (“2009 Financial Performance Component”) compared to the Company’s 2009 operating plan (“2009 Operating Plan”); although there is no set formula for how bonus amounts change with plan achievement; and (ii) the Compensation Committee’s subjective assessment of the Company’s operational performance and events during 2009 (“2009 Operating Performance Component”).

In determining incentive compensation award payouts under the 2009 Annual Incentive Compensation Plan, as to the 2009 Financial Performance Component, the Compensation Committee considered the following: (i) the Company’s net loss for the year was less than planned by approximately 30%; (ii) the Company’s cash balance exceeded the cash balance included in the 2009 Operating Plan by approximately 5%; (iii) the Company’s operating expenditures were less than the expenditures included in the 2009 Operating Plan by approximately 8%; (iv) the Company’s recovery of  significantly all of the escrowed funds relating to the 2008 sale of the Company’s AVV business; and (v) the Company recognized over $700,000 in deferred advertising revenue. However, the Compensation Committee also considered that (i) the Company’s revenues for 2009 were below the 2009 Operating Plan by approximately 11%; and (ii) gross margins fell below those set forth in the 2009 Operating Plan by approximately 113 basis points.  As to the 2009 Operating Performance Component, the Compensation Committee considered the following: (i) leads originating from Company-owned websites increased by approximately 23% over plan; (ii) the addition of two new lead relationships with OEM’s; (iii) increased page views on the Company’s websites by approximately 20%; (iv) settlements of all patent litigation; (v) licensing of the Company’s patent in exchange for valuable content for the Company’s websites; (vi) improvements in dealer products; (vii) stabilization of the business with lower headcount and operating expenses; (viii) initiatives to evaluate international licenses; and (ix) strategic planning and evaluations.  However, the Compensation Committee also considered that the Company’s dealer base had decreased during the year.

Based on its evaluation of the Company-wide performance for 2009, the Compensation Committee determined that there would be a 70% award under the 2009 Financial Performance Component, primarily as a result of the Company exceeding the net income and cash items included in the 2009 Annual Incentive Compensation Plan during a recessionary environment, and a 90% award under the 2009 Operating Performance Component, primarily due to the Company’s restructuring and positioning for growth.  These allocations resulted in an 80% total award under the 2009 Annual Incentive Compensation Plan. Awards to the named executive officers under the 2009 Annual Incentive Compensation Plan were $268,800, $151,200, $142,800 and $110,000 to Messrs. Coats, Garms, Fuller, and DeWalt, respectively.

Neither Mr. Houdeshell nor Mr. Szatkowski received awards under the 2009 Annual Incentive Compensation Plan because the conditions in Mr. Houdeshell’s employment agreement for payment of a pro-rated bonus for the period of his employment in 2009 had not been satisfied, and in the case of Mr. Szatkowski, he was not employed by the Company at December 31, 2009 and was not entitled to any post termination bonus by reason of his voluntary resignation.

In addition to awards under the 2009 Annual Incentive Compensation Plan, the Compensation Committee also considered the need to make discretionary cash awards recognize individual performance by certain named executive officers in implementing the Company’s 2009 Operating Plan and to provide a level of retention for these named executive officers. As a result of this evaluation by the Compensation Committee, the Compensation Committee made individual performance and retention awards in the amount of $67,200, $12,000, and $27,500 to Messrs. Coats, Fuller and DeWalt, respectively. These individual performance and retention awards were paid in January 2010 at the time of payment of awards under the 2009 Annual Incentive Compensation Plan.  The Compensation Committee determined these discretionary awards to Messrs. Coats, Fuller and DeWalt based upon its evaluation of the Company’s overall performance during 2009 despite the difficult economic and automotive industry environment and individual performances by Messrs. Coats, Fuller and DeWalt in managing the Company through this difficult period. In determining the amount of these discretionary awards, the Compensation Committee evaluated the awards Messrs. Coats, Fuller and DeWalt would have received under the 2009 Annual Incentive Compensation Plan had there been a 100% award payout under the 2009 Annual Incentive Compensation Plan and decided that the discretionary awards to Messrs. Coats and DeWalt would not exceed the awards that would have been made to Messrs. Coats and DeWalt had there been a 100% award payout under the 2009 Annual Incentive Compensation Plan. The Compensation Committee determined that the discretionary awards to Messrs. Coats, Fuller and DeWalt would equal the difference between the 80% award payout under 2009 Annual Incentive Compensation Plan and an assumed 100%, 90% and 100%, respectively, payout under the 2009 Annual Incentive Compensation Plan. The discretionary awards to Messrs. Fuller and DeWalt were determined by the Compensation Committee based recommendations made by the Chief Executive Officer.

Changes in the structure of the 2010 Annual Incentive Compensation Plan compared to the 2009 Annual Incentive Compensation Plan are not anticipated to be significant, but the Committee has not yet determined the details of the 2010 Incentive Compensation Plan. For 2010, the Compensation Committee has determined that the target incentive compensation award opportunities for executive officers will be set as percentages of their respective base annual salaries.  The target incentive award opportunities for Messrs. Coats, Garms, Fuller and DeWalt for 2010 are 80%, 70%, 70% and 55%, respectively, which are the same target incentive opportunities for 2009. The Compensation Committee is considering an allocation of these target annual incentive compensation award opportunities for executive officers of 66% to Company-wide performance goals and 33% to a combination of individual goals and discretionary awards. As of the date of this Proxy Statement, the Compensation Committee has not determined the Company-wide performance goals, the allocation between components of Company-wide performance goals for the 2010 Annual Incentive Compensation Plan, nor the individual goals.  The Compensation Committee is evaluating an allocation between the following two components of Company-wide performance, each weighted at 33% percent: (i) Company-wide revenue performance, and (ii) Company-wide operating profit performance.

The Compensation Committee elected to pay Mr. Coats a $30,000 non-refundable, non-reimbursable signing bonus in 2009 in connection with entering into his amended employment agreement to express the Company’s appreciation for Mr. Coats’ entering into an a definitive agreement to remain as the Company’s Chief Executive Officer for up to three years. However, the Compensation Committee was not prepared to increase Mr. Coats’ cash compensation by reason of this signing bonus and elected to reduce Mr. Coats’ $420,000 base annual salary for a period of approximately eight months so that the aggregate amount of the reduction equaled the amount of the signing bonus.

  Long-Term Equity Incentive Awards.  The Company believes that equity-based compensation in the form of stock options or restricted stock link the interests of executive officers with the long-term interests of the Company’s stockholders, support a pay-for-performance culture, foster employee stock ownership, focuses the management team on increasing value for the stockholders, and encourages executive officers to remain in the Company’s employ.  In addition, stock options and restricted stock help to provide a long-term balance to the overall compensation program.  While cash bonus payments are focused on short-term performance, the multi-year vesting schedule of stock options and the forfeiture restrictions on restricted stock create incentive for increases in stockholder value over a longer term.  In 2009, only options were granted to named executive officers because they were viewed as more performance based; however, restricted stock has been granted in the past.

The Company views stock options as performance based because they require the stock price to increase in order for the recipient to realize value from the stock options.  The vesting period also encourages executive retention and the preservation and enhancement of stockholder value.  Restricted stock that is subject to forfeiture in the event an executive officer leaves the Company prior to the lapse of the forfeiture restrictions provide similar retention and long-term motivational effects.  The Company views restricted shares as primarily employment retention incentives because they are valuable as long as Autobytel’s common stock has value.

The level of long-term incentive compensation is determined based on an evaluation of competitive factors, the position and level of responsibility of each executive officer, the Company’s belief that stock options should be a significant part of the total mix of executive officer compensation and the goals of the compensation objectives described above.  The long-term incentive compensation grant practice has been to provide stock options with exercise prices of not less than fair market value of the Company’s stock on the date of grant.  Depending on the circumstances, in establishing grant levels, the Company may consider the equity ownership levels of the recipients, exercise prices of existing grants or prior grants that are fully vested. The Company does not have a policy requiring executive officers or directors to hold shares acquired following option exercise or restricted stock vesting for any additional length of time, unless the share is specifically subject to a resale restriction, as in the case of the Chief Executive Officer’s 2009 option award.  There are also no ownership guidelines for executives or directors, as it is not viewed as competitive for a public company Autobytel’s size.

Stock options typically have been granted to executive officers when the executive first joins the Company and upon promotions to more senior executive positions.  At the discretion of the Compensation Committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with the Company and to strive to increase the value of the Company’s Common Stock.  The number of shares subject to each stock option granted is within the discretion of the Compensation Committee and is based on anticipated future contribution and ability to impact the Company’s results, past performance or consistency within the officer’s internal pay level.  The Compensation Committee considers these factors, as well as applicable contractual requirements, the value of long-term incentive grants, share usage tax impact, leverage and stockholder dilution.  Option grants prior to 2010 typically had a term of ten years; however, beginning in 2010 new option grants are expected to have a term of seven years (the Plan, if approved by stockholders, will require that options expire no later than seven years from the date of grant).  Stock options generally vest and become exercisable over a three-year period.

The Compensation Committee approves all stock options, subject to limited delegation to the Non-Executive Stock Option Committee, which consists of the Company’s Chief Executive Officer, for stock option grants to non-executive officers.  Generally, option grants to new hires who are executive officers are approved prior to the date of hire and granted on the date of hire.

The terms and conditions of the options granted to named executive officers in 2009 are described below in the section of this Proxy Statement entitled “Employment Agreements.”

As described in more detail above under the section entitled “Base Annual Salary,” the compensation terms of the employment agreement with Mr. Coats were determined by the Compensation Committee in connection with his December 2008 hire as an employee and in connection with his April 2009 amended employment agreement.  This included consultation with the Compensation Committee’s independent compensation consultant (discussed in the section entitled “Compensation Consultants” below).  Based on its survey of the two peer groups, the Compensation Committee’s independent compensation consultant recommended the granting of 1,000,000 options to Mr. Coats, which was the median hiring award for new hire chief executive officers at the new hire CEO peer companies (the “second peer group”) measured as a percentage of shares outstanding and was also consistent with Autobytel’s hiring award for its former chief executive officer.  The grant date fair value of the hiring award was well below the median of the new hire CEO peer group companies.  Based on this recommendation, the Compensation Committee approved the granting of 1,000,000 options to Mr. Coats on April 3, 2009 at an exercise price of $0.35 per option, which was higher than the closing price of the Company’s common stock on the NASDAQ Global Market on the grant date. Mr. Coats had requested that his option exercise price be aligned with most recent stock option grants made to the other named executive officers, so the Compensation Committee set the higher $0.35 exercise price at the exercise price for options granted on March 3, 2009 to other named executive officers.

Stock option grants to Messrs. Garms, Fuller and DeWalt on March 3, 2009 were determined by the Compensation Committee. After considering the Chief Executive Officer’s recommendation, the Compensation Committee approved the grant of 125,000, 87,500 and 100,000 options to Mr. Garms, Mr. Fuller and Mr. DeWalt, respectively, at an exercise price of $0.35, the closing price for Autobytel’s Common Stock on the NASDAQ Global Market on March 3, 2009. One-third of these options cliff vest on the first anniversary following the grant date, and the remaining two-thirds vest ratably over twenty-four months thereafter.  In addition, the remaining two-thirds of the awards must meet additional conditions in order to be exercisable.  One-third of the remaining options must also satisfy the condition that the closing price of Autobytel’s Common Stock over any 30 consecutive trading days is at least two times the option exercise price to be exercisable (“Market Condition A”).  The final one-third of the remaining options must also satisfy the condition that the closing price of Autobytel's Common Stock over any 30 consecutive trading days is at least three times the option exercise price to be exercisable (“Market Condition B”).  During 2009 Market Condition A was achieved; Market Condition B had not been satisfied as of the date of this Proxy Statement. The vesting of the stock options will accelerate (i) if Autobytel terminates the executive officer’s employment without cause or the executive officer resigns the executive officer’s employment for good reason; or (ii) upon a change in control of Autobytel. In the event of a change in control of the Company, to the extent the stock price performance condition is not satisfied prior to or in connection with the change in control, the stock price performance condition will lapse as to one-half of the options still subject to the stock price performance condition as of the change in control. These March 2009 option grants reflected increased duties and responsibilities resulting from promotions of these named executive officers and consolidation of positions. The stock price performance-based conditions were intended by the Compensation Committee to provide more alignment between the interests of the named executive officers with the interests of the Company’s stockholders.

Stock options granted to Messrs. Garms, Fuller and DeWalt on September 22, 2009 were determined by the Compensation Committee.  After considering the Chief Executive Officer’s recommendation, the Compensation Committee approved the grants of 71,220, 49,852 and 56,975 options to Messrs. Garms, Fuller and DeWalt, respectively, at an exercise price of $0.62 per option. These options vest and become exercisable on the first anniversary of the grant date, and one thirty-sixth will vest and become exercisable on each successive monthly anniversary thereafter for the following 24 months ending on the third anniversary of the grant date. The vesting of these stock options will accelerate (i) if Autobytel terminates the executive officer’s employment without cause or if the executive officer resigns his employment for good reason; or (ii) upon a change in control of Autobytel. These September 2009 option grants reflected the Compensation Committee’s belief that equity-based compensation in the form of stock options links the interests of named executive officers with the long-term interests of the Company’s stockholders, supports a pay-for-performance culture, fosters stock ownership by named executive officers, focuses the management team on increasing value for the stockholders and encourages named executive officers to remain in the Company’s employ.

Severance and Change in Control Terms.  The Company has entered into agreements with various key employees, including the executive officers, that provide for severance benefits under certain employment termination events.  In addition, certain of the agreements also provide for payments and benefits in the event of a change in control. The agreements are designed as a recruiting and retention mechanism to assist the Company in providing enough employment security to compete for highly qualified executive officers and induce them to invest themselves in a career with the Company, to assist in retention of the Company’s executive officers during the uncertainty that might accompany any possible change in control, and to offset any motivation executive officers might otherwise have to resist a change in control that could result in loss of their employment.  Information regarding applicable terms of such agreements for the Company’s named executive officers is provided below under the section entitled “Employment Agreements.”

Under his amended and restated employment agreement, Mr. Coats is entitled to certain payments in the event of certain events of employment termination, including termination in connection with or following a change in control. The Compensation Committee approved these terms in connection with its evaluation of Mr. Coats’ amended and restated employment agreement in consultation with the Compensation Committee’s independent compensation consultant.  The employment agreement contains confidentiality and non-solicitation provisions that extend beyond termination. In structuring Mr. Coats’ compensation and severance package, the Compensation Committee considered the effects of Sections 280G and 4999 of the Code.  In light of the estimated expense to the Company, the Compensation Committee elected not to provide Mr. Coats with a gross-up payment in the event any amount of severance payments or compensation made to Mr. Coats were found to be excess parachute payments in the event of a change in control, but did not want to diminish the value of the motivational and retention aspects of Mr. Coat’s severance compensation package. Therefore certain aspects of Mr. Coats’ severance package, including the one-year consulting agreement in the event of a termination of Mr. Coats’ employment without cause or by Mr. Coats for good reason within eighteen months of a change in control and the vesting terms of the options granted to Mr. Coats in connection with his employment as the Company’s President and Chief Executive Officer were structured to mitigate the applicability of Sections 280G and 4999 of the Code to Mr. Coats’ severance compensation.

Under their amended and restated severance agreements, Messrs. Garms, Fuller and DeWalt are entitled to certain payments in the event of certain events of employment termination, including termination in connection with or following a change in control.  These severance agreements provide for gross-ups to offset any excise tax on excess parachute programs to preserve the net value to them of these severance benefits so that the value of the motivational and retention aspects of the severance compensation packages for these executive officers would not be diminished. The Compensation Committee approved these terms in connection with the implementation of the Company’s retention plan in September 2008 at a time when the Company was considering a possible sale of the Company.

Benefits and Perquisites.  Except as discussed below, typically executive officers participate in employee benefit plans that are generally available to all employees on the same terms.

All employees above senior manager are provided with enhanced supplemental short and long term disability insurance by the Company in addition to the Company’s standard short and long term disability insurance in order to attract and retain them.  For those executive officers who qualify for the coverage, the Company also provides an additional supplemental long term disability plan that offers a benefit of up to 75% of the executive’s base annual salary, up to a maximum benefit of $5,000 per month.  The benefit begins 90 calendar days after the onset of the disability and can continue up to age 65.

In connection with Mr. Coats’ employment by the Company, Mr. Coats relocated to Orange County, California.  The Compensation Committee approved the payment or reimbursement of customary relocation expenses directly related to Mr. Coats’ relocation and other miscellaneous moving expenses, which other miscellaneous expenses were capped at $30,000. Relocation costs that are reimbursed must be repaid to the Company if Mr. Coats terminates his employment with the Company voluntarily without good reason or is terminated for cause by the Company within two years of April 3, 2009. In addition, the Company agreed to pay for temporary housing for Mr. Coats for a period not to exceed sixteen months, which was extended by the Compensation Committee to twenty-three months in light of the housing market conditions Mr. Coats is experiencing in attempting to sell his prior residence in New Jersey.  The Company agreed to make additional payments to Mr. Coats to compensate for his additional tax obligations incurred by reason the Company’s payment or reimbursement of Mr. Coats’ relocation expenses.  The Company has approved similar relocation benefits for other executive officers in the past.

Tax and Accounting Implications

Internal Revenue Code Section 162(m) Limitation.  The Compensation Committee has considered the potential impact of Section 162(m) of the Code on the compensation paid to the Company’s executive officers.  In general, Section 162(m) disallows a tax deduction for the compensation paid to certain executives of publicly-held corporations in excess of $1.0 million in any taxable year.  The $1.0 million limitation applies per executive per year and only to the compensation paid to the chief executive officer and to each of the next three most highly compensated officers other than the chief financial officer, and provided that compensation is not performance-based. In general, it is the Compensation Committee’s policy to qualify its executives’ compensation for deductibility under applicable tax laws. The Compensation Committee believes, however, that stockholder interests are best served by not restricting its discretion and flexibility in crafting compensation programs, even though those programs may result in certain non-deductible compensation expenses.  Therefore, the Compensation Committee has from time to time approved elements of compensation for certain officers that may not be fully deductible, and reserves the right to do so in the future in appropriate circumstances. In addition, although some amounts recorded as compensation by the Company to certain of the Company’s executive officers may be limited by Section 162(m), that limitation does not result in the current payment of increased federal income taxes by the Company due to the Company’s significant net operating loss carry forwards.

Internal Revenue Code Sections 280G and 4999.  The Compensation Committee has considered the potential impact of Sections 280G and 4999 of the Code in structuring the compensation and severance packages for the Company’s executives.  Section 280G disallows a tax deduction by the payor for “excess parachute payments” made to executives, and Section 4999 imposes a 20% nondeductible excise tax on the executive receiving an excess parachute payment.  In general, a parachute payment to an executive is a payment to the executive in the nature of compensation that is contingent on a change in control and exceeds three times the executive’s base amount. An executive’s base amount is generally the average compensation received by the executive from the company during the five year period preceding the change in control.  An excess parachute payment is any amount over the portion of the base amount allocated to that parachute payment.

In general, it is the Compensation Committee’s policy to qualify its executives’ compensation for deductibility under applicable tax laws.  The Compensation Committee believes, however, that stockholder interests are best served by not restricting its discretion and flexibility in crafting compensation programs, even though those programs may result in certain non-deductible compensation expenses.  Therefore, the Compensation Committee has from time to time approved elements of compensation for certain officers that may not be fully deductible and that provide for the Company to “gross up” the payment made to the executive to compensate the executive for the 20% excise tax, and the Compensation Committee reserves the right to do so in the future in appropriate circumstances.

In connection with the structuring of Mr. Coats’ compensation and severance package, the Compensation Committee considered the effects of Sections 280G and 4999.  The Compensation Committee elected not to provide Mr. Coats with a gross-up payment in the event any amount of severance payments or compensation made to Mr. Coats were found to be excess parachute payments, but did not want to diminish the value of the motivational and retention aspects of Mr. Coat’s severance compensation package.  Therefore certain aspects of Mr. Coats’ severance package, including the one-year consulting agreement in the event of a termination of Mr. Coats’ employment without cause or by Mr. Coats for good reason within eighteen months of a change in control and the vesting terms of the options granted to Mr. Coats in connection with his employment as the Company’s President and Chief Executive Officer were structured to mitigate the applicability of Sections 280G and 4999 to Mr. Coats’ severance compensation.

Accounting for Stock-Based Compensation.  The Company accounts for its stock-based payments, including stock options and restricted stock, in accordance with the requirements of U.S. GAAP, including Financial Accounting Standard Board’s ASC Topic 718 “Compensation-Stock Compensation” (“FASB ASC Topic 718”).  The Company recognizes share-based compensation based on the fair value of awards, net of estimated forfeitures on a straight line basis over the requisite service periods, which is generally over the award’s’ respective vesting period, or on an accelerated basis over the estimated performance periods for options with performance conditions. Restricted stock fair value is measured on the grant date based on the quoted market price of Company’s common stock, and the stock option fair value is estimated on the grant date using the Black-Scholes option pricing model based on the underlying common stock closing price as of the date of grant, the expected term, stock price volatility, and risk-free interest rates.

Compensation Consultants

Periodically, the Compensation Committee consults with Frederic W. Cook & Co., Inc. (“Frederic Cook”), the Compensation Committee’s independent compensation consultant, regarding executive compensation decisions. In addition, periodically, Frederic Cook provides the Compensation Committee with market data and compensation alternatives for consideration. The Compensation Committee directly engaged Frederic Cook and the Company’s executive officers did not participate in the selection of Frederic Cook, except that prior to Mr. Coats’ employment as the Company’s President and Chief Executive Officer, Mr. Coats was a member of the Compensation Committee that selected Frederic Cook for various consulting projects. Periodically, the Company’s Chief Executive Officer seeks input from Frederic Cook on compensation matters relating to named executive officers other than the Chief Executive Officer in providing information to the Compensation Committee regarding compensation matters.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K adopted by the SEC, and, based on that review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Autobytel Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Proxy Statement on Schedule 14A in connection with the 2010 Annual Meeting of stockholders of Autobytel Inc.

Compensation Committee
Janet M. Thompson
Michael J. Fuchs
Mark N. Kaplan
Jeffrey M. Stibel

The above report of the Compensation Committee will not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall this report be incorporated by reference in any of the Company’s filings under the Securities Act or the Securities Exchange Act, except to the extent that the Company specifically incorporates the same by reference.

Summary Compensation

The table below and the accompanying footnotes summarize the compensation attributed for fiscal years 2008, if applicable, and 2009 to the Company’s executive officers who constitute Named Executive Officers for the fiscal year ended December 31, 2009.

2009 Summary Compensation Table

Name and Principal Position	Year		Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Named Executive Officers
Jeffrey H. Coats	2009		400,588	30,000	(3)	—	137,621	336,000	149,784	(4)	1,053,993
President, Chief Executive Officer and Director	2008	(5)	20,682	—		—	1,990	—	192,000		214,672

Mark A. Garms	2009		265,000	—		—	50,788	151,200	5,722	(6)	472,710
Executive Vice President and Chief Operating Officer	2008		233,167	108,000		53,000	79,531	—	5,532	(7)	478,930

Glenn E. Fuller	2009		250,833	—		—	35,551	154,800	5,970	(8)	447,154
Executive Vice President, Chief Legal and Administrative Officer and Secretary	2008		216,948	103,500		26,500	124,645	—	5,508	(9)	477,101

Curtis E. DeWalt Senior Vice President and Chief Financial Officer	2009		241,667	—		—	40,630	137,500	5,960	(10)	425,757

Former Named Executive Officers

Monty A. Houdeshell(11)	2009		50,000	—		—	—	—	505,475	(12)	555,475
Former Executive Vice President and Chief Financial Officer	2008		300,000	45,000		—	15,592	—	6,255	(13)	366,847

Richard X. Szatkowski (14) Former Senior Vice President Business Development and Advertising	2009		179,583	—		—	23,766	—	104,177	(15)	307,526

(1)
The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized. Effective February 28, 2010, the dollar amount reported for stock awards and option awards is the aggregate grant date fair value of awards granted during the year calculated in accordance with FASB ASC Topic 718.  To facilitate year-to-year comparisons, prior year amounts have been recast to conform to current year presentation. See Note 8 of the “Notes to Consolidated Financial Statements” in Part II, Item 8, “Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K, which accompanies this Proxy Statement for assumptions made in these valuations.

(2)	Represents amounts related to corporate and individual performance goals. For information on the amounts earned in 2009, see “Compensation Discussion and Analysis.”
(3)	Represents a signing bonus paid to Mr. Coats upon the signing of his amended and restated employment agreement.
(4)
Represents $85,907 for payment of relocation expenses and lodging costs, $57,067 for related tax gross-up on lodging costs, $3,810 for supplemental insurance premiums, and $3,000 for matching contributions to the Company’s Retirement Savings Plan.

(5)
Jeffrey Coats, a member of the Board of Directors, was appointed as the Company’s President and Chief Executive Officer on December 11, 2008.  The $20,682 under the Salary column represents salary earned as the Company’s President and Chief Executive Officer; the $1,990 under the Options Awards column represents stock options granted to Mr. Coats in connection with his service as a non-executive member of the Company’s Board of Directors in 2008; and the $192,000 under the All Other Compensation column represents $122,000 in director fees and $70,000 for consulting services during 2008.

(6)	Represents $3,000 for matching contributions to the Company’s Retirement Savings Plan and $2,722 for supplemental insurance premiums.
(7)	Represents $3,000 for matching contributions to the Company’s Retirement Savings Plan and $2,532 for supplemental insurance premiums.
(8)	Represents $3,000 for matching contributions to the Company’s Retirement Savings Plan and $2,970 for supplemental insurance premiums.
(9)	Represents $3,000 for matching contributions to the Company’s Retirement Savings Plan and $2,508 for supplemental insurance premiums.
(10)	Represents $3,000 for matching contributions to the Company’s Retirement Savings Plan and $2,960 for supplemental insurance premiums.
(11)	On January 30, 2009 the Company elected to terminate Monty Houdeshell’s employment, effective on February 28, 2009.
(12)	The $505,475 represents a $480,000 severance payment, $24,438 in accrued but unpaid vacation pay, and $1,040 of supplemental insurance premiums.
(13)	Represents $6,255 for supplemental insurance premiums.
(14)	Mr. Szatkowski resigned his employment with the Company effective November 13, 2009.
(15)	Represents $12,119 in accrued but unpaid vacation at the time of his voluntary termination, $89,713 in relocation expenses and $2,345 for supplemental insurance premiums.

Grants of Plan-Based Awards in 2009

The following table sets forth for each of the Named Executive Officers information concerning plan-based awards, including stock and stock option awards granted during 2009.  During 2009, the Company granted options generally at exercise prices equal to the fair market value of a share of the Company’s Common Stock as determined by the closing price on the NASDAQ Global Market on the date of grant.  The term of each option granted is ten years from the date of grant.  The vesting of restricted stock awards and certain option awards accelerates if there is a change in control of the Company or involuntary termination of employment.  Option awards may be cancelled before their expiration dates if the optionee’s status as an employee is terminated or upon the optionee’s death or disability.

2009 Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($ /Share)	Closing Price on Grant Date ($ /Share)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Named Executive Officers
Jeffrey H. Coats (2)	4/03/09	—	$336,000	—	1,000,000	(3)	$0.35	$0.27	$137,621
Mark A. Garms (4)	3/03/09	—	$189,000	—	125,000	(5)	$0.35	$0.35	$24,195
	9/22/09				71,220	(6)	$0.62	$0.62	$26,593
Glenn E. Fuller(4)	3/03/09	—	$178,500	—	87,500	(7)	$0.35	$0.35	$16,937
	9/22/09				49,852	(8)	$0.62	$0.62	$18,614
Curtis E. DeWalt(4)	3/03/09	—	$137,500	—	100,000	(9)	$0.35	$0.35	$19,356
	9/22/09				56,975	(10)	$0.62	$0.62	$21,274
Former Named Executive Officers
Richard X. Szatkowski(4)	3/03/09	—	—	—	62,500	(11)	$0.35	$0.35	$12,098
	9/22/09				31,250	(12)	$0.62	$0.62	$11,668

(1)	The dollar amount reported for option awards is the aggregate grant date fair value of awards granted during the year calculated in accordance with FASB ASC Topic 718.
(2)	These options vest and become exercisable on the first anniversary of the grant date.
(3)
316,128 options were granted from the 2000 Stock Option Plan, 183,872 options were granted from the Amended and Restated 2001 Restricted Stock and Option Plan, and 500,000 options were granted from the 2004 Restricted Stock and Option Plan.

(4)
One-third of the options granted on March 3, 2009 cliff vest on the first anniversary following the grant date, and the remaining two-thirds vest ratably over twenty-four months thereafter.  In addition, the remaining two-thirds of the awards must meet additional conditions in order to be exercisable.  One-third of the remaining options must also satisfy the condition that the closing price of Autobytel’s Common Stock over any 30 consecutive trading days is at least two times the option exercise price to be exercisable (“Market Condition A”).  The final one-third of the remaining options must also satisfy the condition that the closing price of Autobytel's Common Stock over any 30 consecutive trading days is at least three times the option exercise price to be exercisable (“Market Condition B”).  During 2009 Market Condition A was achieved; Market Condition B had not been satisfied as of the date of this Proxy Statement. The vesting of the stock options will accelerate (i) if Autobytel terminates the executive officer’s employment without cause or the executive officer resigns the executive officer’s employment for good reason; or (ii) upon a change in control of Autobytel. In the event of a change in control of the Company, to the extent the stock price performance condition is not satisfied prior to or in connection with the change in control, the stock price performance condition will lapse as to one-half of the options still subject to the stock price performance condition as of the change in control. Options granted on September 22, 2009 vest and become exercisable on the first anniversary of the grant date, and one thirty-sixth will vest and become exercisable on each successive monthly anniversary thereafter for the following 24 months ending on the third anniversary of the grant date. The vesting of these stock options will accelerate (i) if Autobytel terminates the executive officer’s employment without cause or if the executive officer resigns his employment for good reason; or (ii) upon a change in control of Autobytel.

(5)	125,000 options were granted from the 2004 Restricted Stock and Option Plan.
(6)	71,220 options were granted from the 1999 Employee and Acquisition Related Stock Option Plan.
(7)	87,500 options were granted from the 2004 Restricted Stock and Option Plan.
(8)	49,852 options were granted from the 1999 Employee and Acquisition Related Stock Option Plan.
(9)	100,000 options were granted from the 2004 Restricted Stock and Option Plan.
(10)	56,975 options were granted from the 1999 Employee and Acquisition Related Stock Option Plan.
(11)	62,500 options were granted from the 2004 Restricted Stock and Option Plan, and subsequently forfeited on November 13, 2009.
(12)	31,250 options were granted from the 1999 Employee and Acquisition Related Stock Option Plan, and subsequently forfeited on November 13, 2009.

Outstanding Equity Awards at 2009 Year-End

The following table sets forth, for each of the Named Executive Officers, information concerning outstanding stock and option awards as of December 31, 2009.

2009 Outstanding Awards at Fiscal Year-End Table

Name	Grant Date	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options	Option Exercise Price ($)	Option Expiration Date	Number of Stock Awards That Have Not Vested	Market Value of Stock Awards That Have Not Vested
		Exercisable	Un-exercisable		Unearned
Named Executive Officers

Jeffrey H. Coats(1)	4/03/2009	—	1,000,000			0.35	4/03/2019	—	—
	11/03/2008	5,000	—			0.77	11/03/2018	—	—
	11/01/2007	5,000	—			2.32	11/01/2017	—	—
	11/01/2006	5,000	—			3.25	11/01/2016	—	—
	3/21/2006	5,000	—			4.61	3/21/2016	—	—
	9/08/2005	12,000	—			5.07	9/08/2015	—	—
	11/01/2004	10,000	—			6.90	11/01/2014	—	—
	12/24/2003	25,000	—			9.21	12/24/2013	—	—
	11/01/2003	5,000	—			10.89	11/01/2013	—	—
	2/24/2003	5,000	—			3.01	2/24/2013	—	—
	12/04/2002	20,000	—			3.00	12/04/2012	—	—
	11/01/2002	5,000	—			2.32	11/01/2012	—	—
	7/18/2002	24,500	—			2.35	7/18/2012	—	—

Mark A. Garms(2)	9/22/2009	—	71,220			0.62	9/22/2019
	3/03/2009	41,667	83,333		41,667	0.35	3/03/2019
	9/29/2008	62,514	87,486			1.06	9/29/2018	29,169	$29,169	(4)
	8/14/2006	100,000	—			2.99	8/14/2016	—	—
	8/11/2005	75,000	—			4.47	8/11/2015	—	—
	9/21/2004	35,000	—			8.80	9/21/2014	—	—
	6/24/2004	25,000	—			8.90	6/24/2014	—	—
	3/02/2004	10,000	—			14.17	3/02/2014	—	—
	8/27/2003	75,000	—			7.60	8/27/2013	—	—
	2/24/2003	7,500	—			3.01	2/24/2013	—	—
	9/18/2002	7,500	—			1.96	9/18/2012	—	—
	3/01/2002	1,500	—			3.00	3/01/2012	—	—

Glenn E. Fuller(2)	9/22/2009	—	49,852			0.62	9/22/2019	—	—
	3/03/2009	29,164	58,336		29,164	0.35	3/03/2019	—	—
	9/29/2008	41,683	58,317	(3)		1.06	9/29/2018	14,584	$14,584	(4)
	5/13/2008	39,589	35,411	(3)		1.91	5/13/2018	—	—
	10/16/2006	75,000	—	(3)		3.28	10/16/2016	—	—

Curtis E. DeWalt(2)	9/22/2009	—	56,975			0.62	9/22/2019	—	—
	03/03/2009	33,333	66,667		33,333	0.35	3/03/2019	—	—
	9/29/2008	41,683	58,317			1.06	9/29/2018	14,584	$14,584	(4)
	10/30/2007	101,120	38,880			2.59	10/30/2017	—	—

Former Named Executive Officers

Monty A. Houdeshell(3)	1/30/2007	250,000	—			3.74	2/28/2011	—	—

(1)
The outstanding equity awards granted prior to December 2008 were granted to Mr. Coats pursuant to his service as a non-executive member of the Company’s Board of Directors.  All awards granted to Mr. Coats vest and become exercisable on the first anniversary of the grant date.

(2)
One-third of the options granted on March 3, 2009 cliff vest on the first anniversary following the grant date, and the remaining two-thirds vest ratably over twenty-four months thereafter.  In addition, the remaining two-thirds of the awards must meet additional conditions in order to be exercisable.  One-third of the remaining options must also satisfy the condition that the closing price of Autobytel’s Common Stock over any 30 consecutive trading days is at least two times the option exercise price to be exercisable (“Market Condition A”).  The final one-third of the remaining options must also satisfy the condition that the closing price of Autobytel's Common Stock over any 30 consecutive trading days is at least three times the option exercise price to be exercisable (“Market Condition B”).  The vesting of the stock options will accelerate (i) if Autobytel terminates the executive officer’s employment without cause or the executive officer resigns the executive officer’s employment for good reason; or (ii) upon a change in control of Autobytel. In the event of a change in control of the Company, to the extent the stock price performance condition is not satisfied prior to or in connection with the change in control, the stock price performance condition will lapse as to one-half of the options still subject to the stock price performance condition as of the change in control.  During 2009 Market Condition A was achieved; Market Condition B had not been satisfied as of the date of this Proxy Statement. Options granted on all other grant dates vest and become exercisable on the first anniversary of the grant date, and one thirty-sixth will vest and become exercisable on each successive monthly anniversary thereafter for the following 24 months ending on the third anniversary of the grant date.  The vesting of the stock options will accelerate (i) if Autobytel terminates the executive officer’s employment without cause or if the executive officer resigns his employment for good reason; or (ii) upon a change in control of Autobytel.

(3)
Upon the termination of employment with Autobytel effective on February 28, 2009 the options granted on January 30, 2007 immediately vested and became exercisable for up to two years from February 28, 2009.

(4)	The amounts represent the product of the number of shares presented in the column immediately to the left and the closing price on December 31, 2009 of Autobytel’s common stock, which was $1.00.

Option Exercises and Stock Vested in 2009

The following table sets forth for each of the Named Executive Officers information concerning option exercises and stock vestings during 2009.

2009 Options Exercised and Stock Vested
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Mark A. Garms	—	—	20,831	$13,957
Glenn E. Fuller	—	—	10,416	$6,979
Curtis E. DeWalt	—	—	10,416	$6,979
Richard X. Szatkowski	—	—	9,027	$5,680
	—	—	67,356	$44,761

Employment Agreements

Named Executive Officers

Jeffrey H. Coats.  In connection with the appointment of Mr. Coats as the Company’s President and Chief Executive Officer in December 2008, the Company and Mr. Coats entered into an Employment Agreement as of December 11, 2008.  On April 3, 2009, the Compensation Committee approved amendments to Mr. Coats’ employment agreement and approved the grant of stock options to Mr. Coats.  Mr. Coats’ initial employment agreement, as amended by the Compensation Committee on April 3, 2009, is referred to in this Proxy Statement as the “Coats Employment Agreement”.

The Coats Employment Agreement is for a term of three years commencing April 3, 2009.  Mr. Coats was entitled to an annual base salary of $420,000 for the period January 1, 2009 through July 15, 2009, $390,000 for the period July 16, 2009 to April 1, 2010, and $420,000 thereafter for the remainder of the term of the Coats Employment Agreement.  Mr. Coats is also eligible to receive an annual incentive compensation opportunity targeted at 80% of his annual base salary based upon annual performance goals and the achievement of those goals, as established and determined by the Compensation Committee.  Mr. Coats was paid a $30,000 signing bonus in 2009 in connection with entering into his amended employment agreement.

Mr. Coats is entitled to all customary benefits afforded generally to executive officers of Autobytel, including any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, life insurance coverages, any medical, dental, health and welfare plans or insurance coverages and any stock purchase programs that are approved in writing by the Board of Directors. Autobytel will pay or reimburse Mr. Coats for all reasonable business expenses incurred by Mr. Coats while employed by the Company.

In connection with his employment by the Company, Mr. Coats relocated to Orange County, California.  The Compensation Committee approved the payment or reimbursement of reasonable and customary relocation expenses directly related to Mr. Coats’ relocation, including sales commission and closing costs for his prior residence in New Jersey (or broker commission for renting that residence), shipping one automobile, and other reasonable and customary miscellaneous moving expenses, which other miscellaneous expenses should not exceed $30,000. In addition, the Company agreed to pay for temporary housing for Mr. Coats for a period not to exceed sixteen months, which was extended by the Compensation Committee to twenty-three months in light of the housing market conditions Mr. Coats is experiencing in attempting to sell his prior residence in New Jersey. Relocation costs must be repaid to the Company if Mr. Coats terminates his employment with the Company voluntarily without good reason or is terminated for cause by the Company within two years of April 3, 2009. The Company will make additional payments to Mr. Coats to compensate for his additional tax obligations incurred by reason the Company’s payment or reimbursement of Mr. Coats’ relocation expenses.

If Mr. Coats’ employment is terminated by the Company without “cause” (as defined in the Coats Employment Agreement) during the term of the Coats Employment Agreement or if Mr. Coats terminates his employment with “good reason” (as defined in the Coats Employment Agreement) during the term of the Coats Employment Agreement, Mr. Coats is entitled to a lump sum payment equal to his annual base salary, as well reimbursement or payment of the premiums for continuation of his medical, dental and vision insurance benefits under COBRA (Consolidated Omnibus Budget Reconciliation Act) for a period of twelve months after the employment termination date. In the event of a termination of Mr. Coats’ employment in connection with, or within eighteen months following, a change in control of the Company that occurs during the term of Mr. Coats’s employment, Mr. Coats is entitled to a lump sum payment equal to 1.3 times his annual base salary.  Mr. Coats will also provide consulting services to the Company or its successor for a period of one year after the date of the change in control and will receive compensation equal to 50% of his base annual salary for those consulting services. The Company is not obligated to make additional payments to Mr. Coats to compensate for his additional tax obligations if Mr. Coats’ compensation is deemed to be excess parachute payments under the Code.  Payment of the severance benefits under the Coats Employment Agreement is conditioned on Mr. Coats’ execution of a general release of claims in favor of Autobytel. The Coats Employment Agreement contains confidentiality and non-solicitation provisions that extend beyond termination.

On April 3, 2009 (“Coats Options Grant Date”), Mr. Coats was granted stock options to purchase 1,000,000 shares of Autobytel common stock (“Coats Employment Options”), all of which vested on the first anniversary of the Coats Options Grant Date. The options have a term of ten years from the Coats Options Grant Date. The Coats Employment Options have an exercise price of $0.35 per share (“Coats Options Exercise Price”), which was higher than the closing price of the Company’s common stock on the NASDAQ Global Market on the Coats Options Grant Date. The shares issuable upon exercise of the Coats Employment Options will be subject to resale restrictions that lapse as to one-third of the shares on the first anniversary of the Coats Options Grant Date and thereafter will lapse as to the remaining two-thirds of the shares in equal one-twelfth (1/12) installments of the original number of shares subject to the options each quarter until all resale restrictions have lapsed (“Resale Restrictions”). In the event of a termination of Mr. Coats’ employment by the Company without “cause” or by Mr. Coats for “good reason,” all options unvested at the time of termination will vest, the Resale Restrictions on shares issued upon exercise of the Coats Employment Options will accelerate and lapse, and Mr. Coats will have until the earlier of two years from the termination date or the original expiration date of the options to exercise any previously unexercised options. In the event Mr. Coats resigns without “good reason,” he will only have one day after his resignation to exercise any options that had vested prior to the date of resignation, and any unexercised options will expire. Any shares issued to Mr. Coats upon exercise of options prior to, or within one day after, the date of Mr. Coats’ resignation will remain subject to the Resale Restrictions. Should the Company terminate Mr. Coats’ employment for “cause,” all options that are unvested or that are vested and unexercised at the time of termination will expire, and any shares that have been issued upon exercise of the options prior to the date of termination remain subject to the Resale Restrictions and are subject to a Company right (but not an obligation) to repurchase the shares at the Coats Options Exercise Price (“Company Repurchase Rights”). Upon a termination of Mr. Coats’ employment by reason of his death or disability, the Coats Employment Options will be subject to the same terms and conditions as would apply if Mr. Coats’ employment had been terminated by the Company without cause, except (i) the vesting of any unvested options will not accelerate; and (ii) the post-termination exercise period for any options vested prior to the termination date will be twelve months in the case of a termination by reason of death and six months in the case of a termination by reason of disability. The Coats Employment Options are subject to a “double trigger” in the event of a change in control of the Company, which provides that unless otherwise provided for in the applicable transaction documents resulting in a change in control or Mr. Coats’ employment is terminated in connection with the change in control, the occurrence of a change in control of the Company does not itself accelerate the vesting of the Coats Employment Options or the lapse of the Resale Restrictions or terminate the Company Repurchase Rights, and all terms and conditions of the Coats Employment Options will survive the change in control and remain applicable to the options or any successor options.

In addition to the amendment of Mr. Coats’ employment agreement and grant of stock options, on April 3, 2009, the Compensation Committee also approved the payment of $70,000 to Maverick Associates LLC, a Delaware limited liability company, for consulting services rendered to the Company by Jeffrey H. Coats during 2008 in connection with the Company’s evaluation of strategic alternatives and development and implementation of cost reduction initiatives by the Company. Mr. Coats is the sole member of Maverick Associates.

Mark A. Garms. In connection with his joining the Company in March 2002 as the Company’s Director, Customer Experience, the Company and Mr. Garms entered into an employment agreement as of February 8, 2002, which agreement has been amended at various dates in connection with Mr. Garms’ various promotions with the Company. Mr. Garms’ employment agreement was most recently amended in connection with his promotion to Executive Vice President and Chief Operating Officer of the Company in January 2009 and by a Severance Agreement dated as of September 29, 2008 (Mr. Garms’ initial employment agreement, as amended, is referred to herein as the “Garms Employment Agreement”). Under the Garms Employment Agreement, Mr. Garms’ employment with the Company is “at will” and not for a specified term.

Mr. Garms is currently entitled to an annual base salary of $270,000 during the term of the Garms Employment Agreement. Mr. Garms is also currently eligible to receive an annual incentive compensation opportunity targeted at 70% of his annual base salary based upon annual performance goals and the achievement of such goals, as established and determined by the Compensation Committee.

Mr. Garms is entitled to all customary benefits afforded generally to executive officers of Autobytel, including any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, life insurance coverages, any medical, dental, health and welfare plans or insurance coverages and any stock purchase programs that are approved in writing by the Board. Autobytel will pay or reimburse Mr. Garms for all reasonable business expenses incurred by Mr. Garms while employed by the Company.

If Mr. Garms’ employment is terminated by the Company without “cause” (as defined in the Garms Employment Agreement, which definition includes a termination of employment in connection with or as a result of a change in control) during the term of the Garms Employment Agreement or if Mr. Garms terminates his employment with “good reason” (as defined in the Garms Employment Agreement, which definition includes a failure or refusal of an acquiror of the Company to assume Mr. Garms’ severance arrangements in connection with a change in control of the Company) during the term of the Garms Employment Agreement, Mr. Garms is entitled to a lump sum payment equal to his annual base salary (determined as the highest annual base salary paid to Mr. Garms while employed by the Company), as well as continuation of Autobytel medical, dental, vision, life and disability insurance benefits for Mr. Garms and his eligible dependents (at the time of termination), provided, that (i) if such continuation of existing benefits that are eligible for COBRA continuation coverage is not allowable under Autobytel’s then existing policies, Autobytel will pay the COBRA continuation coverage premiums, the premiums for individual coverage or premiums for dependent coverage under another person’s group coverage, provided that the costs of those payments or reimbursements will not exceed the amounts Autobytel would pay for COBRA continuation coverage; and (ii) Autobytel will not be obligated to pay more than Autobytel’s cost of providing those benefits at the time of termination of his employment with Autobytel for any benefits that are not eligible for COBRA continuation coverage. Mr. Garms will also be entitled to receive outplacement services for twelve months after the employment termination date. If it is determined that any amount paid, distributed or treated as paid or distributed (whether paid or payable or distributed or distributable pursuant to the terms of the Garms Employment Agreement, any stock option agreement between Mr. Garms and Autobytel or otherwise) by Autobytel to or for the benefit of Mr. Garms is deemed to be parachute payments under the Code, then Autobytel agreed to make additional payments to him to compensate for his additional tax obligations. Payment of the severance benefits to Mr. Garms is conditioned on Mr. Garms’ execution of a release in favor of Autobytel. The Garms Employment Agreement contains confidentiality and non-solicitation provisions that extend beyond termination.

In connection with the Company’s retention program implemented on September 29, 2008, Mr. Garms was awarded 50,000 shares of restricted stock and granted 150,000 stock options. The restricted stock was issued without cost to Mr. Garms, but is subject to forfeiture, with the forfeiture restrictions lapsing with respect to one-third of the restricted stock on the first anniversary of the date of grant and thereafter in equal one thirty-sixth (1/36) installments on each monthly anniversary of the date of grant for the following twenty-four months. The stock options were granted at an exercise price of $1.06, the closing price for Autobytel’s common stock on the NASDAQ Global Market on September 29, 2008, and vest over a three-year period, with one-third vesting on the first anniversary of the date of grant and thereafter in equal one thirty-sixth (1/36) installments on each monthly anniversary of the date of grant for the following twenty-four months. The stock options expire 10 years from the date of grant. The lapsing of the forfeiture restrictions on the restricted stock and vesting of the stock options will accelerate (i) if Autobytel terminates the Mr. Garms’ employment without cause or Mr. Garms terminates his employment for good reason; and (ii) upon a change in control of Autobytel. As an additional retention benefit, Mr. Garms was guaranteed a payment equal to his annual incentive bonus for the year ended December 31, 2008 (payable as if both the Company’s performance targets and Mr. Garms’ individual performance targets had been 100% achieved) upon the earlier to occur of (i) any termination of Mr. Garms’ employment by the Company without cause or by Mr. Garms for good reason; (ii) a change in control of Autobytel, and (iii) the earlier of the payment date for awards under the Company’s 2008 annual incentive bonus plan and March 1, 2009. This retention award in the amount of $108,000 was paid to Mr. Garms in February 2009.

On March 3, 2009, the Compensation Committee approved the grant of 125,000 stock options to Mr. Garms. The stock options have an exercise price of $0.35 per option, the closing price for Autobytel’s common stock on the NASDAQ Global Market on the grant date, and will vest over a three-year period, with one-third vesting on the first anniversary of the date of grant and thereafter in equal one thirty-sixth (1/36) installments of the original number of shares subject to the option on each monthly anniversary of the date of grant for the following twenty-four months. In addition to the foregoing time-vesting requirement, (i) the exercise of one-third of these options must satisfy the performance condition that the average closing price of Autobytel’s common stock over any 30 consecutive trading days is at least two times the option exercise price; and (ii) the exercise of the remaining one-third of these options must satisfy the performance condition that the average closing price of Autobytel’s common stock over any 30 consecutive trading days is at least three times the option exercise price. The stock options expire 10 years from the date of grant. The time vesting of the stock options will accelerate (i) if Autobytel terminates Mr. Garms’ employment without cause or Mr. Garms resigns his employment for good reason; or (ii) upon a change in control of Autobytel. In the event of a change in control of the Company, to the extent the stock price performance condition is not satisfied prior to or in connection with the change in control, the stock price performance condition will lapse as to one-half of the options still subject the stock price performance condition as of the change in control.

On September 22, 2009, the Compensation Committee approved the grant of 71,220 stock options to Mr. Garms. The stock options have an exercise price of $0.62 per option, the closing price for Autobytel’s common stock on the NASDAQ Global Market on the grant date, and will vest over a three-year period, with one-third vesting on the first anniversary of the date of grant and thereafter in equal one thirty-sixth (1/36) installments of the original number of shares subject to the option on each monthly anniversary of the date of grant for the following twenty-four months. The stock options expire 10 years from the date of grant. The vesting of the stock options will accelerate (i) if Autobytel terminates Mr. Garms’ employment without cause or Mr. Garms resigns his employment for good reason; or (ii) upon a change in control of Autobytel. These option grants were made as a result of Mr. Garms’ increased duties and responsibilities resulting from promotions and consolidation of positions.

Glenn E. Fuller.  In connection with his joining the Company in October 2006 as the Company’s Vice President, Legal Affairs, the Company and Mr. Fuller entered into an employment agreement as of October 10, 2006, which agreement has been amended at various dates in connection with Mr. Fuller’s various promotions with the Company.  Mr. Fuller’s employment agreement was most recently amended in connection with his promotion to Executive Vice President, Chief

Legal and Administrative Officer and Secretary of the Company in January 2009 and by a Severance Agreement dated as of September 29, 2008 (Mr. Fuller’s initial employment agreement, as amended, is referred to herein as the “Fuller Employment Agreement”). Under the Fuller Employment Agreement, Mr. Fuller’s employment with the Company is “at will” and not for a specified term.

Mr. Fuller is currently entitled to an annual base salary of $255,000 during the term of the Fuller Employment Agreement. Mr. Fuller is also currently eligible to receive an annual incentive compensation opportunity targeted at 70% of his annual base salary based upon annual performance goals and the achievement of those goals, as established and determined by the Compensation Committee.

Mr. Fuller is entitled to all customary benefits afforded generally to executive officers of Autobytel, including any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, life insurance coverages, any medical, dental, health and welfare plans or insurance coverages and any stock purchase programs that are approved in writing by the Board. Autobytel will pay or reimburse Mr. Fuller for all reasonable business expenses incurred by Mr. Fuller while employed by the Company.

If Mr. Fuller’s employment is terminated by the Company without “cause” (as defined in the Fuller Employment Agreement, which definition includes a termination of employment in connection with or as a result of a change in control) during the term of the Fuller Employment Agreement or if Mr. Fuller terminates his employment with “good reason” (as defined in the Fuller Employment Agreement, which definition includes a failure or refusal of an acquiror of the Company to assume Mr. Fuller’s severance arrangements in connection with a change in control of the Company) during the term of the Fuller Employment Agreement, Mr. Fuller is entitled to a lump sum payment equal to his annual base salary (determined as the highest annual base salary paid to Mr. Fuller while employed by the Company), as well as continuation of Autobytel medical, dental, vision, life and disability insurance benefits for Mr. Fuller and his eligible dependents (at the time of termination), provided, that (i) if such continuation of existing benefits that are eligible for COBRA continuation coverage is not allowable under Autobytel’s then existing policies, Autobytel will pay the COBRA continuation coverage premiums, the premiums for individual coverage or premiums for dependent coverage under another person’s group coverage, provided that the costs of those payments or reimbursements will not exceed the amounts Autobytel would pay for COBRA continuation coverage; and (ii) Autobytel will not be obligated to pay more than Autobytel’s cost of providing those benefits at the time of termination of his employment with Autobytel for any benefits that are not eligible for COBRA continuation coverage. Mr. Fuller is also entitled to receive outplacement services for twelve months after the employment termination date. If it is determined that any amount paid, distributed or treated as paid or distributed (whether paid or payable or distributed or distributable pursuant to the terms of the Fuller Employment Agreement, any stock option agreement between Mr. Fuller and Autobytel or otherwise) by Autobytel to or for the benefit of Mr. Fuller is deemed to be parachute payments under the Code, then Autobytel agreed to make additional payments to him to compensate for his additional tax obligations. Payment of the severance benefits to Mr. Fuller is conditioned on Mr. Fuller’s execution of a release in favor of Autobytel. The Fuller Employment Agreement contains confidentiality and non-solicitation provisions that extend beyond termination.

In connection with the Company’s retention program implemented on September 29, 2008, Mr. Fuller was awarded 25,000 shares of restricted stock and granted 100,000 stock options. The restricted stock was issued without cost to Mr. Fuller, but is subject to forfeiture, with the forfeiture restrictions lapsing with respect to one-third of the restricted stock on the first anniversary of the date of grant and thereafter in equal one thirty-sixth (1/36) installments on each monthly anniversary of the date of grant for the following twenty-four months. The stock options were granted at an exercise price of $1.06, the closing price for Autobytel’s common stock on the NASDAQ Global Market on September 29, 2008, and vest over a three-year period, with one-third vesting on the first anniversary of the date of grant and thereafter in equal one thirty-sixth (1/36) installments on each monthly anniversary of the date of grant for the following twenty-four months. The stock options expire 10 years from the date of grant. The lapsing of the forfeiture restrictions on the restricted stock and vesting of the stock options will accelerate (i) if Autobytel terminates the Mr. Fuller’s employment without cause or Mr. Fuller terminates his employment for good reason; and (ii) upon a change in control of Autobytel. As an additional retention benefit, Mr. Fuller was guaranteed a payment equal to his annual incentive bonus for the year ended December 31, 2008 (payable as if both the Company’s performance targets and Mr. Fuller’s individual performance targets had been 100% achieved) upon the earlier to occur of (i) any termination of Mr. Fuller’s employment by the Company without cause or by Mr. Fuller for good reason; (ii) a change in control of Autobytel, and (iii) the earlier of the payment date for awards under the Company’s 2008 annual incentive compensation plan and March 1, 2009. This retention award in the amount of $103,500 was paid to Mr. Fuller in February 2009.

On March 3, 2009, the Compensation Committee approved the grant of 87,500 stock options to Mr. Fuller. The stock options have an exercise price of $0.35 per share, the closing price for Autobytel’s common stock on the NASDAQ Global Market on March 3, 2009, and will vest over a three-year period, with one-third vesting on the first anniversary of the date of grant and thereafter in equal one thirty-sixth (1/36) installments of the original number of shares subject to the option on each monthly anniversary of the date of grant for the following twenty-four months. In addition to the foregoing time vesting requirement, (i) the exercise of one-third of these options must satisfy the performance condition that the average closing price of Autobytel’s Common Stock over any 30 consecutive trading days is at least two times the option exercise price; and (ii) the exercise of the remaining one-third of these options must satisfy the performance condition that the average closing price of Autobytel’s Common Stock over any 30 consecutive trading days is at least three times the option exercise price. The stock options expire 10 years from the date of grant. The vesting of the stock options will accelerate (i) if Autobytel terminates Mr. Fuller’s employment without cause or Mr. Fuller resigns his employment for good reason; or (ii) upon a change in control of Autobytel. In the event of a change in control of the Company, to the extent the stock price performance condition is not satisfied prior to or in connection with the change in control, the stock price performance condition will lapse as to one-half of the options still subject the stock price performance condition as of the change in control.

On September 22, 2009, the Compensation Committee approved the grant of 49,852 stock options to Mr. Fuller.  The stock options have an exercise price of $0.62 per option, the closing price for Autobytel’s Common Stock on the NASDAQ Global Market on the grant date, and will vest over a three-year period, with one-third vesting on the first anniversary of the date of grant and thereafter in equal one thirty-sixth (1/36) installments of the original number of shares subject to the option on each monthly anniversary of the date of grant for the following twenty-four months.  The stock options expire 10 years from the date of grant.  The vesting of the stock options will accelerate (i) if Autobytel terminates Mr. Fuller’s employment without cause or Mr. Fuller resigns his employment for good reason; or (ii) upon a change in control of Autobytel. These option grants were made as a result of Mr. Fuller’s increased duties and responsibilities resulting from promotions and consolidation of positions.

Curtis E. DeWalt.  In connection with his joining the Company in October 2007 as the Company’s Vice President, Finance, the Company and Mr. DeWalt entered into an employment agreement as of October 4, 2007, which agreement has been amended at various dates in connection with Mr. DeWalt’s various promotions with the Company.  Mr. DeWalt’s  employment agreement was most recently amended in connection with his promotion to Senior Vice President and Chief Financial Officer of the Company in March 2009 and by an Amended and Restated Severance Agreement dated as of September 29, 2008 (Mr. DeWalt’s initial employment agreement, as amended, is referred to herein as the “DeWalt Employment Agreement”).  Under the DeWalt Employment Agreement, Mr. DeWalt’s employment with the Company is “at will” and not for a specified term.

Mr. DeWalt is currently entitled to an annual base salary of $250,000.  Mr. DeWalt is also currently eligible to receive an annual incentive compensation opportunity targeted at 55% of his annual base salary based upon annual performance goals and the achievement of such goals, as established and determined by the Compensation Committee.

Mr. DeWalt is entitled to all customary benefits afforded generally to executive officers of Autobytel, including any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, life insurance coverages, any medical, dental, health and welfare plans or insurance coverages and any stock purchase programs that are approved in writing by the Board. Autobytel will pay or reimburse Mr. DeWalt for all reasonable business expenses incurred by Mr. DeWalt while employed by the Company.

If Mr. DeWalt’s employment is terminated by the Company without “cause” (as defined in the DeWalt Employment Agreement, which definition includes a termination of employment in connection with or as a result of a change in control) during the term of the DeWalt Employment Agreement or if Mr. DeWalt terminates his employment with “good reason” (as defined in the DeWalt Employment Agreement, which definition includes a failure or refusal of an acquiror of the Company to assume the DeWalt’s severance arrangements in connection with a change in control of the Company) during the term of the DeWalt Employment Agreement, Mr. DeWalt is entitled to a lump sum payment equal to his annual base salary (determined as the highest annual base salary paid to Mr. DeWalt while employed by the Company), as well as continuation of Autobytel medical, dental, vision, life and disability insurance benefits for Mr. DeWalt and his eligible dependents (at the time of termination), provided, that (i) if such continuation of existing benefits that are eligible for COBRA continuation coverage is not allowable under Autobytel’s then existing policies, Autobytel will pay the COBRA continuation coverage premiums, the premiums for individual coverage or premiums for dependent coverage under another person’s group coverage, provided that the costs of those payments or reimbursements will not exceed the amounts Autobytel would pay for COBRA continuation coverage; and (ii) Autobytel will not be obligated to pay more than Autobytel’s cost of providing those benefits at the time of termination of his employment with Autobytel for any benefits that are not eligible for COBRA continuation coverage.  Mr. DeWalt will also be entitled to receive outplacement services for twelve months after the employment termination date.  If it is determined that any amount paid, distributed or treated as paid or distributed (whether paid or payable or distributed or distributable pursuant to the terms of the DeWalt Employment Agreement, any stock option agreement between Mr. DeWalt and Autobytel or otherwise) by Autobytel to or for the benefit of Mr. DeWalt is deemed to be parachute payments under the Code, then Autobytel agreed to make additional payments to him to compensate for his additional tax obligations.  Payment of the severance benefits to Mr. DeWalt is conditioned on Mr. DeWalt’s execution of a release in favor of Autobytel. The DeWalt Employment Agreement contains confidentiality and non-solicitation provisions that extend beyond termination.

In connection with the Company’s retention program implemented on September 29, 2008, Mr. DeWalt was awarded 25,000 shares of restricted stock and granted 100,000 stock options.  The restricted stock was issued without cost to Mr. DeWalt, but is subject to forfeiture, with the forfeiture restrictions lapsing with respect to one-third of the restricted stock on the first anniversary of the date of grant and thereafter in equal one thirty-sixth (1/36) installments on each monthly anniversary of the date of grant for the following twenty-four months.  The stock options were granted at an exercise price of $1.06, the closing price for Autobytel’s Common Stock on the NASDAQ Global Market on September 29, 2008, and vest over a three-year period, with one-third vesting on the first anniversary of the date of grant and thereafter in equal one thirty-sixth (1/36) installments on each monthly anniversary of the date of grant for the following twenty-four months. The stock options expire 10 years from the date of grant.  The lapsing of the forfeiture restrictions on the restricted stock and vesting of the stock options will accelerate (i) if Autobytel terminates the Mr. DeWalt’s employment without cause or if Mr. DeWalt terminates his employment for good reason; and (ii) upon a change in control of Autobytel. As an additional retention benefit, Mr. DeWalt was guaranteed a payment equal to his annual incentive bonus for the year ended December 31, 2008 (payable as if both the Company’s performance targets and Mr. DeWalt’s individual performance targets had been 100% achieved) upon the earlier to occur of (i) any termination of Mr. DeWalt’s employment by the Company without cause or by Mr. DeWalt for good reason; (ii) a change in control of Autobytel, and (iii) the earlier of the payment date for awards under the Company’s 2008 annual incentive compensation plan and March 1, 2009.  This retention award in the amount of $70,000 was paid to Mr. DeWalt in February 2009.

On March 3, 2009, the Compensation Committee approved the grant of 100,000 stock options to Mr. DeWalt. The stock options have an exercise price of $0.35 per share, the closing price for Autobytel’s Common Stock on the NASDAQ Global Market on March 3, 2009, and will vest over a three-year period, with one-third vesting on the first anniversary of the date of grant and thereafter in equal one thirty-sixth (1/36) installments of the original number of shares subject to the option on each monthly anniversary of the date of grant for the following twenty-four months. In addition to the foregoing time-vesting requirement, (i) the exercise of one-third of these options must satisfy the performance condition that the average closing price of Autobytel’s Common Stock over any 30 consecutive trading days is at least two times the option exercise price; and (ii) the exercise of the remaining one-third of these options must satisfy the performance condition that the average closing price of Autobytel’s Common Stock over any 30 consecutive trading days is at least three times the option exercise price. The stock options expire 10 years from the date of grant. The vesting of the stock options will accelerate (i) if Autobytel terminates Mr. DeWalt’s employment without cause or if Mr. DeWalt resigns his employment for good reason; or (ii) upon a change in control of Autobytel. In the event of a change in control of the Company, to the extent the stock price performance condition is not satisfied prior to or in connection with the change in control, the stock price performance condition will lapse as to one-half of the options still subject the stock price performance condition as of the change in control.

On September 22, 2009, the Compensation Committee approved the grant of 56,975 stock options to Mr. DeWalt. The stock options have an exercise price of $0.62 per option, the closing price for Autobytel’s Common Stock on the NASDAQ Global Market on the grant date, and will vest over a three-year period, with one-third vesting on the first anniversary of the date of grant and thereafter in equal one thirty-sixth (1/36) installments of the original number of shares subject to the option on each monthly anniversary of the date of grant for the following twenty-four months. The stock options expire 10 years from the date of grant. The vesting of the stock options will accelerate (i) if Autobytel terminates Mr. DeWalt’s employment without cause or if Mr. DeWalt resigns his employment for good reason; or (ii) upon a change in control of Autobytel. These option grants were made as a result of Mr. DeWalt’s increased duties and responsibilities resulting from promotions and consolidation of positions.

Former Named Executive Officers

Monty A. Houdeshell.  On January 30, 2009, the Company notified Mr. Houdeshell that Autobytel had elected to terminate his employment as Autobytel’s Executive Vice President and Chief Financial Officer. This termination was without cause and was effective February 28, 2009 (“Houdeshell Termination Effective Date”). In connection with the termination of Mr. Houdeshell’s employment, and as contemplated by his employment agreement dated as of January 30, 2007, as amended by that certain amendment No. 1 to employment agreement dated December 20, 2008, (the initial Employment Agreement, as amended, is referred to herein as the “Houdeshell Employment Agreement”), Mr. Houdeshell and the Company entered into a separation agreement and Release (“Houdeshell Separation Agreement”) that governs the terms of Mr. Houdeshell’s termination of employment by Autobytel. Under the Houdeshell separation agreement, Mr. Houdeshell was entitled to the severance benefits described in the Houdeshell Employment Agreement, including (i) a severance payment of $480,000, which payment was made to Mr. Houdeshell in March 2009, (ii) certain benefits that were non-taxable while Mr. Houdeshell was employed by Autobytel at the time they would have been paid had Mr. Houdeshell remained an employee for a period of twelve months following February 28, 2009; provided that Autobytel would no longer be required to pay those benefits to Mr. Houdeshell to the extent that, during such twelve-month period, Mr. Houdeshell receives substantially similar (or better) benefits from a new employer. In the event of a change in control of Autobytel at any time during the six-month period following the Houdeshell Termination Effective Date, the Houdeshell Employment Agreement provided that Mr. Houdeshell would be entitled to an additional lump sum severance payment of $480,000. This change of control condition was not triggered and has now expired. Mr. Houdeshell retained 250,000 vested service-based stock options at an exercise price of $3.74 that will expire on February 28, 2011 and 16,667 performance-based stock options at an exercise price of $3.74 that remained outstanding for up to 90 days from February 28, 2009 and expired unexercised on May 29, 2009.

The following describes Mr. Houdeshell’s employment and compensation agreements and arrangements prior to the termination of his employment.

The Houdeshell Employment Agreement pursuant to which Mr. Houdeshell served as Executive Vice President and Chief Financial Officer, was for a three year term that would have ended on January 30, 2010 and automatically renew for additional one year periods unless either party notified the other of its intent not to renew no later than one hundred twenty days prior to the expiration of the then current term. Mr. Houdeshell was entitled to an annual base salary of $300,000 during the term, and was eligible for a bonus of at least 60% of his annual base salary. In addition, Mr. Houdeshell participated in any benefit plans generally afforded to executive officers. If Mr. Houdeshell’s employment was terminated without “cause,” if Mr. Houdeshell terminated his employment with “good reason” (each as defined in the Houdeshell Employment Agreement) or if Autobytel delivered to Mr. Houdeshell a Non-Renewal Notice (as defined in the Houdeshell Employment Agreement), Mr. Houdeshell was entitled to a payment equal to the sum of his then annual base salary and a bonus of 60% of his annual base salary, as well as benefits for twelve months following such termination. The Houdeshell Employment Agreement contains confidentiality and non-solicitation provisions that extend beyond termination.

In the event of a change in control during the term of his employment or at any time during the six month period following that term, Mr. Houdeshell was entitled to a lump sum payment equal to two times the sum of his then annual base salary and a bonus of 60% of his annual base salary, so long as Mr. Houdeshell agreed, if requested, to continue with the Company or any successor for ninety days after the change in control. If a change in control occurred within six months after a termination of Mr. Houdeshell’s employment by the Company without cause or by Mr. Houdeshell for good reason, the foregoing change in control payments are reduced by the amount of severance payments made to Mr. Houdeshell at the time of termination. If Mr. Houdeshell’s compensation is deemed to be parachute payments under the Code, then Autobytel has agreed to make additional payments to him to compensate for his additional tax obligations.

In connection with his joining the Company in January 2007, Mr. Houdeshell was granted options to purchase 300,000 shares of Common Stock at an exercise price of $3.74 per option. Of the 300,000 options granted, 250,000 vested prior to Mr. Houdeshell’s termination and will expire on February 28, 2011.

Richard X. Szatkowski.  Effective November 13, 2009, Mr. Szatkowski resigned his employment as Autobytel’s Senior Vice President, Business Development and Advertising.  Mr. Szatkowski was not entitled to any severance benefits as a result of his voluntary resignation without good reason. All of Mr. Szatkowski’s unvested options were cancelled as of the date of his resignation and all of his vested options have expired unexercised prior to the date of this Proxy Statement. Mr. Szatkowski forfeited 15,973 shares of restricted shares, the restrictions on which had not lapsed prior to the date of resignation.

The following describes Mr. Szatkowski’s employment and compensation agreements and arrangements prior to the termination of his employment.

In connection with his joining the Company in May 2007 as the Company’s Vice President, Business Development, the Company and Mr. Szatkowski entered into an employment agreement as of April 30, 2007, which agreement had been amended at various dates in connection with Mr. Szatkowski’s various promotions with the Company.  Mr. Szatkowski’s  employment agreement was most recently amended in connection with his promotion to Senior Vice President, Advertising and Business Development of the Company in December 2008 and by a Second Amended and Restated Severance Agreement dated as of November 15, 2008, as amended by that certain Amendment No. 1 to Second Amended and Restated Severance Agreement dated April 1, 2009 (Mr. Szatkowski’s initial employment agreement, as amended, is referred to herein as the “Szatkowski Employment Agreement”).  Under the Szatkowski Employment Agreement, Mr. Szatkowski’s employment with the Company was “at will” and not for a specified term.

At the time of his resignation, Mr. Szatkowski was entitled to an annual base salary of $210,000 and was eligible to receive an annual incentive compensation opportunity targeted at 55% of his annual base salary based upon annual performance goals and the achievement of such goals, as established and determined by the Compensation Committee.

Mr. Szatkowski was entitled to all customary benefits afforded generally to executive officers of Autobytel, including any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, life insurance coverages, any medical, dental, health and welfare plans or insurance coverages and any stock purchase programs that were approved in writing by the Board. Mr. Szatkowski was entitled to be paid or reimbursed for all reasonable business expenses incurred by Mr. Szatkowski while employed by the Company.

Had Mr. Szatkowski’s employment been terminated by the Company without “cause” (as defined in the Szatkowski Employment Agreement, which definition includes a termination of employment in connection with or as a result of a change in control) during the term of the Szatkowski Employment Agreement or if Mr. Szatkowski terminated his employment with “good reason” (as defined in the Szatkowski Employment Agreement, which definition includes a failure or refusal of an acquiror of the Company to assume the Szatkowski’s severance arrangements in connection with a change in control of the Company) during the term of the Szatkowski Employment Agreement, Mr. Szatkowski was entitled to a lump sum payment equal to his annual base salary (determined as the highest annual base salary paid to Mr. Szatkowski while employed by the Company), as well as continuation of Autobytel medical, dental, vision, life and disability insurance benefits for Mr. Szatkowski and his eligible dependents (at the time of termination), provided, that (i) if such continuation of existing benefits that are eligible for COBRA continuation coverage is not allowable under Autobytel’s then existing policies, Autobytel would pay the COBRA continuation coverage premiums, the premiums for individual coverage or premiums for dependent coverage under another person’s group coverage, provided that the costs of those payments or reimbursements did not exceed the amounts Autobytel would pay for COBRA continuation coverage; and (ii) Autobytel would not be obligated to pay more than Autobytel’s cost of providing those benefits at the time of termination of his employment with Autobytel for any benefits that were not eligible for COBRA continuation coverage.  Mr. Szatkowski would have also been entitled to receive outplacement services for twelve months after the employment termination date. Payment of the severance benefits to Mr. Szatkowski was conditioned on Mr. Szatkowski’s execution of a release in favor of Autobytel. The Szatkowski Employment Agreement contains confidentiality and non-solicitation provisions that extend beyond termination.

In connection with the Company’s retention program implemented on September 29, 2008, Mr. Szatkowski was awarded 25,000 shares of restricted stock and granted 75,000 stock options. The restricted stock was issued without cost to Mr. Szatkowski, but was subject to forfeiture, with the forfeiture restrictions lapsing with respect to one-third of the restricted stock on the first anniversary of the date of grant and thereafter in equal one thirty-sixth (1/36) installments on each monthly anniversary of the date of grant for the following twenty-four months.  The stock options were granted at an exercise price of $1.06, the closing price for Autobytel’s Common Stock on the NASDAQ Global Market on September 29, 2008, and vest over a three-year period, with one-third vesting on the first anniversary of the date of grant and thereafter in equal one thirty-sixth (1/36) installments on each monthly anniversary of the date of grant for the following twenty-four months.  The stock options expire 10 years from the date of grant.  The lapsing of the forfeiture restrictions on the restricted stock and vesting of the stock options would have accelerated (i) if Autobytel had terminated the Mr. Szatkowski’s employment without cause or Mr. Szatkowski had terminated his employment for good reason; and (ii) upon a change in control of Autobytel. As an additional retention benefit, Mr. Szatkowski was guaranteed a payment equal to his annual incentive bonus for the year ended December 31, 2008 (payable as if both the Company’s performance targets and Mr. Szatkowski’s individual performance targets had been 100% achieved) upon the earlier to occur of (i) any termination of Mr. Szatkowski’s employment by the Company without cause or by Mr. Szatkowski for good reason; (ii) a change in control of Autobytel, and (iii) the earlier of the payment date for awards under the Company’s 2008 annual incentive compensation plan and March 1, 2009.  This retention award in the amount of $11,532 was paid to Mr. Szatkowski in February 2009.

On March 3, 2009, the Compensation Committee approved the grant of 62,500 stock options to Mr. Szatkowski.  The stock options had an exercise price of $0.35 per share, the closing price for Autobytel’s Common Stock on the NASDAQ Global Market on March 3, 2009.  On September 22, 2009, the Compensation Committee approved the grant of 31,250 stock options to Mr. Szatkowski. The stock options have an exercise price of $.62 per option, the closing price for Autobytel’s Common Stock on the NASDAQ Global Market on the grant date.

Potential Payments Upon Termination or Change in Control

Payments and other benefits payable upon various termination and change in control situations are set out as if the conditions for payments had occurred and the terminations or change in control took place on December 31, 2009.  The amounts set forth below are estimates of the amounts which would be paid out to each Named Executive Officer upon termination of employment.  The actual amounts to be paid out can be determined only at the time of such Named Executive Officer’s separation from the Company or change in control.  The table below reflects the amount of compensation to each of the Named Executive Officers in the event of termination of such executive’s employment without cause or for good reason and, upon a change in control.  The disclosures below do not include any additional amounts payable by the Company to Messrs. Fuller, Garms and DeWalt in the event the payments are determined to be “excess parachute payments” pursuant to Section 280G of the Code and do not take into consideration any requirements under Section 409A of the Code, which could affect, among other things, the timing of payments and distributions.

Termination and Change in Control Estimated Payments Table

Name	Benefit Description	Termination without cause by Autobytel or for good reason by executive not in connection with a Change in Control	Termination without cause by Autobytel or for good reason by executive in connection with a Change in Control	Change in Control not in connection with Termination without cause by Autobytel or for good reason by executive
Current Executive Officers

Jeffrey H. Coats (1)	Lump sum severance payment	$420,000	$546,000	—
	Consulting services payments	—	$210,000	—
	Stock-based awards	$650,000	$650,000	—
	Health and welfare benefits	$24,636	$24,636	—

Mark A. Garms (2)	Lump sum severance payment	$270,000	$270,000	—
	Stock-based awards	$137,350	$137,350	$123,131
	Health and welfare benefits	$22,146	$22,146	—

Glenn E. Fuller (2)	Lump sum severance payment	$255,000	$255,000	—
	Stock-based awards	$90,336	$90,336	$80,383
	Health and welfare benefits	$33,151	$33,151	—

Curtis E. DeWalt (2)	Lump sum severance payment	$250,000	$250,000	—
	Stock-based awards	$101,168	$101,168	$89,793
	Health and welfare benefits	$33,402	$33,402	—

(1)
If Mr. Coats’ employment is terminated by the Company without “cause” (as defined in the Coats Employment Agreement) during the term of the Coats Employment Agreement or if Mr. Coats terminates his employment with “good reason” (as defined in the Coats Employment Agreement) during the term of the Coats Employment Agreement, Mr. Coats is entitled to a lump sum payment equal to his annual base salary, as well as reimbursement or payment of the premiums for continuation of his medical, dental and vision insurance benefits under COBRA (Consolidated Omnibus Budget Reconciliation Act) for a period of twelve months after the employment termination date. In the event of a termination of Mr. Coats’ employment in connection with, or within eighteen months following, a change in control of the Company that occurs during the term of Mr. Coats’s employment, Mr. Coats is entitled to a lump sum payment equal to 1.3 times his annual base salary.  Mr. Coats will also provide consulting services to the Company or its successor for a period of one year after the date of the change in control and will receive compensation equal to 50% of his base annual salary for those consulting services. The Coats Employment Options vest and resale restrictions lapse upon termination without cause by the Company or for good reason by the executive.  The Coats Employment Options are subject to a “double trigger” in the event of a change in control of the Company, which provides that unless provided for in the applicable transaction documents resulting in a change in control or Mr. Coats’ employment is terminated in connection with the change in control, the occurrence of the change in control of the Company does not by itself result in accelerated vesting or lapse of resale restrictions. For stock options the amount represents the positive difference between the closing price of the Company’s stock at year-end and the exercise price of the stock option.

(2)
If the named executive officer’s employment is terminated by the Company without “cause” (as defined in the named executive officer’s employment agreement, which definition includes a termination of employment in connection with or as a result of a change in control) during the term of the named executive officer’s employment agreement or if the named executive officer terminates the named executive officer’s employment with “good reason” (as defined in the named executive officer’s employment agreement, which definition includes a failure or refusal of an acquiror of the Company to assume the named executive officer’s severance arrangements in connection with a change in control of the Company) during the term of the named executive officer’s employment agreement, the named executive officer  is entitled to a lump sum payment equal to the named executive officer’s annual base salary (determined as the highest annual base salary paid to the named executive officer while employed by the Company), as well as continuation of Autobytel medical, dental, vision, life and disability insurance benefits for the named executive officer and the named executive officer’s eligible dependents (at the time of termination). Restricted stock awards immediately vest upon termination without cause by the Company or for good reason by the named executive officer or upon a change in control. Stock options immediately vest upon a change in control, except that with respect to options granted on March 3, 2009 that are subject to an unsatisfied stock price performance condition as of the change in control, the vesting for only one-half of the options subject to that unsatisfied stock price performance condition would accelerate upon the change in control. The amounts for restricted stock represent the product of the closing price of Autobytel’s Common Stock at December 31, 2009 and the number of unvested restricted stock awards at December 31, 2009. For stock options the amount represents the positive difference between the closing price of the Company’s stock at year-end and the exercise price of the stock option.

Under the employment agreements with each of the Named Executive Officers, “cause” will generally be deemed to exist when the individual has been convicted of a felony and in some cases a crime, has engaged in willful misconduct or gross dishonesty that has a materially injurious effect on the Company’s business or reputation, or has materially failed to consistently discharge his duties for thirty days after notice, subject to a cure period in some events; “termination without cause” will generally be deemed to occur if Autobytel terminates the executive officer for any reason other than cause or no reason at all, or the termination by the executive officer for Good Reason; and “Good Reason” will generally exist when an employee’s position and compensation and benefits has been materially decreased when the employee has been required to relocate, or Autobytel has breached the Company’s agreement with the executive or a successor company fails to assume the agreement following a change in control.  A change in control under these agreements is deemed to occur, in general, if (i) Autobytel sells all or substantially all of the Company’s assets, (ii) as a result of transactions a person or group becomes the beneficial owner of more than 50% of the Company’s Common Stock, or (iii) a majority of the Company’s directors in office are not nominated for election or elected to the Board of Directors with the approval of two-thirds of the directors who are in office just prior to the time of such nomination or election.

In addition to the descriptions above, see “Employment Agreements” above for additional descriptions regarding payments upon termination or change in control.

Director Compensation

The following table provides summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s directors for the year ended December 31, 2009:

2009 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Michael J. Fuchs	$82,000	$2,277	$84,277
Mark N. Kaplan	$86,000	$2,277	$88,277
Mark R. Ross	$41,000	$2,277	$43,277
Jeffrey M. Stibel	$37,000	$2,277	$39,277
Janet M. Thompson	$70,000	$2,277	$72,277

(1)
5,000 option awards granted on November 2, 2009 at $0.76 exercise price.  The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by the Company’s directors. The option award amounts represent the aggregate grant date fair value of the option awards, as estimated for financial statement purposes in accordance with FASB ASC Topic 718.  For additional information regarding assumptions made in these valuations, refer to Note 8 of the “Notes to Consolidated Financial Statements” in Part IV “Item 15. Exhibits and Financial Statement Schedules” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 accompanying this Proxy Statement.

The Company’s directors who are not full time employees receive cash compensation for service on the Company’s Board of Directors or any committee or subcommittee thereof. These directors receive the following fees: (i) annual fee of $20,000 payable quarterly and (ii) $1,000 for each board or committee meeting attended, whether by phone or in person, with the Chairman of the Board or committee, as applicable, receiving $2,000 for each such meeting rather than $1,000. In addition, directors are reimbursed for expenses incurred in connection with attendance at board and committee or subcommittee meetings. Each of the Chairman of the Board and the Chairman of the Audit Committee is entitled to a $25,000 annual retainer payable quarterly. The Chairman of the Compensation Committee is entitled to a $10,000 annual retainer payable quarterly. The Chairman of the Corporate Governance and Nominations Committee is entitled to a $5,000 annual retainer payable quarterly. The retainers were established based on market data provided by the Compensation Committee’s independent consultant and an internal assessment of the amount of time required by the individuals involved to devote to company matters.

The Company’s 1999 Stock Option Plan provided for an automatic grant of an option to purchase 20,000 shares of Common Stock to each non-employee director on the date on which the person first becomes a non-employee director. In November 2006, the Compensation Committee approved an increase in the level of inducement option grants to newly appointed non-employee directors from options to purchase 20,000 shares of Common Stock to options to purchase 30,000 shares of Common Stock. After this first option is granted to the non-employee director, the directors were automatically granted a subsequent option to purchase 5,000 shares on November 1 of each subsequent year provided the director was then a non-employee director and, provided further, that on such date the director had served on the Board of Directors for at least six months. The initial option and each subsequent option have a term of ten years. The shares related to the initial option and each subsequent option vest in their entirety and become exercisable on the first anniversary of the grant date, provided that the option holder continues to serve as a director on such applicable date. The exercise price of shares subject to the initial option and each subsequent option shall be 100% of the fair market value per share of Common Stock on the date of the grant of the option. The Company’s 2000 Stock Option Plan contained an identical provision for option grants to non-employee directors pursuant to which automatic option grants become effective only when no shares are available for automatic grant under the 1999 Stock Option Plan.

Automatic grants of options to purchase 5,000 shares of Common Stock were granted on November 2, 2009 to each person then serving as a non-employee director. The vesting of the options granted to each non-employee director accelerates upon a change in control. The exercise prices of the options are equal to the fair market value on the date of grant. The options have a ten-year term. If a director ends his or her service other than for cause, the options remain exercisable for up to three years following termination or until the expiration date of the option, whichever is sooner.

On April 12, 2010, the 2000 Stock Option Plan expired and is no longer available for automatic option grants to non-employee directors after that date. After consultation with the Company’s independent compensation consultant, the Board of Directors has approved the annual granting of 15,000 stock options to each non-employee director from Company stock option plans that permit stock option grants to directors. To receive these option grants, a director must be a non-employee director at the time of grant and the director must have served on the Board of Directors for at least six months. The options grant dates will be determined by the Board, but is anticipated to be made in conjunction with the Company’s Annual Meeting of stockholders. These options will have a term of seven years and will vest in their entirety and become exercisable on the first anniversary of the grant date, provided that the option holder continues to serve as a director on such applicable date. The exercise price of these options shall be 100% of the fair market value per share of Common Stock on the date of the grant of the option. The Board has also approved the initial award of options to purchase 30,000 shares of Common Stock to each non-employee director on the date on which the person first becomes a non-employee director.

Directors who are also full time employees do not receive any additional compensation for their service as directors.

Equity Compensation Plans

The following table summarizes information, as of December 31, 2009, relating to the Company’s equity compensation plans pursuant to which the Company’s Common Stock may be issued.

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Plan category
Equity compensation plans approved by stockholders(1)	5,262,598	$2.35	157,466
Equity compensation plans not approved by stockholders(2)	2,537,306	$3.17	1,310,474
Total	7,799,904	$2.62	1,467,940
(1)

Includes the Company’s 1996 Stock Incentive Plan, 1996 Employee Stock Purchase Plan, 1998 Stock Option Plan, 1999 Stock Option Plan, 2000 Stock Option Plan, Amended and Restated 2001 Restricted Stock and Option Plan and 2004 Restricted Stock and Option Plan.

(2)
Includes the Company’s 1999 Employee and Acquisition Related Stock Option Plan and 2006 Inducement Stock Option Plan. Also includes 600,000 stock options granted to Mr. James Riesenbach, the Company’s former President and Chief Executive Officer, under an Inducement Stock Option Agreement dated March 20, 2006, which options expire December 11, 2010.

1996 Employee Stock Purchase Plan

The Company’s 1996 Employee Stock Purchase Plan (“Stock Purchase Plan”) was adopted by the Board of Directors in November 1996. On February 25, 2003, the Board of Directors approved an amendment providing for an additional 300,000 shares of Common Stock issuable over a ten-year period ending on February 24, 2013. The amendment was approved by the Company’s stockholders on June 25, 2003. On April 17, 2007, the Board of Directors approved an amendment providing for an additional 350,000 shares of Common Stock issuable over a ten-year period ending on April 17, 2017. The amendment was approved by the Company’s stockholders on June 22, 2007. The Stock Purchase Plan, which is intended to qualify under Section 423 of the Code, permits eligible employees of Autobytel to purchase shares of Common Stock through payroll deductions of up to ten percent of their compensation, up to a certain maximum amount for all purchase periods ending within any calendar year. Autobytel has reserved a total of 1,094,444 shares of Common Stock for issuance under the Stock Purchase Plan. The price of Common Stock purchased under the Stock Purchase Plan is 85% of the lower of the fair market value of the Common Stock on the first or last day of each six month purchase period. Employees may end their participation in the Stock Purchase Plan at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with the Company. In 2008, the Stock Purchase Plan was suspended for future stock purchases by employees.

1996 Stock Incentive Plan

The 1996 Stock Incentive Plan (“1996 Incentive Plan”) was approved by the Board of Directors on October 23, 1996, amended and restated by the Board of Directors on November 24, 1996 and approved by the stockholders on January 16, 1997.  The 1996 Incentive Plan provided for the granting to employees and directors of stock options intended to qualify as incentive stock options within the meaning of Section 422 of the Code, and for the granting to employees, directors and consultants of non-statutory stock options and stock purchase rights.

As approved by the stockholders, Autobytel reserved 833,333 shares of Common Stock for issuance under the 1996 Incentive Plan. As of April 15, 2004, no options covering shares of Common Stock were available for grant under the 1996 Incentive Plan as either incentive stock options or non-statutory stock options. Options granted under the Incentive Plan must generally be exercised within three months of the end of the option holder’s status as an employee or consultant of Autobytel, or within twelve months after such option holder’s termination by death or disability, but in no event later than the expiration of the option’s ten year term.

The Board of Directors determined the exercise price of non-statutory options granted under the 1996 Incentive Plan cannot be lower than the fair market value of the Common Stock on the date of grant.  The term of all options granted under the 1996 Incentive Plan could not exceed ten years.  Stock options granted under the 1996 Incentive Plan vest according to vesting schedules determined by the administrator.

The 1996 Incentive Plan provides that in the event of a merger of Autobytel with or into another corporation, a sale of substantially all of Autobytel’s assets or a like transaction involving Autobytel, each option will be assumed or an equivalent option substituted by the successor corporation.  If the outstanding options are not assumed or substituted as described in the preceding sentence, the Compensation Committee of the Board of Directors shall provide for each option holder to have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the administrator makes an option exercisable in full in the event of a merger or sale of assets, the administrator will notify the option holder that the option will be fully exercisable for a period of 15 days from the date of such notice, and the option will terminate upon the expiration of such period.

The 1996 Stock Incentive Plan expired on October 31, 2006 and is no longer available for the granting of new options under that plan.

1998 Stock Option Plan

The Company’s 1998 Stock Option Plan (“1998 Option Plan”) was adopted in December 1998.  Autobytel has reserved 1,500,000 shares under the 1998 Option Plan.  The 1998 Option Plan provides for the granting to employees of incentive stock options within the meaning of the Code and non-statutory stock options.

The exercise price of non-statutory options granted under the 1998 Option Plan cannot be lower than 85% of the fair market value of the Common Stock on the date of grant.  The exercise price of all incentive stock options granted cannot be lower than the fair market value on the grant date.  With respect to any participants who beneficially own more than 10% of the voting power of all classes of stock of Autobytel, the exercise price of any stock option granted to such person must be at least 110% of the fair market value on the grant date, and the maximum term of such option is five years. The term of all other options granted under the 1998 Option Plan may be up to 10 years. Under the 1998 Option Plan, certain stock options (performance options) vest over a time period determined by the Board of Directors, however, the vesting could be accelerated based on the performance of the Company’s Common Stock.

The 1998 Option Plan provides that, unless otherwise provided in the stock option agreement, in the event of any merger, consolidation or sale or transfer of all or any part of the Company’s business or assets, all rights of the optionee with respect to the unexercised portion of any option will become immediately vested and may be exercised immediately, except to the extent that any agreement or undertaking of any party to any such merger, consolidation or sale or transfer of assets makes specific provisions for the assumption of the obligations of Autobytel with respect to the 1998 Option Plan.  All stock options granted under the 1998 Option Plan vest according to vesting schedules determined by the Board of Directors.

The 1998 Option Plan expired on December 17, 2008 and is no longer available for the granting of new options under that plan.

1999 Stock Option Plan

The Company’s 1999 Stock Option Plan (“1999 Option Plan”) was adopted in January 1999. Autobytel has reserved 1,800,000 shares under the 1999 Option Plan. The 1999 Option Plan provided for the granting of stock options to employees of Autobytel. Under the 1999 Option Plan, not more than 1,000,000 shares could be issued pursuant to options granted after March 31, 1999.

The 1999 Option Plan provided for an automatic grant of an option to purchase 20,000 shares of Common Stock to each non-employee director on the date on which the person first became a non-employee director.  In each successive year the non-employee director was automatically granted an option to purchase 5,000 shares on November 1 of each subsequent year provided the non-employee director has served on the Board of Directors for at least six months.  Each option has a term of 10 years and was required to be granted at the fair market value of the Company’s Common Stock on the date of grant. The options vest in their entirety and become exercisable on the first anniversary of the grant date, provided that the optionee continues to serve as a director on such date.

The 1999 Option Plan is similar in all other material respects to the 1998 Option Plan.

The 1999 Option Plan expired on January 1, 2009 and is no longer available for the granting of new options under that plan.

1999 Employee and Acquisition Related Stock Option Plan

The Company’s 1999 Employee and Acquisition Related Stock Option Plan (“1999 Employee and Acquisition Option Plan”) was approved by the Board of Directors in September 1999. Autobytel has reserved a total of 1,500,000 shares of Common Stock for issuance under the 1999 Employee and Acquisition Option Plan. The 1999 Employee and Acquisition Option Plan provided for the granting to employees and acquired employees of stock options, and for the granting to employees, acquired employees and service providers of non-statutory stock options. The exercise price of incentive stock options granted could not be lower than the fair market value on the date of grant and the exercise price of non-statutory stock options could not be less than 85% of the fair market value of the Common Stock on the date of grant. The exercise price of stock options granted to individuals beneficially owning more than 10% of the voting power of all classes of the Company’s stock was required to be at least 110% of the fair market value on the grant date and have a maximum term of five years. The term of all other options granted under the Employee and Acquisition Option Plan may be up to 10 years. Stock options granted under the 1999 Employee and Acquisition Option Plan vest according to vesting schedules determined by the Board of Directors.

The 1999 Employee and Acquisition Option Plan states that, unless otherwise provided in the relevant stock option agreement, upon (i) a sale of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation, or (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, all rights of optionees with respect to the unexercised portion of any option awarded under the 1999 Employee and Acquisition Option Plan will become immediately vested and may be exercised immediately, except to the extent that any agreement or undertaking of any party to any such merger, consolidation or sale or transfer of assets makes specific provisions for the assumption or continuation of the obligation of the Company with respect to the 1999 Employee and Acquisition Option Plan.

The 1999 Employee and Acquisition Option Plan expired on September 22, 2009 and is no longer available for the granting of new options under that plan.

2000 Stock Option Plan

The Company’s 2000 Stock Option Plan (“2000 Option Plan”) was approved by the Board of Directors in April 12, 2000, and approved by stockholders on June 15, 2000. The 2000 Option Plan provided for the granting of both incentive stock options and nonqualified stock options to eligible employees, consultants and outside directors of Autobytel. Autobytel has reserved 3,000,000 shares under the 2000 Option Plan. Stock options granted under the 2000 Option Plan vest according to vesting schedules determined by the Board of Directors.

The 2000 Option Plan states that for grants to (i) employees, unless otherwise provided in the relevant stock option agreement, in the event of any merger, consolidation or sale or transfer of the Company’s business or assets, all rights of optionees with respect to the unexercised portion of any option awarded under the 2000 Option Plan will become immediately vested and may be exercised immediately, except to the extent that any agreement or undertaking of any party to any such merger, consolidation or sale or transfer of assets makes specific provisions for the assumption of the obligations of the Company with respect to the 2000 Option Plan; and (ii) non-employee directors, in the event of any change in control of the Company, unvested options will vest and become immediately exercisable with respect to fifty percent (50%) of these options.

The 2000 Option Plan is similar in all other material respects to the 1999 Option Plan.

The 2000 Option Plan expired on April 12, 2010 and is no longer available for the granting of new options under that plan.

Amended and Restated 2001 Restricted Stock and Option Plan

The Company’s Amended and Restated 2001 Restricted Stock and Option Plan (“2001 Restricted Stock and Option Plan”) was approved by the Board of Directors on February 25, 2003 approved by stockholders on June 25, 2003. The 2001 Restricted Stock and Option Plan allows for the granting of restricted stock, deferred share awards, stock options and stock appreciation rights to selected directors, officers, employees, consultants or other service providers of Autobytel. Autobytel has reserved 1,500,000 shares under the 2001 Restricted Stock and Option Plan. The 2001 Restricted Stock and Option Plan prohibits anyone from receiving awards for more than 400,000 shares per year. The Board of Directors may grant awards that vest immediately or based on future conditions. The Board of Directors has the discretionary authority to impose, in agreements, such restrictions on shares of Common Stock issued pursuant to restricted stock awards under the 2001 Restricted Stock and Option Plan as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions. Any repurchase right of Autobytel lapses on consummation of a change in control. Options may be either incentive stock options or nonqualified stock options. The per share exercise price of an incentive stock option may not be less than 100% of the fair market value of a share on the date the option is granted (110% in the case of a grant to a ten-percent stockholder). The per share exercise price of a nonqualified stock option may not be less than 85% of the fair market value of a share on the date the option is granted. No option shall be exercisable after the expiration of ten years from its grant date (five years in the case of an incentive stock option granted to a ten-percent or more stockholder). Options granted to optionees who are not directors, officers or consultants must become exercisable at a rate no longer than 20% per year for five years from the grant date.

The 2001 Restricted Stock and Option Plan states that, unless the relevant award agreement provides differently, the unvested portion of awards will become immediately vested upon any merger (other than a merger in which the Company is the surviving entity and the terms and number of outstanding shares remain unchanged as compared to the terms and number of outstanding shares prior to the merger), consolidation or sale or transfer of the Company’s assets, unless any party to the merger, consolidation or sale or transfer of the Company’s assets assumes the Company’s obligations with respect to awards under the 2001 Restricted Stock and Option Plan.

If the 2010 Equity Incentive Plan is approved by the Company’s stockholders at the Annual Meeting, no new grants will be available under the 2001 Restricted Stock and Option Plan and no new awards will be granted under the plan.

2004 Restricted Stock and Option Plan

The Company’s 2004 Restricted Stock and Option Plan (“2004 Restricted Stock and Option Plan”) was adopted by the Board of Directors on March 2, 2004, and approved by the stockholders on June 24, 2004. The 2004 Restricted Stock and Option Plan provides that an aggregate of 2,700,000 shares of the Company’s Common Stock is available to be awarded to the Company’s directors, officers, employees, consultants or other service providers in the form of restricted shares, restricted units, deferred shares, options, SARs and performance units; provided, that the maximum number of shares that can be awarded in the form of restricted shares, restricted units, deferred shares or performance awards cannot exceed 200,000 shares. The 2004 Restricted Stock and Option Plan prohibits anyone from receiving an award of more than 500,000 shares of the Company’s Common Stock during any one calendar year, or 1,000,000 shares of the Company’s Common Stock during the term of the 2004 Restricted Stock and Option Plan. In addition, the 2004 Restricted Stock and Option Plan prohibits anyone from receiving performance units in any performance period (which shall not be less than one fiscal year) in excess of $2,500 in cash. The Board of Directors may grant awards that vest immediately or based on future conditions. The Board of Directors has the discretionary authority to impose certain restrictions on awards, including repurchase rights in favor of Autobytel. The per share exercise price of both incentive and non-statutory stock options may not be less than 100% of the fair market value of a share on the date the option is granted (110% in the case of a grant to a ten-percent stockholder). No option shall be exercisable after the expiration of ten years from its grant date (five years in the case of an incentive stock option granted to a ten-percent stockholder). Options granted to optionees who are not directors, officers or consultants must become exercisable at a rate no longer than 20% per year for five years from the grant date.

The 2004 Restricted Stock and Option Plan states that, unless the award agreement provides differently or unless any party to the merger, consolidation or sale or transfer of the Company’s assets assumes the Company’s obligations with respect to awards under the 2004 Restricted Stock and Option Plan, the unvested portion of awards will become immediately vested upon any merger (other than a merger in which the Company is the surviving entity and the terms and number of outstanding shares remain unchanged as compared to the terms and number of outstanding shares prior to the merger), consolidation, or sale or transfer of the Company’s assets. Unless the award agreement provides differently, upon any liquidation or dissolution of Autobytel as provided in the 2004 Restricted Stock and Option Plan, all of the rights to any portion of unvested awards will end, and the awards will be canceled at the time of the liquidation or dissolution unless the relevant dissolution or liquidation plan provides otherwise.

If the 2010 Equity Incentive Plan is approved by the Company’s stockholders at the Annual Meeting, no new grants will be available under the 2004 Restricted Stock and Option Plan and no new awards will be granted under the plan.

2006 Inducement Stock Option Plan

In June 2006, the 2006 Inducement Stock Option Plan (“2006 Inducement Option Plan”) was approved by the Board of Directors. The 2006 Inducement Option Plan provides that an aggregate of 2,000,000 shares of the Company’s Common Stock are available to be awarded to the Company’s newly hired employees or appointed directors, solely in connection with the hiring of the employee or appointing of the director, in the form of non-qualified stock options. The per share exercise price of the stock options may not be less than 100% of the fair market value of a share on the date of grant. No option shall be exercisable after the expiration of ten years from its grant date. An optionee who is not an officer or a director must have the right to exercise at least 20% of the options granted per year over five years from the date of grant.

The 2006 Inducement Option Plan states that, unless the award agreement provides differently, the unvested portion of the awards will immediately become vested upon any merger (other than a merger in which Autobytel is the surviving entity and the terms remain unchanged as compared to the terms prior to the merger), consolidation, or sale or transfer of the Company’s assets, except if the options are assumed by the acquiring party. Unless the award agreement provides differently, upon any liquidation or dissolution of Autobytel, all the rights to any portion of unvested awards will end, and the awards will be canceled at the time of the liquidation or dissolution unless the relevant dissolution or liquidation plan provides otherwise.

If the 2010 Equity Incentive Plan is approved by the Company’s stockholders at the Annual Meeting, no new grants will be available under the 2006 Inducement Stock Option Plan and no new awards will be granted under the plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon the Company’s review of forms filed by directors, officers and beneficial owners of more than ten percent of  the Company’s Common Stock (“Section 16 Reporting Persons”) pursuant to Section 16 of the Securities Exchange Act and written representations, the Company is not aware of any failures by the Section 16 Reporting Persons to file on a timely basis the forms required to be filed by them pursuant to Section 16 of the Securities Exchange Act during the most recent fiscal year, except that due to administrative oversight on the part of the Company: (i) Mark Garms, Glenn Fuller and Curtis DeWalt did not timely report the March 3, 2009 grant of 125,000, 87,500, and 100,000 options, respectively, which oversight was corrected on March 10, 2009; and (ii) Jeffrey Coats did not timely report the April 3, 2009 grant of 1,000,000 options to him , which oversight was corrected on April 8, 2009.

TRANSACTION OF OTHER BUSINESS AT ANNUAL MEETING

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the Annual Meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

FUTURE STOCKHOLDER NOMINATIONS AND PROPOSALS

In order to be included in Autobytel’s proxy materials for the 2011 annual meeting, any proposal must be received by January 11, 2011 and otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act.

In addition, Autobytel’s bylaws establish an advance notice procedure with regard to stockholder nominations for the election of directors or other business to be properly brought before an annual meeting. For nominations or other business to be properly brought before the meeting by a stockholder, a stockholder must provide written notice delivered to the Secretary of Autobytel no less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting, which notice must contain specified information and representations concerning the stockholder (and the beneficial owner, if any, on whose behalf the nomination or proposal is made), the nominee(s) or other business. However, in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by Autobytel. Notwithstanding compliance with the foregoing advance notice provisions, unless required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting, to present the nomination or other business, such nomination will be disregarded and other business will not be transacted, notwithstanding that proxies in respect of such nomination or other business may have been received by Autobytel. All notices of nominations or proposals by stockholders, whether or not to be included in Autobytel’s proxy materials, should be sent to Autobytel Inc., 18872 MacArthur Boulevard, Suite 200, Irvine, California 92612-1400, Attention: Secretary. A copy of the full text of the bylaw provision discussed above may be obtained by writing to the Secretary of Autobytel.

Autobytel reserves the right to reject, rule out of order, or take other appropriate action with respect to any nominations or proposals that do not comply with these and other applicable requirements.

Because Autobytel did not have timely notice of any other matters to be brought before the Annual Meeting, the enclosed proxy card confers discretionary authority to vote on any other matters that may be presented at the meeting.

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

If requested, Autobytel will furnish you with a copy of any exhibit listed on the exhibit index to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 upon payment of a reasonable copy fee.

By Order of the Board of Directors

Jeffrey H. Coats
President and Chief Executive Officer

April 30, 2010

PROXY

AUTOBYTEL INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
For the Annual Meeting of Stockholders
June 24, 2010

Jeffrey Coats, Curtis DeWalt and Glenn Fuller and each of them, with full power of substitution, are hereby authorized to represent and to vote as directed on this proxy the shares of Common Stock of Autobytel Inc. held of record by the undersigned on April 29, 2010 at the Annual Meeting of Stockholders to be held on June 24, 2010, and at any adjournments or postponements, as if the undersigned were present and voting at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR THE NOMINEES NAMED IN THIS PROXY UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.

Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

ò Detach Proxy Card Here ò
(continued from other side)	Please mark votes as in this example ☒

Proposal 1.	ELECTION OF NOMINEES MICHAEL J. FUCHS AND JANET M. THOMPSON AS CLASS III DIRECTORS OF AUTOBYTEL INC.

FOR all nominees ☐	WITHHOLD AUTHORITY ☐
for all nominees

  (Instruction:  To withhold authority to vote for any nominee, write the nominee’s name in the space provided.)

		For	Against	Abstain
Proposal 2.	APPROVAL OF THE AUTOBYTEL INC. 2010 EQUITY INCENTIVE PLAN	☐	☐	☐

Proposal 3.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010	☐	☐	☐

Proposal 4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE SHARES OF STOCK OF AUTOBYTEL INC. THAT THE UNDERSIGNED WOULD BE ENTITLED TO VOTE IF PERSONALLY PRESENT AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF ARE HEREBY EXPRESSLY REVOKED.

Date , 2010

(Signature of stockholder)

Date , 2010

(Signature of stockholder)

NOTE: Signatures should agree with the names printed hereon.  When signing as executor, administrator, trustee, guardian or attorney, please give the title as such.  For joint accounts or co-fiduciaries, all joint owners or co-managers should sign.

Please Detach Here

â	You Must Detach This Portion of the Proxy Card	â
Before Returning it in the Enclosed Envelope

Appendix A

AUTOBYTEL INC.

2010 EQUITY INCENTIVE PLAN

Autobytel Inc. ("Company"), a Delaware corporation, hereby establishes and adopts the following 2010 Equity Incentive Plan ("Plan").

1.           PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, officers, consultants and/or advisors who are expected to contribute to the Company's success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.           DEFINITIONS

2.1.           "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2.           "Award Agreement" means any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.3.           "Board" means the board of directors of the Company.

2.4.           "Business Combination" has the meaning set forth in Section 11.3(c).

2.5.           "Change in Control" has the meaning set forth in Section 11.3.

2.6.           "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.7.           "Committee" means the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder.  The Committee must consist of no fewer than two Directors, each of whom is (i) a "Non-Employee Director" within the meaning of Rule 16b-3 of the Exchange Act, (ii) an "outside director" within the meaning of Section 162(m) of the Code, and (iii) an "independent director" for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules.

2.8.           "Company Voting Securities" has the meaning set forth in Section 11.3(b).

2.9.           "Consultant" means any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company's securities, and (iii) otherwise qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.

2.10.           "Covered Employee" means an employee of the Company or its Subsidiaries who is a "covered employee" within the meaning of Section 162(m) of the Code.

2.11.           "Director" means a non-employee member of the Board.

2.12.           "Dividend Equivalents" has the meaning set forth in Section 12.5.

2.13.           "Employee" means any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.14.           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.15.           "Fair Market Value" means, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on that date, or, if there is no closing price on that date, then on the last preceding date on which a closing price was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares means the market value of that property determined by such methods or procedures as may be established from time to time by the Committee.

2.16.           "Incumbent Directors" has the meaning set forth in Section 11.3(a).

2.17.           "Incentive Stock Option" means an Option that when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

2.18.           "Limitations" has the meaning set forth in Section 10.5.

2.19.           "Non-Qualifying Transaction" has the meaning set forth in Section 11.3(c).

2.20.           “Officer” means any officer of the Company or any Subsidiary.

2.21.           "Option" means any right granted to a Participant under the Plan allowing that Participant to purchase Shares at such price or prices and during such period or periods as the Committee may determine.

2.22.           "Other Share-Based Awards" has the meaning set forth in Section 8.1.

2.23.           "Parent Corporation" has the meaning set forth in Section 11.3(c).

2.24.           "Participant" means an Employee, Officer, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

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2.25.           "Payee" has the meaning set forth in Section 13.2.

2.26.           "Performance Award" means any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.27.           "Performance Cash" means any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee may establish.

2.28.           "Performance Period" means the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

2.29.           "Performance Share" means any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee may establish.

2.30.           "Performance Unit" means any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee may establish.

2.31.           "Permitted Assignee" has the meaning set forth in Section 12.3.

2.32.           "Prior Plans" means, collectively, the Company's 1996 Stock Incentive Plan, 1998 Stock Option Plan, 1999 Stock Option Plan, 2000 Stock Option Plan, Amended and Restated 2001 Restricted Stock and Option Plan and 2004 Restricted Stock and Option Plan.

2.33.           "Restricted Stock" means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.34.           "Restricted Stock Award" has the meaning set forth in Section 7.1.

2.35.           "Restricted Stock Unit" means an Award that is valued by reference to a Share, which value may be paid to the Participant in Shares or cash as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.36.           "Restricted Stock Unit Award" has the meaning set forth in Section 7.1

2.37.           "SEC" has the meaning set forth in Section 13.6.

2.38.           "Shares" means the shares of Common Stock of the Company, par value $0.001 per share.

2.39.           "Stock Appreciation Right" means the right granted to a Participant pursuant to Article 6.
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2.40.           "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.  For purposes of this definition, the term "corporation" has the meaning prescribed in Section 7701(a)(3) of the Code and the regulations thereunder.

2.41.           "Substitute Awards" means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.42.           "Surviving Corporation" has the meaning set forth in Section 11.3(c).

2.43.           "Vesting Period" means the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3.           SHARES SUBJECT TO THE PLAN

3.1.           Number of Shares.  (a)  Subject to adjustment as provided in Section 12.2, a maximum total of 6,700,000 Shares are authorized for grant under the Plan, less one (1) Share for every one (1) Share that was subject to an option or stock appreciation right granted under the Prior Plans after December 31, 2009 and one and four-tenths (1.4) Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after December 31, 2009.  Any Shares that are subject to Options or Stock Appreciation Rights must be counted against this limit as one (1) Share for every one (1) Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights must be counted against this limit as one and four-tenths (1.4) Shares for every one (1) Share granted.  After the effective date of the Plan (as provided in Section 13.13), no awards may be granted under any Prior Plan.

(b)           If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after December 31, 2009 any Shares subject to an award under the Prior Plans are forfeited, or an award under the Prior Plans expires or is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plans will, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d).  Notwithstanding anything to the contrary contained herein, the following Shares may not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or an option granted under the Prior Plans, or to satisfy any tax withholding obligation with respect to an Award or an award granted under the Prior Plans, and (ii) Shares subject to a Stock Appreciation Right or a stock appreciation right granted under the Prior Plans that are not issued in connection with its stock settlement on exercise thereof and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under the Prior Plans.

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(c)           Substitute Awards will not reduce the Shares authorized for grant under the Plan or the Limitations applicable to a Participant under Section 10.5, nor will Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in Section 3.1 (b).  Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of Common Stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and will not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(d)           Any Shares that again become available for grant pursuant to this Section must be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and (ii) as one and four-tenths (1.4) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans.

3.2.           Character of Shares.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.           ELIGIBILITY AND ADMINISTRATION

4.1.           Eligibility.  Any Employee, Officer, Director or Consultant is eligible to be selected as a Participant.

4.2.           Administration.  (a) The Plan must be administered by the Committee.  The Committee has full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to:  (i) select the Employees, Officers, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan will be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award will be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee deems desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.  Decisions of the Committee are final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary.  Meetings and actions of the Committee are governed by, and must be held and taken in accordance with the Company's Bylaws and any rules adopted by the Board not inconsistent with the Company's Bylaws. When the Committee acts or makes decisions pursuant to any authority granted by this Plan, the Committee is authorized to act in accordance with the Committee's sole discretion consistent with the provisions of this Plan. Actions taken or decisions made by the Committee in the exercise of its discretionary authority shall not bind the Committee as to subsequent acts or decisions.

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(b)           To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded), the Committee may: (i) delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards, and (ii) to the extent permitted by law, authorize one or more executive officers to do one or both of the following: (A) designate officers (other than officers subject to Section 16 of the Exchange Act) and employees of the Company or any Subsidiary to be recipients of Options, and (B) determine the number of such Options to be received by those officers and employees; provided that any resolution of the Committee authorizing such officer(s) must specify the total number of Options such officer(s) may so award and the Committee may not authorize an officer to designate himself or herself as a recipient of an Option.

5.           OPTIONS

5.1.           Grant of Options.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan.  Any Option is subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee deems desirable.

5.2.           Award Agreements.  All Options must be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee determines which are not inconsistent with the provisions of the Plan.  The terms and conditions of Options need not be the same with respect to each Participant.  Granting an Option pursuant to the Plan does not impose any obligation on the recipient to exercise that Option.  Any Participant who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3.           Option Price.  Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article must not be less than 100% of the Fair Market Value of one Share on the date of grant of that Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns (or is deemed to own pursuant to Section 424(d) of the Code) stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the option price per share must be no less than 110% of the Fair Market Value of one Share on the date of grant.  Other than pursuant to Section 12.2, the Committee may not without the approval of the Company's stockholders (i) lower the option price per Share of an Option after it is granted, (ii) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3), or (iii) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

5.4.           Option Term.  The term of each Option must be fixed by the Committee in its sole discretion; provided that no Option may be exercisable after the expiration of seven (7) years from the date the Option is granted, except in the event of death or disability of the Participant; provided, however, that the term of the Option must not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns (or is deemed to own pursuant to Section 424(d) of the Code) stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

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5.5.           Exercise of Options.  (a) Vested Options granted under the Plan may be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant's executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased.  The notice of exercise must be in such form, made in such manner, and must comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b)           Unless otherwise provided in an Award Agreement, full payment of the purchase price must be made at the time of exercise and must be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration  having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker) or as authorized by the Committee, including through any third party option administrator authorized by the Committee, or (vi) any combination of any of the foregoing.  The notice of exercise, accompanied by such payment, must be delivered to the Company at its principal business office or such other office or location as the Committee may from time to time direct, including to a third party option administrator authorized by the Committee, and must be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe.  In no event may any Option granted hereunder be exercised for a fraction of a Share.

(c)           Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option may be deemed to have been exercised by the Participant on that day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option.  In such event, the Company must deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share must be settled in cash.

5.6.           Form of Settlement.  In its sole discretion, the Committee may provide that the Shares to be issued upon an Option's exercise will be in the form of Restricted Stock or other similar securities.

5.7.           Incentive Stock Options.  The Committee may grant Incentive Stock Options to any Employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code and the regulations thereunder.  Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan is 6,700,000 Shares, subject to adjustment as provided in Section 12.2.

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6.           STOCK APPRECIATION RIGHTS

6.1.           Grant and Exercise.  The Committee may provide Stock Appreciation Rights (i) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (ii) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (iii) without regard to any Option or  other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2.           Terms and Conditions.  Stock Appreciation Rights are subject to such terms and conditions, not inconsistent with the provisions of the Plan, as are determined from time to time by the Committee, including the following:

(a)           Upon the exercise of a Stock Appreciation Right, the holder has the right to receive, for each Share for which the Stock Appreciation Right is exercised, the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee so determines at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

(b)           The Committee may determine in its sole discretion whether payment on exercise of a Stock Appreciation Right must be made in cash, in whole Shares or other property, or any combination thereof.

(c)           The terms and conditions of Stock Appreciation Rights need not be the same with respect to each Participant.

(d)           The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it deems appropriate.  A Stock Appreciation Right must: (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, and (ii) have a term not greater than seven (7) years.

(e)           An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not expired, the Stock Appreciation Right will be deemed to have been exercised by the Participant on that day.  In that event, the Company must make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share must be settled in cash.

(f)           Without the approval of the Company's stockholders, other than pursuant to Section 12.2, the Committee may not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

7.           RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1.           Grants.  Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a "Restricted Stock Award" or "Restricted Stock Unit Award" respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards may also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation.  A Restricted Stock Award or Restricted Stock Unit Award may be subject to vesting restrictions during the Vesting Period as specified by the Committee.  The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.
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7.2.           Award Agreements.  The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan must be set forth in an Award Agreement which must contain provisions determined by the Committee and not inconsistent with the Plan.  The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

7.3.           Rights of Holders of Restricted Stock and Restricted Stock Units.  Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant will become a stockholder of the Company with respect to all Shares subject to the Award Agreement and will have all of the rights of a stockholder, including the right to vote those Shares and the right to receive distributions made with respect to those Shares.  A Participant receiving a Restricted Stock Unit Award has only those rights specifically provided for in the Award Agreements; provided, however, in no event will the Participant possess voting rights with respect to that Award.  Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award as to which the restrictions have not yet lapsed are subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.  Notwithstanding the provisions of this Section, cash dividends with respect to any Restricted Stock Award and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award that vests based on achievement of performance goals will be accumulated, will be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which that cash, Shares or other property has been distributed and must be paid at the time such restrictions and risk of forfeiture lapse.

7.4.           Issuance of Shares.  Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates will be held by the Company.  Certificate or certificates, if any, evidencing Restricted Stock must be registered in the name of the Participant and must bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.           OTHER SHARE-BASED AWARDS

8.1.           Grants.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Share-Based Awards"), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan.  Other Share-Based Awards may also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

8.2.           Award Agreements.  The terms of Other Share-Based Award granted under the Plan must be set forth in an Award Agreement which must contain provisions determined by the Committee and not inconsistent with the Plan.  The terms of such Awards need not be the same with respect to each Participant.  Notwithstanding the provisions of this Section, dividend equivalents and any property (other than cash) distributed as a dividend or otherwise with respect to the number of Shares covered by a Other Share-Based Award that vests based on achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by a Other Share-Based Award with respect to which such cash, Shares or other property has been distributed. Other Share-Based Awards may be subject to vesting restrictions during the Vesting Period as specified by the Committee.

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8.3.           Payment.  Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee.  Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code and the regulations thereunder.

8.4.           Deferral of Director Fees.  Directors must, if determined by the Board, receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual retainer.  In addition, Directors may elect to receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual and committee retainers and annual meeting fees, provided that such election is made in accordance with the requirements of Section 409A of the Code and the regulations thereunder.  The Committee may, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for the payment in deferred stock units.

9.           PERFORMANCE AWARDS

9.1.           Grants.  Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.  The performance goals to be achieved for each Performance Period will be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

9.2.           Award Agreements.  The terms of any Performance Award granted under the Plan must be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which must contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards will have Dividend Equivalents.  The terms of Performance Awards need not be the same with respect to each Participant.

9.3.           Terms and Conditions.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period must be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period may not be longer than five years.  The amount of the Award to be distributed will be conclusively determined by the Committee.

9.4.           Payment.  Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period.  Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee.  Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code and the regulations thereunder.

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10. CODE SECTION 162(m) PROVISIONS

10.1.           Covered Employees.  Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to that Award.

10.2.           Performance Criteria.  If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, will be subject to the achievement of one or more objective performance goals established by the Committee, which must be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company's products (including with group purchasing organizations, distributors and other vendors); lead supply or other supply chain achievements); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios (including those measuring liquidity, activity, profitability or leverage); cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company's equity or debt securities); factoring transactions; sales or licenses of the Company's assets (including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel.  These performance goals also may be based solely by reference to the Company's performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.  The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.  The Committee must set these performance goals within the time period prescribed by, and must otherwise comply with the requirements of, Section 162(m) of the Code and the regulations thereunder.

10.3.           Adjustments.  Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant or a Change in Control of the Company.

10.4.           Restrictions.  The Committee has the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that the Awards satisfy all requirements for "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations thereunder.

10.5.           Limitations on Grants to Individual Participants.  Subject to adjustment as provided in Section 12.2, no Participant may (i) be granted Options or Stock Appreciation Rights during any 12-month period with respect to more than 2,000,000 Shares and (ii) may be granted more than 1,000,000 Shares with respect to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any 12-month period that are intended to comply with the qualified performance-based exception under Code Section 162(m) and are denominated in Shares.  In addition to the foregoing, the maximum dollar value that may be paid to by any Participant for each 12 months in a Performance Period with respect to Performance Awards that are intended to comply with the qualified performance-based exception under Code Section 162(m) and are denominated in cash is $2,500,000 (together, collectively with the limitations in the preceding sentence, the "Limitations").  If an Award is cancelled, the cancelled Award will continue to be counted toward the applicable Limitation (or, if denominated in cash, toward the dollar amount in the preceding sentence).

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11.           CHANGE IN CONTROL PROVISIONS

11.1.           Impact on Certain Awards.  Award Agreements may provide that in the event of a Change in Control of the Company (as defined in Section 11.3):  (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control will be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards will be considered to be earned and payable (either in full or pro rata based on the portion of the Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions will lapse and such Performance Awards will be immediately settled or distributed.

11.2.           Assumption or Substitution of Certain Awards.  (a)  Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant's employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement:  (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), but in no event later than the earlier of (A) the latest date on which the Option or Stock Appreciation Right would have expired by its original terms or (B) the date that is seven (7) years after the original date of grant of the Option or Stock Appreciation Right, (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment will lapse and the Restricted Stock and Restricted Stock Units will become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards will lapse, and such Other Share-Based Awards or such other Awards will become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.  For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award will be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely Common Stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely Common Stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control.  The determination of such substantial equality of value of consideration may be made by the Committee in its sole discretion and its determination is conclusive and binding.

(b)           Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) will immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) will lapse and the Restricted Stock and Restricted Stock Units will become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) will lapse, and such Other Share-Based Awards or such other Awards will become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

(c)           The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding will terminate within a specified number of days after notice to the Participant, and/or that each Participant will receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, may determine.

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11.3.           Change in Control.  For purposes of the Plan, unless otherwise provided in an Award Agreement, "Change in Control" means the occurrence of any one of the following events:

(a)           During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board ("Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;

(b)           Any "person" (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board ("Company Voting Securities"); provided, however, that the event described in this paragraph (b) will not be deemed to be a Change in Control by virtue of any of the following acquisitions:  (i) by the Company or any Subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c), or (v) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 50% or more of Company Voting Securities by that person;

(c)           The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination:  (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination ("Surviving Corporation"), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation ("Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above is deemed to be a "Non-Qualifying Transaction"); or

(d)           The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company's assets.

Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company will then occur.

12.           GENERALLY APPLICABLE PROVISIONS

12.1.           Amendment and Termination of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it may deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company's stockholders, amend the Plan to (i) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (ii) expand the types of awards available under the Plan, (iii) change the class of persons eligible to receive grants of Incentive Stock Options or materially expand the class of persons eligible to participate in the Plan, (iv) amend Section 5.3 or Section 6.2(f) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, (v) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (vi) increase the Limitations (except for adjustments pursuant to Section 12.2).  Except pursuant to Section 12.2, the Board may not, without the approval of the Company's stockholders, cancel an Option or Stock Appreciation Right in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value of one Share or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award.  In addition, no amendments to, or termination of, the Plan will impair the rights of a Participant in any material respect under any Award previously granted without such Participant's consent.

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12.2.           Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions must be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the number of Shares set forth in the Limitations contained in the first sentence of Section 10.5 (but not the dollar amount set forth in the second sentence of Section 10.5), the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award must always be a whole number.

12.3.           Transferability of Awards.  Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant's guardian, members of a committee for incompetent former employees, or similar persons duly authorized by law to administer the estate or assets of former employees.  To the extent and under such terms and conditions as determined by the Committee and except for Incentive Stock Options, Options may be exercised and the Shares acquired on exercise may be resold by a Participant's family member who has acquired the Options from the Participant through a gift or a domestic relations order (a "Permitted Assignee").  For purposes of this Section, "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests; provided that such Permitted Assignee will be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and must execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant remains bound by the terms and conditions of the Plan.  The Company must cooperate with any Permitted Assignee and the Company's transfer agent in effectuating any transfer permitted under this Section.  Options transferred for value may not be exercised.  A transfer for value does not include: (i) a transfer under a domestic relations order in settlement of marital property rights; or (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by the family members (or the Participant) in exchange for an interest in that entity.  An Incentive Stock Option is not transferable (other than by will or by the laws of descent and distribution) by the Participant and is exercisable, during the lifetime of the Participant, only by the Participant.

12.4.           Termination of Employment or Services.  The Committee must determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise.  The date of termination of a Participant's employment or services will be determined by the Committee, which determination will be final.

12.5.           Deferral; Dividend Equivalents.  The Committee is authorized to establish procedures pursuant to which the payment of any Award may be deferred.  Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares ("Dividend Equivalents") with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion.

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The Committee may provide that the Dividend Equivalents (if any) will be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.  Notwithstanding the foregoing, Dividend Equivalents distributed in connection with an Award that vests based on the achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such cash, stock or other property has been distributed.

13.           MISCELLANEOUS

13.1.           Award Agreements.  Each Award Agreement must either be (i) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (ii) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement must be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require.  The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company.  The Award Agreement must set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

13.2.           Tax Withholding.  The Company has the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a "Payee") net of any applicable federal, state and local taxes required to be paid or withheld (including any taxes, penalties and interest under Section 409A of the Code) as a result of (i) the grant of any Award, (ii) the exercise of an Option or Stock Appreciation Right, (iii) the delivery of Shares or cash, (iv) the lapse of any restrictions in connection with any Award, (v) the vesting of any Award, or (vi) any other event occurring pursuant to the Plan.  The Company or any Subsidiary has the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such taxes, penalties and interest required to be withheld or paid by the Participant.  If the Payee fails to make such tax payments as are required, the Company or its Subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations.  The Committee is authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant's minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

13.3.           Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder confers upon any Employee, Director, officer or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director, officer or Consultant at any time for any reason.  Except as specifically provided by the Committee, the Company will not be  liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship.  No Employee, Director, officer or Consultant will have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors, officers or Consultants under the Plan.

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13.4.           Substitute Awards.  Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5.           Cancellation of Award; Forfeiture of Gain.  Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award will be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary (including, without limitation, conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its sole discretion.  The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

13.6.           Stop Transfer Orders.  All certificates or book-entries for Shares delivered under the Plan pursuant to any Award will be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission ("SEC"), any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates or noted in the book entries to make appropriate reference to such restrictions.

13.7.           Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company.  Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and must not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

13.8.           Other Plans.  Nothing contained in the Plan prevents the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9.           Severability.  The provisions of the Plan are severable.  If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision will (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited will remain in full force and effect, and (ii) not affect any other provision of the Plan or part thereof, each of which will remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan is held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability will not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability will not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable will be made or provided under the Plan.

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13.10.           Construction.  As used in the Plan, the words "include" and "including," and variations thereof, are not terms of limitation, but rather must be deemed to be followed by the words "without limitation."

13.11.           Unfunded Status of the Plan.  The Plan is intended to constitute an "unfunded" plan for incentive compensation.  With respect to any payments not yet made to a Participant by the Company, nothing contained herein gives any such Participant any rights that are greater than those of a general creditor of the Company.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.  No deferral of compensation within the meaning of the Employee Retirement Income Security Act of 1974 is permitted under this Plan or any Award Agreement for any Participant that is not an executive officer or director of the Company or a Subsidiary.

13.12.           Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, is governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

13.13.           Effective Date of Plan; Termination of Plan.  The Plan will be effective on the date of the approval of the Plan by the Company's stockholders in accordance with its certificate of incorporation and bylaws and the rules of the principal U.S. national securities exchange on which the Shares are traded.  The Plan will be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award will, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect.  No Incentive Stock Option may be granted under the Plan if the Plan is not approved by the Company's stockholders within 12 months of date on which the Company's Board of Directors approves the Plan.  Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan.  Such outstanding Awards will remain in effect until they have been exercised or terminated, or have expired.

13.14.           Foreign Employees and Consultants.  Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

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13.15.           Compliance with Section 409A of the Code.  This Plan is intended to comply and must be administered in a manner that is intended to comply with Section 409A of the Code and the regulations thereunder and must be construed and interpreted in accordance with that intent.

(a)             To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award must be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee.  Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code must be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code and the regulations thereunder.

(b)           Notwithstanding any other provision of this Plan or any Award Agreement:

(i)           if this Plan or any Award Agreement provides that a payment, distribution or benefit constituting deferred compensation under Code Section 409A and the regulations thereunder will be made or provided to a Participant as a result of an event constituting a Change in Control, such payment, distribution or benefit will not be payable to such Participant as a result of such event unless such event also constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5)(i), and any such payment, distribution or benefit payable as a result of such a change in control event must be made or provided to such Participant no later than five (5) days following the occurrence of the change in control event.

(ii)           With respect to a Participant who is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) and the regulations thereunder, no payment, distribution or benefit that constitutes deferred compensation under Code Section 409A and the regulations thereunder may be made or provided to such Participant during the 6-month period following such Participant’s “separation from service” (within the meaning of Code Section 409A(a)(2)(A)(i) and the regulations thereunder).  However, if any payment, distribution or benefit is delayed as a result of the previous sentence, then such payment, distribution or benefit must be made or provided to the Participant, without interest, on the first business day following the end of such 6-month period (or such earlier date upon which such amount can be paid without resulting in a prohibited distribution under Code Section 409A(a)(2)(B)(i) and the regulations thereunder, including as a result of the Participant’s death).

13.16.           No Registration Rights; No Right to Settle in Cash.  The Company has no obligation to register with any governmental body or organization (including, without limitation, the SEC) any of (i) the offer or issuance of any Award, (ii) any Shares issuable upon the exercise of any Award, or (iii) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing.  In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

13.17.           Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

13.18.           Indemnification.  To the maximum extent permitted by applicable law, each member of the Committee and the Board must be indemnified and held harmless by the Company from and against: (i) any loss, cost, liability, or expense (including attorneys' fees and costs) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding (whether civil, administrative, investigative or criminal) to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any such claim, action, suit, or proceeding against him or her.  The foregoing right to indemnification is not exclusive of any other rights to indemnification to which a member of the Committee or the Board may be entitled under the Company's Certificate of Incorporation, Bylaws, or agreement or as a matter of law, or otherwise, or under any power that the Company may have to indemnify the member or hold them harmless.

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